MASTER LEASE

by and among

NIC 12 ARLINGTON PLAZA OWNER LLC, NIC 12 BLAIR HOUSE OWNER LLC,
NIC 12 BLUE WATER LODGE OWNER LLC, NIC 12 BRIARCREST ESTATES
OWNER LLC, NIC 12 CHATEAU RIDGELAND OWNER LLC, NIC 12 CHERRY
LAUREL OWNER LLC, NIC 12 COLONIAL HARBOR OWNER LLC, NIC 12
COUNTRY SQUIRE OWNER LLC, NIC 12 COURTYARD AT LAKEWOOD OWNER
LLC, NIC 12 DESOTO BEACH CLUB OWNER LLC, NIC 12 EL DORADO OWNER
LLC, NIC 12 ESSEX HOUSE OWNER LLC, NIC 12 FLEMING POINT OWNER LLC,
NIC 12 GRASSLANDS ESTATES OWNER LLC, NIC 12 GREELEY PLACE OWNER
LLC, NIC 12 GRIZZLY PEAK OWNER LLC, NIC 12 JACKSON OAKS OWNER LLC,
NIC 12 MAPLE DOWNS OWNER LLC, NIC 12 PARKWOOD ESTATES OWNER LLC,
NIC 12 PIONEER VALLEY LODGE OWNER LLC, NIC 12 REGENCY RESIDENCE
OWNER LLC, NIC 12 SIMI HILLS OWNER LLC, NIC 12 STONEYBROOK LODGE
OWNER LLC, NIC 12 SUMMERFIELD ESTATES OWNER LLC, NIC 12 VENTURA
PLACE OWNER LLC,

each a Delaware limited liability company,

collectively, as “Landlord”

and

NCT MASTER TENANT I LLC,

a Delaware limited liability company

as “Tenant”

December 23rd, 2013

Table of Contents

ARTICLE 1 DEFINITIONS		1

ARTICLE 2 LEASE OF LAND AND FACILITIES		16
2.1	Letting	16
2.2	[Intentionally omitted]	16
2.3	AS IS/WHERE IS	16
2.4	Transfer of Business Operations of the Facilities	17
2.5	Single Lease	17

ARTICLE 3 TERM OF LEASE		18
3.1	Term of Lease	18

ARTICLE 4 RENT		18
4.1	Base Rent	18
4.2	Security Deposit	19
4.3	Additional Charges/Late Payments	19
4.4	Triple Net Lease; No Set-off; Bankruptcy	20
4.5	Ground Leases	24
4.6	Payment date	24

ARTICLE 5 IMPOSITIONS		24
5.1	Payment of Impositions	24
5.2	Notice of Impositions	25
5.3	Adjustment of Impositions	26
5.4	Escrow for Property Taxes	26
5.5	Utility Charges	26
5.6	Insurance Premiums	26

ARTICLE 6 TERMINATION OR ABATEMENT OF LEASE		27
6.1	No Termination or Abatement	27
6.2	Rent Reduction	27

ARTICLE 7 FF&E AND OTHER CAPITAL IMPROVEMENTS		28
7.1	Minimum Capital Expenditures	28
7.2	Capex Shortfall Deposit	28
7.3	Return of Target Expenditure Shortfall Deposits	28
7.4	Capital Additions; Alterations	29
7.5	Lender Requirements	29
7.6	Initial Improvements	30
7.7	Survival	30

ARTICLE 8 OWNERSHIP AND USE OF PROPERTY		30
8.1	Ownership of the Property	30
8.2	Use of the Facilities and Land	31
8.3	Continuous Operations	31

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8.4	Hazardous Substances	32

ARTICLE 9 LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS		34
9.1	Compliance with Legal Requirements, Insurance Requirements and Instruments	34
9.2	[Intentionally omitted]	34
9.3	Landlord’s Cooperation	34

ARTICLE 10 CONDITION OF THE PROPERTY		34
10.1	Maintenance and Repair	34

ARTICLE 11 SECURITY FOR PERFORMANCE OF OBLIGATIONS		36
11.1	Security Agreement	36
11.2	Additional Collateral Documents	36
11.3	Compliance with Financial Ratios	37
11.4	[Intentionally omitted.]	37
11.5	Subordination of Payments to Affiliates	37

ARTICLE 12 LIENS		38
12.1	No Liens on Property	38
12.2	No Liens on Landlord’s Interest	39

ARTICLE 13 CONTESTS		39

ARTICLE 14 INSURANCE		40
14.1	General Insurance Requirements	40
14.2	Replacement Cost	41
14.3	Additional Insurance	41
14.4	Waiver of Subrogation	41
14.5	Policy Requirements	41
14.6	Blanket Policy	42
14.7	Changed circumstances	42

ARTICLE 15 INSURANCE PROCEEDS		43
15.1	Handling of Insurance Proceeds	43
15.2	Reconstruction in the Event of Damage or Destruction Covered by Insurance	43
15.3	Reconstruction in the Event of Damage or Destruction Not Covered by Insurance	44
15.4	Restoration of Capital Additions Paid by Tenant	45
15.5	Facility Mortgagee Requirements	45
15.6	Waiver	45
15.7	Shortfall	45
15.8	Notice	45

ARTICLE 16 CONDEMNATION		45
16.1	Definitions	45
16.2	Parties’ Rights and Obligations	46

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16.3	Total Taking	46
16.4	Allocation of Award	46
16.5	Partial Taking	46
16.6	Temporary Taking	47
16.7	Facility Mortgagee Requirements	47
16.8	Notice	47

ARTICLE 17 DEFAULTS AND REMEDIES		47
17.1	Events of Default	47
17.2	Damages	49
17.3	Application of Funds	51
17.4	Landlord’s Right to Cure Tenant’s Default	51
17.5	Waiver	51

ARTICLE 18 CURE BY TENANT OF LANDLORD DEFAULTS		52
18.1	Landlord Default	52
18.2	Mortgagee Cure	52

ARTICLE 19 HOLDING OVER		52

ARTICLE 20 LIABILITY OF PARTIES		53
20.1	Indemnification by Tenant	53
20.2	Indemnification by Landlord	54
20.3	Continuing Liability	54

ARTICLE 21 ASSIGNMENT AND SUBLETTING; MANAGEMENT		54
21.1	Subtenant	54
21.2	Assignment	55
21.3	Change of Control	55
21.4	Subletting	55
21.5	Attornment	56
21.6	Management	56
21.7	Permitted Transfers	56

ARTICLE 22 INFORMATION FROM TENANT		57
22.1	22.1 Estoppel Certificates	57
22.2	Financial Information	58
22.3	Confidentiality of Protected Health Information	59

ARTICLE 23 FACILITY MORTGAGES		59

ARTICLE 24 LIMITATION OF LIABILITY		60
24.1	Landlord’s Liability	60
24.2	Tenant’s Liability	61

ARTICLE 25 MISCELLANEOUS.		61
25.1	Landlord’s Right to Inspect	61
25.2	No Waiver	61

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25.3	Remedies Cumulative	61
25.4	Acceptance of Surrender	62
25.5	No Merger of Title	62
25.6	Conveyance by Landlord	62
25.7	Quiet Enjoyment	62
25.8	Notices	62
25.9	Survival of Terms; Applicable Law	63
25.10	Exculpation of Officers and Agents	63
25.11	Licenses Following Termination; Tenant’s Cooperation	63
25.12	Memorandum of Lease	64
25.13	Entire Agreement; Modifications	65
25.14	Attorneys’ Fees	65
25.15	Time is of the Essence	65
25.16	Submission to Jurisdiction	65
25.17	Waiver of Jury Trial	66
25.18	Use of Counterparts	66
25.19	Calculation of Time Periods	66
25.20	General REIT Provisions	66
25.21	Lease Consolidation	67
25.22	Designated Parties	67
25.23	State-Specific Provisions	67
25.24	Compliance with SPE Requirements	67
25.25	Ground Leases	67

ARTICLE 26 NON COMPETITION PROVISIONS		68

ARTICLE 27 CONFIDENTIALITY		69
27.1	Obligation of Confidence	69
27.2	Permitted Disclosures	69
27.3	Confidential Information Defined	70
27.4	Injunctive Relief	70
27.5	Suspension Period	70

ARTICLE 28 SEVERED LEASE		71
28.1	Severed Lease	71
28.2	Amendments to this Lease	72
28.3	Effective Date	72
28.4	Other Undertakings	72
28.5	Miscellaneous	72

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MASTER LEASE

THIS MASTER LEASE is executed this 23rd day of December, 2013 to become effective as of the Commencement Date (as hereinafter defined), by and between NCT MASTER TENANT I LLC, a Delaware limited liability company, having its principal office at c/o Holiday Retirement, 5885 Meadows Rd., Suite 500, Lake Oswego, OR 97035, as Tenant (“Tenant”), and each of the undersigned entities listed under the heading “Landlord” on the signature pages hereto, each a Delaware limited liability company, having its principal office at c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, NY 10105, as Landlord (individually and collectively, “Landlord”).

R E C I T A L S

A.          Landlord is (i) the owner of those facilities listed on Exhibit O.

B.          Landlord and Tenant have reached agreement upon the terms of a lease under which Tenant will lease or sublease, as applicable, the Facilities from Landlord.

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

ARTICLE 1

DEFINITIONS

For all purposes of this Lease, unless otherwise expressly provided in this Lease or unless the context in which such term is used indicates a contrary intent, (a) the terms defined in this Article shall have the meanings ascribed to them in this Article, and the terms defined elsewhere in this Lease shall have the meanings ascribed to them herein, (b) all accounting terms not otherwise defined in this Article shall have the meanings ascribed to them in accordance with generally accepted accounting principles at the time applicable to the accrual method of accounting, applied on a consistent basis, (c) all references in this Lease to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, and (d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

“Accounts” means Tenant’s accounts receivable (including healthcare insurance receivables or other governmental healthcare payments, if applicable) and other rights to payment arising from the Facilities now existing or hereafter arising and whether for the sale or provision of goods or services to residents, including, but not limited to occupancy charges of all kinds.

“Additional Charges” shall have the meaning ascribed to such term in Section 4.3.

“Adjusted Net Worth” means, with respect to a Person, on any date of determination, for such Person and, if applicable, its Consolidated Subsidiaries determined on a consolidated basis, an amount equal to the book value of such Person’s assets as of such date, plus (a) (i) accumulated depreciation and (ii) the Cumulative Straight-line Rent (to the extent reflected as a liability on the balance sheet of such Person as of the applicable date of calculation), minus (b) (i) the liabilities of such Person as of such date, (ii) the book value of the total intangible assets (excluding resident lease intangibles) of such Person as of such date, and (iii) the Cumulative Straight-line Rent (to the extent reflected as an asset on the balance sheet of such Person as of the applicable date of calculation), each as determined in accordance with GAAP.

“Affiliate” shall mean (a) with respect to Tenant or Subtenant, any individual, corporation, trust, business trust, association, limited liability company, partnership, joint venture, or other entity which, directly or indirectly, controls, or is controlled by, or is under common control with, Tenant or Subtenant, respectively, and (b) with respect to Landlord, any corporation, business trust, association, company, partnership, joint venture, or other entity which, directly or indirectly, controls, or is controlled by, or is under common control with, Landlord.

“Agent” shall have the meaning given to such term in Section 8.4(a).

“Allocated Facility Rent” means the Base Rent attributable to each Facility in the amount specified in Schedule 1.1 (each such amount as increased in accordance with the terms hereof).

“Alteration” means any alteration or modification to a Facility.

“Applicable Transfer Conditions” mean the following conditions:

(a)         neither the Proposed Transferee nor any Affiliate of the Proposed Transferee is a Prohibited Person;

(b)         Tenant has provided Landlord with not less than forty-five (45) days’ prior written notice of such proposed transaction;

(c)         Tenant delivers to Landlord copies of all documentation related to such proposed transaction; provided, however, that to the extent the Transfer includes assets or interests in entities other than the Tenant and the Facilities, Tenant shall be permitted to omit from the delivered documents all documents or provisions which do not relate to the Tenant and the Facilities;

(d)         Tenant shall have delivered to Landlord a certification from an officer of Tenant confirming that to Tenant’s knowledge, Tenant and any Proposed Transferee, or its Affiliates, are not the subject of any investigation, proceeding, audit, inquiry, or examination by any governmental authority, concerning any actual or alleged violation of any Legal Requirements that could result in a material adverse effect on the surviving tenant under this Lease or on the Facilities taken as a whole;

(e)         After giving effect to the proposed transaction, no material action would need to be taken by Tenant or Landlord pursuant to Section 25.20, provided that, if Landlord reasonably determines that any such material action would need to be taken, Landlord shall provide

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reasonably acceptable evidence to support its determination to Tenant within the forty-five (45) day period described in subsection (b) above;

(f)          Tenant or Proposed Transferee pays all actual and reasonable out of pocket reasonable fees, costs, and expenses incurred by Landlord in connection with the proposed transaction, including, without limitation, all reasonable legal (for outside counsel) and accounting fees whether or not the transaction is actually consummated;

(g)         Tenant, Guarantor and any Proposed Transferee, as applicable, shall take such actions and execute and deliver such documents to Landlord, including without limitation amendments to the Collateral Documents and/or replacement Collateral Documents, as are reasonably necessary and appropriate for Landlord to maintain equivalent security interests in Tenant, the Subtenants and the Facilities, as are provided in favor of Landlord immediately prior to the proposed transaction;

(h)         Proposed Transferee (and any manager of the Facilities following the proposed transaction) is a Person, or an Affiliate of a Person, that owns or operates at least twenty (20) senior housing communities (in addition to the Facilities and any facilities leased pursuant to the Sister Lease) and none of the chief executive officer, chief financial officer, chief operating officer or chief compliance officer or any such Person holding a reasonably equivalent position at the Proposed Transferee or Manager, as applicable, has been convicted of a felony relating to (A) the ownership or operation of senior housing facilities or (B) fraud and/or embezzlement; and

(i)           either:

  (i)           after giving effect to the proposed transaction, (A) Tenant or Proposed Transferee, as applicable, shall remain, directly or indirectly, controlled by Guarantor, (B) on a pro forma basis Guarantor shall satisfy, at a minimum, the financial covenants as set forth on Schedule 1 of the Guaranty, as evidenced by (I) documentation reasonably acceptable to Landlord or (II) a certificate provided by an independent accounting firm and (C) all other representations, warranties and covenants contained in the Guaranty (other than the representation and warranty contained in the last sentence of Section 10(a) thereof to the extent, as of the date of the Transfer, Guarantor meets the requirements of Section 10(b) of the Guaranty) shall remain true and correct on and as of the effectiveness of any such proposed transaction with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted thereunder; or

  (ii)          Tenant, Guarantor or any Proposed Transferee shall have delivered or caused to be delivered a new guaranty to Landlord, in the form of the Guaranty and from an entity which is an Affiliate of the Tenant (after giving effect to the Transfer) and, after giving effect to the proposed Transfer, satisfies the terms and conditions of clause (i) of this Paragraph (i).

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“Approvals” shall have the meaning given to such term in Section 25.11(b).

“Approved Landlord” shall mean (a) “Landlord” as of the date hereof and (b) each successor or assignee landlord provided any such Person, together with all Affiliates of such Person, have NTA Net Worth, in the aggregate, of not less than $200,000,000.

“Assignment of Contracts and Operating Leases” means the Assignment and Assumption of Contracts and Operating Leases in the form of Exhibit A attached hereto and incorporated herein by this reference pursuant to which Tenant shall assign all of its right, title and interest in the Contracts and Operating Leases to Landlord (or to Landlord’s successor in title to the Facilities) effective upon the termination of this Lease.

“Assignment of Resident Agreements” means the Assignment and Assumption of Resident Agreements in the form of Exhibit B attached hereto and incorporated herein by this reference pursuant to which Tenant shall assign all of its right, title and interest in the Resident Agreements to Landlord (or to Landlord’s successor in title to the Facilities) effective upon the termination of this Lease.

“Authority” shall mean the United States, the State, the county, the city or any other political subdivision in which any portion of the Property is located, and any other political subdivision, agency, instrumentality, department, commission, board, court, authority, official, officer, accreditation authority or any other Person, domestic or foreign, exercising jurisdiction or control over Landlord, Tenant and/or any portion of the Property.

“Award” shall have the meaning ascribed to such term in Section 16.1(c).

“Bankruptcy Code” shall have the meaning given to such term in Section 4.4(b)(1).

“Base Rent” shall mean the monthly installments of Base Rent payable under this Lease in the amounts set forth in Section 4.1.

“Bill of Sale” means the instrument in the form of Exhibit C attached hereto and incorporated herein by this reference, pursuant to which Tenant will convey to Landlord, (or to Landlord’s successor in title to the Facilities), effective upon the termination of this Lease, all of Tenant’s right, title and interest in the Transferred Tenant’s Personal Property, Inventory and Records.

“Cap Ex Account” shall mean an account established by Landlord into which any required deposits pursuant to Section 7.2 shall be deposited by Tenant.

“Capital Additions” shall mean (a) a material expansion of any Facility, (b) the renovation of the structural elements of any portion of a Facility, (c) the construction of an addition to or new wing on, or conversion of, any Facility, in each case, in order to (i) materially increase the unit, or service capacity, (ii) improve, add or change any material services, both medical and non-medical, so as to include services not previously offered at the respective Facility, or (iii) subject to the provisions of Section 8.2(b), change the purpose for which any Facility is utilized or (d) any alteration or modification that increases the size of the footprint of the building and improvements of such Facility.

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“Capital Expenditures” shall mean expenditures which are accounted for as capitalized expenditures under GAAP and which are for the maintenance, improvement or preservation of the physical condition of a Facility.

“Capital Stock” shall mean, with respect to any Person, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such entity and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof; provided, however, that leases of real property that provide for contingent rent based on the financial performance of the tenant shall not be deemed to be Capital Stock.

“Collateral Documents” shall have the meaning given to such term in Section 11.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combined Lease Right” shall have the meaning given to such term in Section 25.21.

“Commencement Date” shall mean the date Landlord acquires record title to all of the Facilities.

“Company” shall have the meaning given to such term on the Signature Page.

“Condemnation” shall have the meaning ascribed to such term in Section 16.1(a).

“Condemnor” shall have the meaning ascribed to such term in Section 16.1(d).

“Consolidated Subsidiaries” shall mean, with respect to a Person, any subsidiaries or other entities the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Contracts” means collectively those agreements (other than the Operating Leases and Licenses) to which Tenant or Subtenant is a party and under which Tenant conducts the business of the Facilities.

“Control”, including the correlative meanings of the terms “controlled by” and “under common control with”, as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, through the ownership of voting securities, partnership interests or other equity interests, or through any other means, including the right to act as managing member. For the purpose of this Lease, the transfer or assignment of (a) 51% or more of the ownership interests in any Person shall constitute a change in Control and (b) less than 51% of the ownership interests in any Person shall not constitute a change in Control.

“CPI” shall mean the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, United States City Average (1982 — 1984 = 100). If the foregoing index is discontinued or revised during the Term, the governmental index or computation with which it is replaced shall be used to obtain substantially the same result.

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“CPI Increase” shall mean, for a particular calculation period, the percentage increase (rounded to two decimal places), if any, in (a) the average CPI published for each of the trailing 6 months ending on the applicable calculation date over (b) the average CPI published for each of the trailing 6 months ending on January 1, 2018.

“Cumulative Minimum Portfolio Capex Shortfall” shall mean for each Cumulative Period, the amount, if any, by which the Cumulative Minimum Portfolio Capex Target Amount exceeds the sum of (a) the aggregate actual Capital Expenditures for all Facilities for such period and (b) any amounts held by Landlord or a Facility Mortgagee pursuant to Section 7.5.

“Cumulative Minimum Portfolio Capex Target Amount” shall mean, as of each December 31st occurring during the Term (or such other date of termination or expiration of this Lease if not on December 31), an amount equal to the aggregate number of units at the Facilities multiplied by the amount reflected for the corresponding December 31st as set forth in Schedule 7.1(a).

“Cumulative Period” shall mean the period commencing on the date hereof and ending on the December 31st that most recently preceded the date of calculation of the applicable Cumulative Minimum Portfolio Capex Shortfall.

“Cumulative Straight-line Rent” shall mean the sum of all non-cash straight-line rent adjustments made by a given Person or its Consolidated Subsidiaries whether made before or after the date hereof, but only to the extent such adjustments remain directly reflected as an asset or as a liability on the balance sheet of such Person as of the applicable date of calculation.

“Date of Taking” shall have the meaning ascribed to such term in Section 16.1(b).

“Designated Representative” shall have the meaning given to such term in Section 25.1.

“Disclosing Party” shall have the meaning given to such term in Section 27.2(a).

“Elapsed Period” shall have the meaning given to such term in Section 7.1(a).

“Encumbrance” shall have the meaning ascribed to such term in Article 23.

“Event of Default” shall have the meaning ascribed to such term in Section 17.1 and elsewhere throughout this Lease.

“Excess Capex Amount” shall have the meaning given to such term in Section 7.5(b).

“Excess Capex Deposit” shall mean the amount by which the funds held in the Cap Ex Account exceed the amounts required to be held in such account pursuant to Section 7.2.

“Facility or Facilities” shall mean any one or more of the twenty-five (25) independent living facilities described in the Purchase Agreement and shall include all land, improvements (whether now existing or made during the term of the Lease), FF&E and other personal property located at and used in the operation of the Facilities.

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“Facility Mortgage” shall have the meaning ascribed to such term in Section 14.1.

“Facility Mortgagee” shall have the meaning given to such term in Section 14.1.

“Facility Sublease” shall mean each Sublease dated as of the date hereof between Tenant and each Subtenant, as the same may be amended or restated from time to time subject to the terms of this Lease.

“Fair Market Value” shall mean the fair market value of the Facilities as determined in the manner set forth in Exhibit L.

“FF&E” shall mean all furniture, furnishings, fixtures, vehicles, equipment (including non-movable medical equipment), machinery and other items of property, including all components thereof, now and hereafter located in, on or used or incorporated into the Facilities, including, without limitation, any and all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air conditioning systems, equipment and apparatus, sprinkler systems and fire and theft protection equipment, built-in oxygen and vacuum systems, wiring, tubing, central clock systems, elevators, dumb waiters, intercom systems, nurse call systems, affixed cabinetry and counters, pneumatic tube systems, vacuum cleaning systems, conveyor systems, paging systems, mill work, x-ray protection, pass-through boxes, exhaust systems, laboratory plumbing and piping, medical gas systems, nurse station counters, emergency generators and similar items incorporated into and made a part of the Facilities, together with all replacements, modifications, alterations and additions thereto. FF&E shall not be deemed to include Tenant’s Excluded Property.

“Fiscal Year” shall mean Tenant’s Fiscal Year, which now ends December 31 in each calendar year, with the new Fiscal Year beginning on the following January 1. For purposes of this Lease, the partial Fiscal Year between the Commencement Date and January 1 of the next Fiscal Year shall constitute a separate Fiscal Year. If Tenant changes its Fiscal Year at any time during the Term, Tenant shall promptly give Landlord Notice specifying such change. If any such change is made, all reporting and accounting procedures set forth in this Lease shall continue to be made in accordance with generally accepted accounting principles, consistently applied. Any appropriate adjustments to such procedures as a result of such change shall be made upon the reasonable mutual consent of Landlord and Tenant. No such change or adjustment shall alter the Term, and Tenant shall bear any accounting costs reasonably incurred by Landlord as a result of any such change or adjustment.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and directives of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession).

“Ground Leases” means (a) that certain Ground Lease, dated August 19, 1988, between Masonic Hall Corporation of Santa Clara, as lessor, and Santa Clara Retirement Residence Limited Partnership (as successor by assignment to Matrix Properties, Inc.), as lessee (as amended, modified, assigned and supplemented from time to time) (as further amended,

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modified, assigned and supplemented from time to time) and (b) the right, title and interest of Rocky Hill Retirement Residence LLC, under that certain Ground Lease, effective November 17, 2013, between Rocky Hill Holdings LLC, as lessor, and Rocky Hill Retirement Residence LLC, as lessee (as further amended, modified, assigned and supplemented from time to time).

“Guarantor” shall mean Holiday AL Holdings, LP or any successor, assign or replacement as permitted under this Lease.

“Guaranty” shall mean that certain lease guaranty executed by Guarantor in favor Landlord on the Commencement Date (as amended from time to time), or any replacement thereof, as applicable, the form of which is attached as Exhibit G. Upon the execution of a Severed Lease, the term “Guaranty” as used in this Lease shall refer to the replacement guaranty entered into by Guarantor solely with respect to this Lease (as amended).

“Hazardous Substances” shall mean any hazardous or toxic substances, materials or wastes listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable Legal Requirement relating to the protection of health or the environment, including any materials, wastes or substances which are (a) hydrocarbons, petroleum and petroleum products, (b) asbestos, (c) polychlorinated biphenyls, (d) formaldehyde, (e) radioactive substances, (f) flammables and explosives, (g) described as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq., 33 U.S.C. Section 1321 or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (h) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (i) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), as the same may be amended from time to time or (j) toxic mold, fungi, bacteria or other microorganism or any related etiologic agents or materials (living or nonliving) which is regulated under State or federal law as a hazardous material, substance or waste.

“HHS” shall have the meaning given to such term in Section 22.3.

“HIPAA” shall have the meaning given to such term in Section 22.3.

“Impositions” shall mean all taxes (including, without limitation, (a) all real property taxes imposed upon the Land, the Facilities or any of the FF&E, (b) all other real property taxes and personal property taxes imposed upon the Property, and (c) all ad valorem, sales, use, single business, gross receipts, transaction privilege, rent or similar taxes relating to rent that are imposed upon Tenant or Landlord (excluding income taxes of Landlord), Tenant’s Personal Property or its business conducted upon any portion of the Land (or the Property or from within the Facilities), assessments (including, without limitation, all supplemental real property tax assessments or assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), any other covenants, conditions or restrictions of record with respect to the Property, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit,

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franchise, inspection, authorization and similar fees and any and all connection charges, guaranteed revenues, contributions-in-aid of construction or other charges under any developer agreement or other agreement of record) and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character or nature whatsoever imposed with respect to or connected with the Property or the business thereon or therein by Tenant (including all interest and penalties thereon due to any failure or delay by Tenant in payment thereof) which at any time prior to, during or with respect to the Term hereof may be assessed or imposed, and which become due and payable, on or with respect to, or to the extent unpaid may be a lien upon (i) Landlord’s interest in the Property, (ii) the Property or any part thereof or any Rent therefrom or any estate, right, title or interest therein or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Property or the leasing or use of the Property or any part thereof by Tenant. For the purposes of this definition, the term “real property tax” shall mean for the Facilities all taxes which are imposed, levied or assessed upon or with respect to the Property, the Facilities, the Land, or any portion thereof (including increases in real property taxes which are caused by reason of any new construction in or to the Property). Notwithstanding the foregoing, Impositions shall not include (1) any tax based on net income (whether denominated as a franchise, capital stock or other tax) imposed upon Landlord or any other person, (2) any transfer or net revenue tax imposed upon Landlord or any other person (including any tax imposed as a result of a transfer, either partial or total, of Landlord’s interest in the Property or which are added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer or which are imposed by reason of this transaction, any modifications hereto, or any transfers hereof) or (3) any tax imposed with respect to the sale, exchange, mortgage or other disposition by Landlord of any property (including the Property) or the proceeds thereof, nor any tax, assessment, tax levy or charge described in the first sentence of this paragraph which is in effect at any time during the Term hereof to the extent (and for the period of time) such tax, assessment, tax levy or charge is totally or partially repealed, unless a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof, in which case the substitute tax, assessment, tax levy or charge shall be deemed to be an Imposition.

“Initial Improvements Account” shall mean an account established by Landlord into which the required deposits pursuant to Section 7.6 shall have been deposited by Tenant.

“Insurance Requirements” shall mean all terms and conditions of any insurance policy required by this Lease.

“Inventory” means the operating supply of consumable supplies, including food, drugs, medicines, materials and other supplies used in connection with the operation of the Facilities.

“Land” shall mean the parcels of real property described on the attached Exhibit D, and any other land acquired and made subject to this Lease in connection with the Facilities, and including all appurtenant rights relating to any such parcel.

“Lease” shall mean this document, as the same may be amended from time to time in accordance herewith.

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“Lease Coverage Ratio” means the ratio of Net Operating Income for the applicable trailing twelve (12) month period for the Facilities in the aggregate, to the Base Rent for such trailing twelve (12) month period.

“Lease Coverage Multiple” means, for any given period, the minimum required Lease Coverage Ratio specified in Section 11.3.

“Lease Term” or “Term” shall have the meaning ascribed to such term in Article 3.

“Lease Year” shall mean each twelve (12) consecutive month period throughout the Term beginning on the Commencement Date and on each anniversary thereof.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, common law, decrees and injunctions affecting the Property or the maintenance, construction, use, alteration, occupancy or operation thereof (including but not limited to the Permitted Use), whether now or hereafter enacted and in force (including any of the foregoing which may require repairs, modifications or alterations in or to the Property), all Licenses, land use entitlements, zoning and regulations relating thereto, and all covenants, conditions, agreements, restrictions, obligations and encumbrances contained in any instruments, either of record or known to Tenant.

“Licenses” shall mean all licenses and permits for the Facilities to operate as an independent living facility issued by the local, state or federal agencies having jurisdiction over such Facilities and all other permits (including building permits), licenses, franchises, certificates (including certificates of occupancy), certificates of need, letters of non-reviewability, provider agreements or other governmental approvals and similar authorizations and entitlements as may be applicable to any Facility or otherwise required under any and all Legal Requirements to perform any and all of Tenant’s obligations under this Lease, and to operate the Facilities for the Permitted Use(s).

“Manager” means Holiday AL Management Sub LLC, a Delaware limited liability company, or any successor manager permitted by the terms of this Lease.

“Market Capitalization” means, with respect to a Person, the Market Price of such Person’s Publicly Traded Capital Stock currently outstanding multiplied by the number of such shares. For purposes of this definition, the number of shares of a Person’s Publicly Traded Capital Stock currently outstanding shall not include any shares held (a) by any subsidiary of such Person; or (b) by such Person as treasury stock or otherwise.

“Market Price” means, on any date, the closing sale price per share of a Person’s Publicly Traded Capital Stock on such date on the New York Stock Exchange or another registered national stock exchange on which such Person’s Publicly Traded Capital Stock is then listed, or if there is no such price on such date, then the closing sale price on such exchange or quotation system on the date nearest preceding such date.

“Minimum Facility Capex Amount” shall have the meaning given to such term in Section 7.1(b).

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“Minimum Facility Capex Shortfall” shall mean for any rolling two (2) year period, the amount, if any, by which the Minimum Facility Capex Amount for a given Facility exceeds the sum of (a) the actual Capital Expenditures for such Facility for such period and (b) any amounts held by Landlord or a Facility Mortgagee pursuant to Section 7.5 with respect to such Facility.

“NCT” means Newcastle Investment Corp., a Maryland corporation.

“Net Operating Income” means, for the applicable measuring period, the sum of Tenant and Subtenants’ revenues and income from the operation of the Facilities, less Tenant’s and Subtenants’ operating expenses for the Facilities, which shall include, without limitation or duplication, an assumed management fee equal to 5% of revenues and income, property taxes, insurance and a capital expenditure reserve equal to $500 per unit per Facility per year, but excluding, Tenant’s Base Rent liability to Landlord under this Lease and all actual Capital Expenditures and depreciation and amortization and other non-cash charges.

“Notice” or “Notices” shall mean any notice required under this Lease, all of which shall be given pursuant to Section 25.8.

“Non-Disclosing Party” shall have the meaning given to such term in Section 27.2(e).

“NTA Net Worth” means, with respect to a Person, an amount equal to total consolidated fair market value of tangible assets of such Person (including real property and financial assets but excluding good will or other intangible assets) minus total consolidated liabilities as determined in accordance with GAAP.

“Officer’s Certificate” shall mean a certificate of Tenant or Landlord, as applicable, signed by the chief executive officer, chief financial officer, chief accounting officer or other duly authorized officer of Tenant or Landlord, as applicable.

“Operating Leases” means collectively those leases of any Personal Property used by Tenant in connection with the operation of the Facilities.

“Other Lease” shall have the meaning given to such term in Section 25.21.

“Overdue Rate” shall mean 5.5% above the lease rate (which lease rate shall be determined from time to time by dividing the then current annual Base Rent by Four Hundred Ninety Four Million, Eight Hundred Eighteen Thousand Two Hundred and Forty-One Dollars ($494,818,241).

“Permitted Encumbrances” shall mean the matters, if any, for each respective parcel of Land set forth in Exhibit E, attached hereto and incorporated herein by this reference.

“Permitted Transfer” shall have the meaning given to such term in Section 21.7.

“Permitted Use” shall mean the use and operation of the Facilities and all parts thereof as independent living facilities providing senior residential accommodations (specifically excluding any use as a condominium, cooperative or similar arrangement or regime), and, in connection

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therewith, the provision of food services, recreational services, rehabilitative and/or health care and other ancillary services, all in material compliance with all applicable Legal Requirements.

“Person” means any individual, partnership, association, corporation, limited liability company, business trust, trust, or other entity.

“Personal Property” means all linens, parts, Inventory and other items of tangible personal property that are owned by Landlord and used for the operation and/or maintenance of the Facilities. Tenant’s Excluded Property shall be excluded from the definition of “Personal Property.”

“Privacy Standards” shall have the meaning given to such term in Section 22.3.

“Prohibited Person” shall mean any Person that is (a) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”), (b) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, or any Executive Order of the President issued pursuant to such statutes, or (c) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons”.

“Property” shall have the meaning ascribed to such term in Section 2.1.

“Property Transfer Date” shall have the meaning given to such term in Section 28.1(a).

“Proposed Transferee” means the proposed assignee, sublessee or transferee of any direct or indirect interest in this Lease, Tenant, Subtenant or Guarantor pursuant to Article 21.

“Publicly Traded Capital Stock” means Capital Stock which is (i) registered under the Securities Exchange Act of 1934, as amended, and (ii) listed or traded, as the case may be, on the New York Stock Exchange, the NASDAQ Stock Market or any other nationally recognized stock exchange.

“Publicly Traded Company” means a company with Publicly Traded Capital Stock.

“Purchase Agreement” shall mean that Asset Purchase Agreement dated November 18, 2013 between Seller and Landlord, as Purchaser.

“Qualified Fund” means any one or more bona-fide private equity real estate fund(s) or sub-funds which is/are (i) sponsored by a Person (collectively, if there are multiple sub-funds) who is recognized in the real estate industry as an experienced operator or owner of commercial properties, and (ii) has or have, in the aggregate in the case of funds or sub-funds with the same or related sponsors that directly or indirectly own an interest in Tenant, total assets or committed, discretionary capital in excess of $150,000,000.

“Qualified Fund LP” means (a) any limited partner of a Qualified Fund and (b) Retained Interest LLC, a Washington limited liability company.

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“Quarterly Compliance Certificate” shall have the meaning ascribed to such term in Section 22.2(b).

“Records” means files and records, including correspondence with residents and suppliers, books of account, employment records, resident files, records pertaining to supplies, advertising records, files and literature and other written materials of Tenant and/or Subtenant relating exclusively to the Facilities but specifically excluding any written materials included in Tenant’s Excluded Property.

“REIT Affiliate” shall have the meaning given to such term in Section 25.20.

“REIT Requirements” shall have the meaning given to such term in Section 25.20.

“Remedial Work” shall have the meaning given to such term in Section 8.4(c).

“Rent” shall mean the Base Rent and Additional Charges.

“Reputable Manager” means a reputable and experienced professional manager of senior housing communities that owns or operates at least twenty (20) senior housing communities (in addition to the Facilities and any facilities leased pursuant to the Sister Lease) and none of the chief executive officer, chief financial officer, chief operating officer or chief compliance officer or any Person holding a reasonably equivalent position at such manager has been convicted of a felony relating to (A) the ownership or operation of senior housing facilities or (B) fraud and/or embezzlement.

“Requested Capex Deposit Amount” shall have the meaning given to such term in Section 7.5(a).

“Resident Agreements” means collectively all written and oral leases, occupancy agreements and other agreements granting any resident of the Facilities the right to occupy certain portions of such Facilities.

“Restricted Landlord” shall mean (a) any Person that is a healthcare real estate investment trust that, together with its Affiliates, as of the Commencement Date has a total Market Capitalization in excess of $3,000,000,000, (b) any Affiliate of a Person described in clause (a) above and (c) any successor or assign of any Person described in clause (a) or (b) above.

“Restricted Period” shall have the meaning given to such term in Section 26.

“Restricted Period Effective Date” shall have the meaning given to such term in Section 26.

“Restricted Period Termination Date” shall have the meaning given to such term in Section 26.

“Rolling Two Year Period” shall have the meaning given to such term in Section 7.1(b).

“Security Agreement” shall have the meaning given to such term in Section 11.1.

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“Security Deposit” shall have the meaning given to such term in Section 4.2.

“Seller” shall mean those Persons that own fee title to the Facilities immediately prior to the Commencement Date.

“Severed Lease” shall have the meaning given to such term in Section 28.1(a).

“Shortfall Deposit” shall mean, as of the date of calculation, an amount, if positive, equal to (a) the product of (i) the Base Rent for the trailing twelve (12) month period and (ii) the applicable Lease Coverage Multiple for such period, minus (b) the sum of (i) Net Operating Income for such trailing twelve (12) month period and (ii) any amounts previously funded as the Shortfall Deposit and still held by or on behalf of Landlord.

“Sister Lease” shall mean that certain master lease dated as of the date hereof between certain Affiliates of Landlord, as landlords, and NCT MASTER TENANT II LLC, a Delaware limited liability company.

“State” shall mean the state in which any one of the Facilities are located.

“Subordination Non-Disturbance and Attornment Agreement” shall mean, with respect to each Subtenant and Manager, a Subordination Non-Disturbance and Attornment Agreement in substantially the form attached hereto as Exhibit N or, if requested by a Facility Mortgagee, such other form as is reasonable and customary.

“Subtenant” shall mean, individually or collectively as the context may require, those Persons listed on Schedule 1.1(S), as the subtenants of the Facilities (together with each successor or assign permitted pursuant to this Lease).

“Successor Entity” shall have the meaning given to such term in Section 26.

“Suspension Period” shall have the meaning given to such term in Section 27.5.

“Taking” shall mean a taking or voluntary conveyance during the Term hereof of all or any part of the Property, or any interest therein, right with respect thereto or use thereof, as a result of, incidental to, or in settlement of any Condemnation or other eminent domain proceedings affecting such Property, regardless of whether such proceedings shall have actually been commenced.

“Targeted Expenditure Shortfall Deposit” shall mean, as of any calculation date, the positive difference, if any, between:

(a)          the greater of (i) the Cumulative Minimum Portfolio Capex Shortfall and (ii) the sum of the each Minimum Facility Capex Shortfall, if any, for all Facilities; and

(b)         the amount then on deposit in the Cap Ex Account.

“Tenant Capex Threshold” shall have the meaning given to such term in Section 7.5(a).

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“Tenant Control Party” shall mean:

(a)         (i) Guarantor, (ii) any direct or indirect subsidiary of Guarantor that Controls Tenant or a Subtenant, (iii) Tenant and (iv) each Subtenant; or

(b)         at such time that Tenant is no longer a direct or indirect subsidiary of Guarantor, (i) any Person or group of Persons Controlling Tenant (excluding (x) any Qualified Fund LP, and (y) the general partner of any Qualified Fund) and (ii) Tenant.

“Tenant Pledge Agreement” shall have the meaning given to such term in Section 11.2.

“Tenant’s Excluded Property” shall mean (i) Tenant’s Personal Property, (ii) Tenant’s proprietary property, including, but not limited to, printed materials (such as operating manuals, policies, procedures and training manuals), computer software developed by or for the use of Tenant and/or its Affiliates, and trade names, logos, trademarks and service marks of Tenant and/or its Affiliates including, but not limited to, to the name “Holiday” and any related trademarks, logos and service marks, (iii) Tenant’s Accounts and (iv) the books and records of Manager and Tenant’s direct or indirect parent entities.

“Tenant’s Personal Property” shall mean any items of tangible personal property (including motor vehicles, if any) which are owned or leased by Tenant and used exclusively in connection with the operation of the Facilities.

“Term” shall mean the period commencing on the Commencement Date and, unless terminated earlier in accordance with the provisions of this Lease, expiring on the last day of the next full calendar month following the seventeenth (17th) anniversary of the Commencement Date.

“Terminable Facilities” shall have the meaning given to such term in Section 17.2(a).

“Transfer” shall mean a sale, exchange, assignment, sublease, mortgage, hypothecation, attachment, pledge, levy, seizure, transfer, including a merger, consolidation, or share exchange, and/or all other kinds of conveyances, dispositions, or alienations, whether direct or indirect.

“Transferred Facility” or “Transferred Facilities” shall have the meaning given to such term in Section 28.1.

“Transferred Tenant’s Personal Property” shall have the meaning set forth in Section 8.1(b).

“Unavoidable Delays” shall mean delays due to strikes, lockouts, inability to procure materials, power failures, acts of God, governmental restrictions, enemy action, civil commotion, unavoidable casualty and other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the reasonable control of either party hereto.

“Warranties” shall have the meaning given to such term in Section 2.1(b).

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ARTICLE 2

LEASE OF LAND AND FACILITIES

  2.1         Letting.

(a)         Landlord hereby leases or subleases to Tenant, as applicable, and Tenant hereby leases and subleases from Landlord, as applicable, subject to the terms, covenants, conditions and provisions hereinafter set forth, all of Landlord’s right, title and interest in and to all the Land, the Facilities, all rights related to the use and operation of the Facilities sold to Landlord, or any Affiliate thereof, pursuant to the Purchase Agreement (collectively, the “Property”).

(b)        Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, all assignable warranties, guaranties, indemnities and similar rights (collectively, “Warranties”) which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Facilities. Such assignment shall remain in effect until the expiration or earlier termination of this Lease, whereupon such assignment shall cease and all of the Warranties shall automatically revert to Landlord. In confirmation of such reversion Tenant shall execute and deliver promptly any certificate or other document reasonably required by Landlord. Landlord shall also retain the right to enforce any Warranties during the continuance of an Event of Default. Tenant shall enforce the Warranties in accordance with their respective terms.

  2.2         [Intentionally omitted].

  2.3         AS IS/WHERE IS.  Tenant is familiar with each and every aspect of the Facilities, including the condition of the Land and all improvements thereon, and hereby accepts same on an AS IS/WHERE IS BASIS WITH ALL FAULTS and without reliance upon any representations or warranties of Landlord of any kind or nature whatsoever except as set out in Section 2.2 above, whether express or implied, and subject to all matters of every kind and description including, without limitation, (a) the existing state of title, including all covenants, conditions, restrictions, ground leases, easements, Legal Requirements, mortgages, fixture filings, security agreements, financing statements and other financing instruments and any and all other matters, including matters known to Tenant, all matters of record and other matters, (b) matters which would be disclosed by an inspection of the Property or by an accurate survey of each parcel of the Land and (c) all other matters which should reasonably have been known to Tenant (but excluding any matters created or caused by any acts of Landlord). Except for matters arising by, through or under Landlord, Tenant waives any and all claims, demands and cause or causes of action heretofore or hereafter arising against Landlord with respect to the condition of the Property or the ability of Tenant to conduct any business from the Facilities. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY AT THE FACILITIES OR ANY PART THEREOF, EITHER AS TO ITS DESIGN, CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE (INCLUDING, WITHOUT LIMITATION, THE PERMITTED USES) OR AS TO THE QUALITY THEREOF OR THE PRESENCE OR

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ABSENCE OF DEFECTS IN THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT. TENANT ACKNOWLEDGES AND AGREES THAT, AS OF THE COMMENCEMENT DATE, THE PROPERTY AT THE FACILITIES SHALL BE CONCLUSIVELY DEEMED TO HAVE BEEN INSPECTED BY TENANT AND SHALL BE CONCLUSIVELY DEEMED TO BE SATISFACTORY TO IT IN ALL RESPECTS, AND TENANT SPECIFICALLY ACKNOWLEDGES ANY ISSUES WITH RESPECT TO THE PROPERTY THAT ARE SET FORTH IN THE DISCLOSURE SCHEDULES ATTACHED TO THE PURCHASE AGREEMENT.

  2.4         Transfer of Business Operations of the Facilities.  Landlord makes no warranty or representation to Tenant, express or implied, and shall be subject to no liability, with respect to the past operation or management of the Facilities, or any part thereof, including, but not limited to, any matter relating to any of the following:

(i)        the availability to Tenant of any licenses or permits needed to operate the Facilities or any part thereof;

(ii)       the enforceability of any Resident Agreement with any resident of the Facilities;

(iii)      the status of any account of any resident of the Facilities including, but not limited to, the status of any security deposits, trust accounts, or prepayments for services;

(iv)      the availability of service from or the status of any existing account with other persons, including utility providers, which provide services necessary or useful to the operation of the Facilities as an independent living facility;

(v)       the status of any health care regulatory issues relating to the Facilities;

(vi)      the status of any reports, cost reports or reimbursement issues relating to the Facilities;

(vii)     the status of any deficiency reports or certifications relating to the operation of the Facilities; or

(viii)    any matter relating to any past or present employee or independent contractor who worked at the Facilities including but not limited to issues concerning wages, employer contributions and withholdings, employment benefits, accrued benefits, workmen’s compensation claims or unemployment insurance contributions or premiums.

The validity of this Lease shall not be affected by any claim, demand or cause of action regarding the past or future operation of the Facilities as an independent living facility.

  2.5         Single Lease.  Tenant and Landlord acknowledge and agree that this Lease constitutes a single, indivisible lease of all of the Facilities, and together the Facilities constitute

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a single economic unit. Landlord has agreed to all the provisions of this Lease, including Base Rent and other amounts payable based on the intent to lease all of the Facilities as a single and inseparable transaction, and such provisions would have been materially different had the parties intended to enter into separate leases or a divisible lease. Tenant hereby knowingly waives and relinquishes all of its rights under Section 365 (11 U.S.C. §365) of the Federal Bankruptcy Code or any successor or replacement thereof or any analogous state or federal law, to assume, reject, or assign, selectively or individually, the right to lease any of the Facilities covered by this Lease separately from the other Facilities covered by this Lease.

ARTICLE 3

TERM OF LEASE

  3.1         Term of Lease.  The Property shall be leased by Landlord to Tenant for the Term.

ARTICLE 4

RENT

During the Term, Tenant shall pay the Rent, including the Base Rent and all Additional Charges due hereunder, to NCT on behalf of Landlord, or to the appropriate governmental agency, as applicable, in lawful money of the United States of America, in immediately available funds. Any such payments to NCT shall be without right of offset, by wire transfer in accordance with the following instructions:

Bank Name: Wells Fargo Bank
ABA/Routing Number: 121000248
Account Number: 4123606493
Account Name: NIC 12 Maple Downs Owner LLC
Bank City & State: San Francisco, CA

or to such other account, address, place, or Person, as Landlord may designate from time to time in a Notice. The Base Rent and Additional Charges shall be paid in accordance with this Article.

  4.1         Base Rent.  Annual Base Rent shall equal Thirty Two Million, One Hundred Sixty Three Thousand One Hundred Eighty Six Dollars ($32,163,186) and shall be paid to Landlord in twelve (12) equal monthly installments on the 1st day of each month commencing on the Commencement Date and shall be prorated for any period shorter than a whole month. Base Rent shall increase January 1, 2015, January 1, 2016 and January 1, 2017 to an amount equal to one hundred four and one half percent (104.5%) of the Base Rent for the prior twelve (12) month period. Effective January 1, 2018 and each January 1 thereafter during the Term, Base Rent shall increase to an amount equal to the sum of:

(a)         The Base Rent applicable to the immediately preceding Lease Year, plus

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(b)         the product of (i) the Base Rent applicable to the calendar year immediately preceding the date of such Base Rent increase, multiplied by (ii) the lesser of (1) three and 75/100 percent (3.75%) and (2) the greater of (a) three and 50/100 percent (3.50%) and (b) the CPI Increase during the period commencing on January 1, 2018 and ending on December 30 of the calendar year immediately preceding the date of such Base Rent increase.

  4.2         Security Deposit.  Tenant shall deposit as directed by Landlord, and Landlord shall hold, the amount of Twenty One Million Four Hundred and Forty Two Thousand One Hundred and Twenty Four Dollars ($21,442,124), (the “Security Deposit”), which shall serve as security for the performance by Tenant and Subtenants of the provisions of this Lease and shall not be deemed advance rent. If an Event of Default has occurred and is continuing, Landlord may use the Security Deposit, or any portion of it, to satisfy any outstanding obligation of Tenant under this Lease. Tenant shall pay Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord as provided in this Lease, within ten (10) days after written request by Landlord. At the expiration or termination of this Lease, Landlord (or any successor and assign) shall return the Security Deposit to Tenant; provided, however, Landlord may retain an amount of the Security Deposit, as it shall reasonably determine, to secure the payment of any Rent, the amount of which Landlord is then unable to determine finally, or until Tenant confirms (by certificate or otherwise) expenditure by the Tenant of all amounts required under Section 7.1 (prorated as necessary in accordance with Section 7.1(c)) (and Landlord shall return any such retained amount to Tenant promptly following the final determination of such Rent amount and the full payment to Landlord of such Rent, or following confirmation of the expenditure of all amounts required under Section 7.1, as the case may be). The Security Deposit shall be the property of Landlord and, to the extent permitted by Legal Requirements, Landlord may commingle the Security Deposit with other assets of Landlord, and Tenant shall not be entitled to any interest on the Security Deposit; provided, however, if at any time the landlord under this Lease is not an Approved Landlord, the foregoing deposits attributable to such Facility shall be segregated in a separate interest bearing account, and such deposit shall be held by the applicable landlord in trust for the benefit of Tenant. Unless the Security Deposit or any other deposit provided by Tenant pursuant to this Lease (each such deposit, a “Deposit”) was made available to a Facility Mortgagee or Mezzanine Lender (as hereinafter defined), Tenant agrees to look solely to the landlord under this Lease which was provided the Deposit (or any transferee of such funds), as applicable, and not the Facility Mortgagee or Mezzanine Lender, as applicable, for a return of the applicable Deposit in accordance with the terms of this Lease (provided that for these purposes, if there is a change in a landlord’s identity or equity ownership following a foreclosure or conveyance in lieu of foreclosure on the Facility Mortgage or on any pledge of equity interests, the landlord will be regarded as a new landlord, and the Deposits will be regarded as having been received by a previous landlord). “Mezzanine Lender” means any lender to a direct or indirect parent of Landlord, whose loan is secured by a pledge of the equity in Landlord or a direct or indirect parent of Landlord.

  4.3         Additional Charges/Late Payments.  Except for property taxes for which funds may be escrowed and paid out as described in Section 5.4 hereof and subject to Tenant’s rights of contest pursuant to the provisions of Article 13, Tenant shall pay and discharge prior to delinquency all Impositions directly to the persons to whom such Impositions are owed. Except as otherwise provided in Section 5.2, if Tenant fails or refuses to pay any Impositions, Tenant shall promptly pay and discharge every fine, penalty, interest and cost which may arise or accrue

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for the non-payment or late payment of such items. The aforementioned amounts, liabilities, obligations, Impositions, fines, penalties, interest and costs and any and all other amounts which Tenant may owe to Landlord or any governmental agency pursuant to the terms of this Lease are referred to herein as “Additional Charges.” The Additional Charges shall constitute rent hereunder. Tenant hereby acknowledges that late payment by Tenant to Landlord of any Rent due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any Encumbrance covering the Property. Accordingly, if any Rent (but as to Additional Charges, only those which are payable directly to Landlord) shall not be paid on or before its due date, Tenant shall pay Landlord on demand, as an Additional Charge, a late charge (to the extent permitted by law) equal to five percent (5%) of the overdue amount and, in such event, the parties hereby agree that such late charge will represent a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment by Tenant. Landlord and Tenant acknowledge and agree that there is a five (5) calendar day grace period for payment of Base Rent and that if payments are not made on or before the fifth (5th) day of the month, then the late charge shall be imposed. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any other rights and remedies to which it may be entitled hereunder. If Tenant fails to pay any Rent payable to Landlord when due or within any applicable grace period thereafter, such Rent shall thereafter bear interest at the Overdue Rate until paid. Any payment by Tenant of Additional Charges to Landlord pursuant to any requirement of this Lease shall relieve Tenant of its obligation to pay such Additional Charges to the entity to which such payment would otherwise be paid.

  4.4         Triple Net Lease; No Set-off; Bankruptcy.  It is the purpose and intent of Landlord and Tenant that the Rent shall be absolutely net to Landlord so that Tenant shall pay or discharge, as additional charges hereunder, any and all Impositions, charges, costs, interest, reimbursements, liabilities, expenses and obligations of any nature whatsoever in connection with the ownership, operation and maintenance of the Property, excepting only (a) any payments for principal, interest, and premiums under any mortgage, security agreement, deed of trust or other Encumbrance Landlord may place upon all or any portion of the Property, (b) any costs actually incurred by Landlord for its own benefit with respect to the Property, such as costs for consultants or advisers retained by Landlord, provided that such costs (i) are not otherwise payable by Tenant hereunder, and (ii) do not, directly or indirectly, arise or grow out of or in connection with Tenant’s non-performance and/or non-compliance with any obligation, covenant, term or provision of this Lease and (c) those items specifically excluded from the definition of Impositions.

(a)         No set-off of Rent.  Landlord shall receive all Rent (but as to Additional Charges, only those which are payable directly to Landlord) due hereunder and Rent shall be due and payable by Tenant in all events, without notice or demand and without any set-off (except as otherwise specifically provided in this Lease), counterclaim, abatement, suspension, deduction or defense whatsoever. In addition to the Rent, except as set forth in the foregoing paragraph, Tenant shall pay to the parties respectively entitled thereto all Impositions (subject to Tenant’s rights to contest pursuant to the provisions of Article 13), insurance premiums (as provided in Article 14), operating charges, maintenance charges, construction costs

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and any other charges, costs, interest, reimbursements, liabilities, expenses and obligations which arise with respect to the Property or which otherwise may be contemplated under any provisions of this Lease during the Term hereof. All of such charges, costs, interest, reimbursements, liabilities, expenses and obligations shall constitute Additional Charges, and upon the failure of Tenant to pay any such costs, charges, interest, reimbursements, liabilities, expenses or obligations and if such failure is not cured within the applicable cure period described in Section 17.1 hereof, Landlord shall have the rights and remedies provided in this Lease. It is the intention of the parties hereto that, except as herein expressly provided, this Lease shall not be terminable for any reason by Tenant. Any present or future law to the contrary shall not alter this agreement of the parties.

(b)         Bankruptcy.  Except for exercising Tenant’s rights and prerogatives under Section 365(h) of the Bankruptcy Code (as defined below) or other applicable law, Tenant covenants and agrees that it will remain obligated under this Lease in accordance with its terms, and that Tenant will not take any action to terminate, rescind, or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord or any assignee of Landlord in any such proceeding and notwithstanding any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or any such assignee in any such proceeding or by any court in any such proceeding.

(1)       In the event that Tenant shall file a petition, or an order for relief is entered against Tenant, under Chapter 7, 9, 11 or 13 of the Bankruptcy Code 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), and Tenant or the trustee of Tenant shall elect to assume this Lease whether or not for the purpose of assigning the same, and subject to the applicable provisions of Section 365 of the Bankruptcy Code, such assumption and assignment may only be made if all of the terms and conditions of subsections (2) and (3) hereof are satisfied.

(2)       No election to assume this Lease shall be effective unless in writing and addressed to Landlord and unless all of the following conditions have been satisfied.

(A) The trustee or the debtor-in-possession has cured or has provided Landlord “adequate assurance” (as defined hereunder) that:

(i) within ten (10) days from the date of such assumption, the trustee (or debtor-in-possession) will cure all monetary defaults under this Lease; and

(ii)         within thirty (30) days from the date of such assumption, the trustee (or debtor-in possession) will cure all non-monetary defaults under this Lease (to the extent curable within said thirty (30) day period).

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(B)         The trustee or the debtor-in-possession has compensated, or has provided to Landlord adequate assurance that within ten (10) days from the date of assumption Landlord will be compensated, for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, the trustee, or the debtor-in possession, as recited in Landlord’s written statement of pecuniary loss sent to the trustee or debtor-in-possession.

(C)         The trustee or the debtor-in-possession has provided Landlord with “adequate assurance” of the future performance of each of Tenant’s obligations under the Lease with respect to the Facilities; provided, however, that:

(i)           the trustee or debtor-in-possession shall also deposit with Landlord, as security for the timely payment of Rent, an amount equal to three (3) months of the then current Base Rent; and

(ii)          the obligations imposed upon the trustee or debtor-in-possession shall continue with respect to Tenant after the completion of bankruptcy Proceedings.

(D)         Landlord has determined that the assumption of the Lease will not:

(i)           breach any provision in any agreement by which Landlord is bound relating to the Property or Landlord has obtained any consents or waivers required to ensure that no such breach occurs; or

(ii)          disrupt, in Landlord’s reasonable judgment, the reputation and profitability of the Property.

(3)           For purposes of this subsection 4.4(b)(3), “adequate assurance” shall mean:

(i)           Landlord shall determine that the trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets (other than by liens in favor of Landlord) after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or debtor-in possession will have sufficient funds to fulfill the obligations of Tenant under this Lease; and

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(ii)          an order shall have been entered segregating sufficient cash payable to Landlord and/or there shall have been granted a valid and perfected first lien and security interest in property of Tenant, trustee or debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or debtor-in-possession to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above.

(4)           If the trustee or debtor-in-possession has assumed the Lease pursuant to the terms and provisions of subsections (1) and (2) herein, for the purpose of assigning (or election to assign) Tenant’s interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided “adequate assurance” (which for purposes of this Section 4.4(b)(4) shall have the meaning set forth in this Section 4.4(b)(4)) of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. For purposes of this subsection 4.4(b)(4), adequate assurance of future performance shall mean that Landlord shall have ascertained that each of the following conditions has been satisfied:

(A)       The assignee has submitted a current financial statement audited by independent certified public accountants of recognized standing in the state of Washington or any State selected by Tenant and reasonably acceptable to Landlord which shows a NTA Net Worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of Tenant’s obligations under this Lease;

(B)        Landlord has obtained all consents or waivers from any third parties required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to enable Landlord to permit such assignment;

(C)         The assignee has deposited six months of Base Rent as an adequate security deposit with Landlord; and

(D)        The assignee has demonstrated to the reasonable satisfaction of Landlord that its intended use of the Property is consistent with the terms of this Lease and will not diminish the reputation of any Facility.

(E)         assignee has all necessary permits and licenses required to operate the Facilities in accordance with past practice.

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(5)         When, pursuant to the Bankruptcy Code, the trustee or debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Property or any portion thereof, such charges shall not be less than the then current Base Rent and any Additional Charges which may become due and other monetary obligations of Tenant.

(6)         Neither Tenant’s interest in the Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other Person, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of Rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain Landlord’s consent or Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent.

(7)         Any Person to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease relating to the Facilities on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

4.5           Ground Leases.  In the event that any of the Ground Lease is terminated other than due to an act or omission of Tenant, such that any Facility covered by such Ground Lease is no longer leased to Landlord, then Base Rent shall be reduced by an amount equal to the Allocated Facility Rent for the applicable Facility. Any such reduction in Base Rent shall begin in the Lease Year in which such Property ceases to be leased to Landlord. Further, any such reduction in Base Rent shall be prorated for any partial Lease Year based on the date that such Property ceases to be leased to Landlord.

4.6           Payment date.  If the date on which any amount due to Landlord from Tenant hereunder is not a business day, such amount shall be due and payable on the immediately preceding business day.

ARTICLE 5

IMPOSITIONS

5.1           Payment of Impositions.  Subject to Tenant’s rights of contest pursuant to the provisions of Article 13, Tenant shall pay, or cause to be paid, all Impositions due or becoming due from and after the Commencement Date as and when such Impositions become due and payable and directly to the parties to whom such Impositions are payable prior to the date on which any fine, penalty, interest or cost may be added for non-payment; provided, however, Tenant shall not be in breach of its obligations under this Section 5.1 in the event of a breach by Landlord of its obligations under Section 5.2. Upon request by Landlord, Tenant shall furnish to Landlord prior to the date on which any such fine, penalty, interest or cost may be added for non-payment, copies of receipts or other reasonably satisfactory evidence of such

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payments. Such payments shall be made directly to the authorities levying or to the other persons entitled to such Impositions, if possible. Subject to Tenant’s rights of contest pursuant to the provisions of Article 13, Tenant’s obligation to pay Impositions shall be deemed absolutely fixed upon the date such Impositions become due to the authority or person entitled thereto. If any such Imposition may, at the option of the payor, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may pay the same (and shall pay any accrued interest on the unpaid balance of such Imposition) in installments, and in such event shall pay such installments (subject to Tenant’s right of contest pursuant to the provisions of Article 13) as the same become due and before any fine, penalty, premium, further interest or cost is added thereto. Impositions for which escrowed funds are held by Landlord or its lender under Section 5.4 hereof shall be paid as provided in Section 5.4 and the timely payment by Tenant of any amount to be paid to Landlord or a Facility Mortgagee, if applicable, under Section 5.4 shall be deemed to satisfy Tenant’s obligation to pay the Imposition for which funds are escrowed. Landlord shall, at its expense and to the extent required or permitted by applicable laws and regulations, prepare and file all returns with respect to Landlord’s net income, gross receipts, sales, use, single business, transaction privilege, rent, ad valorem and franchise taxes, and with respect to taxes on Landlord’s capital stock. Tenant shall, at its expense, and to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports with respect to any Imposition as may be required by governmental agencies, authorities or other persons entitled to the receipt of the Impositions. If any refund shall be due from any taxing authority or other persons entitled to the receipt of the Impositions with respect to any Imposition paid by Tenant, the same shall be paid over to and retained by Tenant unless an Event of Default shall have occurred hereunder and be continuing, in which case such refund shall be paid over to and retained by Landlord to either be (i) applied by Landlord to the cost of curing such Event of Default with the balance, if any, thereafter remitted by Landlord to Tenant, or (ii) retained by Landlord and applied as provided in Article 17 if the Event of Default cannot be cured. Landlord and Tenant shall, each upon a request by the other, provide such information as is maintained by the party to whom the request is made with respect to the Property as may be reasonably necessary to prepare any required returns or reports. If any governmental agency or authority classifies any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide to the other party, promptly upon request, cost and depreciation records reasonably necessary for filing returns for any property so classified as personal property. If Landlord is legally required to file any personal property tax returns, Landlord shall provide Tenant with copies of any assessment notices with respect thereto in sufficient time for Tenant to file a protest with respect thereto if it so elects pursuant to Article 13.

5.2           Notice of Impositions.  Unless Tenant otherwise has knowledge of any such Imposition, Landlord shall be required to give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge. Notwithstanding the foregoing, however, Landlord’s failure to give any such Notice shall in no way diminish Tenant’s obligations hereunder to pay such Impositions, but Landlord shall be responsible for any fine, penalty or interest resulting from its failure to give such Notice and any default by Tenant hereunder shall be obviated for a reasonable time after Tenant receives Notice of any Imposition which it is obligated to pay.

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5.3           Adjustment of Impositions.  Impositions imposed with respect to the tax period during which the Term expires or terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such expiration or termination, so that Tenant is only obligated to pay that portion of such Imposition(s) pertaining to the tax period within the Term. The obligation of Tenant to pay its prorated share of Impositions shall survive expiration or earlier termination of this Lease. Likewise any refund of any Imposition paid with respect to any tax period within the Term which refund is received by Landlord during or after the expiration or termination of this Lease shall be prorated and shared with Tenant. This Section 5.3 shall survive the expiration or termination of this Lease.

5.4           Escrow for Property Taxes.  Upon the written demand of Landlord, if required by a Facility Mortgagee or from and after a breach by Tenant of its obligations with respect to the payment of property taxes, which breach is not cured within ten (10) days after receipt of written notice from Landlord, Tenant shall make monthly payments to Landlord or a Facility Mortgagee, if so directed by Landlord, in escrow on the same day Base Rent is due, or such later date as directed by a Facility Mortgagee, in the amount of one twelfth of the annual ad valorem tax or such other amounts as required by a Facility Mortgagee, plus a one-time additional deposit of the amount accrued in the applicable tax year prior to the first such payment. The monthly tax escrow payment shall be adjusted from time to time to reflect changes in the tax rate or changes in the assessed value of the Land, Facility or personal property. The deposits shall not bear interest, shall not be required to be held by Landlord in trust or as an agent of Tenant and may be commingled with other assets of Landlord; provided, however, if at any time the landlord under this Lease is not an Approved Landlord, the foregoing deposits shall be segregated in a separate interest bearing account, and such deposit shall be held by the applicable landlord in trust for the benefit of Tenant. To the extent that sufficient funds exists in the tax escrow account, Landlord or the Facility Mortgagee shall release funds from the tax escrow account to pay to the tax authorities the installments of tax due on the Property or any part thereof. If there are not sufficient funds in the tax escrow account to meet an installment when due, upon receipt of a written request from Landlord or the Facility Mortgagee setting forth in reasonable detail the shortfall amount, the Tenant shall pay to Landlord or the Facility Mortgagee the shortfall in order for the full payment then due to be paid. In the event that Tenant pays any tax payment to the taxing authority for which funds are held in the tax escrow account without having made a prior request to Landlord or the Facility Mortgagee to release such escrowed funds for the purposes of making such payment, Landlord shall reimburse Tenant for such payment upon Landlord’s receipt of proof of full payment to the tax authority. In the event that Tenant pays any tax payment to the taxing authority for which funds are held in the tax escrow account after Landlord or the Facility Mortgagee has wrongfully failed to release such funds after receipt of a request from Tenant for the release thereof, then the amount of the tax payment made by Tenant shall reduce, and be deemed to be offset against, the Rent and any other amounts thereafter payable by to Landlord.

5.5           Utility Charges.  Tenant shall pay or cause to be paid all charges (including any connection charges and deposits) for all utilities, including, but not limited to, electricity, power, gas, oil and water, used at or for the Property during the Term.

5.6           Insurance Premiums.  Upon the written demand of Landlord, if required by a Facility Mortgagee or from and after a breach by Tenant of its obligations with respect to

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the maintenance of the insurance required by the terms of this Lease, which breach is not cured within ten (10) days after receipt of written notice from Landlord, Tenant shall make, or cause to be made, monthly payments in escrow to Landlord or, if directed by Landlord, to the Facility Mortgagee, on the same day Base Rent is due in an amount equal to one-twelfth of the annual insurance premiums, plus a one-time additional deposit of the amount accrued in the applicable insurance year prior to the first such payment.

ARTICLE 6

TERMINATION OR ABATEMENT OF LEASE

6.1           No Termination or Abatement.  Tenant, to the fullest extent permitted by law and unless specifically provided herein, shall remain bound by this Lease in accordance with its terms in all events. Except as expressly permitted herein, Tenant shall not take any action without the prior written consent of Landlord to modify, surrender or terminate this Lease. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements, and Rent and all other sums shall continue to be payable by Tenant hereunder in any event unless (i) the obligation of Tenant to pay the same abates or terminates pursuant to the express provisions of this Lease (other than by reason of an Event of Default by Tenant) or (ii) Rent and such other sums abates or is reduced as provided in Section 4.5, Section 5.4 or Section 6.2. Without limiting the generality of the immediately preceding sentence Tenant shall not seek or be entitled to any abatement or reduction (other than as provided in Section 4.5, Section 5.4, Section 6.2 or as otherwise specifically provided by this Lease), deduction, deferment or reduction of Rent, or set-off against Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to, or destruction of, all or any portion of the Property from whatever cause or any Taking of all or any portion of the Property; (b) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of all or any portion of the Property or the interference with such use or with Tenant’s quiet enjoyment of the Property by any Person (other than Landlord); (c) the eviction of Tenant from the Property or any portion thereof by any person whose rights or interest arise other than by, through or under Landlord, whether by paramount title or otherwise; (d) any claim which Tenant has or may have against Landlord by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant or to which Landlord and Tenant are parties; (e) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or (f) any other cause, whether similar or dissimilar to any of the foregoing. Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which (i) may now or hereafter be conferred upon it by law or otherwise to modify, surrender or terminate this Lease or quit or surrender all or any portion of the Property or (ii) entitle Tenant to any abatement, reduction, suspension or deferment of Rent or other sums payable by Tenant hereunder, in the case of either (i) or (ii) immediately above, except to the extent expressly provided in Section 4.5, Section 5.4, Section 6.2 or as otherwise specifically provided by this Lease.

6.2           Rent Reduction.  In the event of any damage or destruction or Condemnation of any Facility as contemplated in Article 15 and Article 16, respectively, the Base Rent shall be reduced to the extent provided in Section 15.2, Section 15.3 or Section 16.3, as applicable. In no event shall the Rent hereunder abate in any manner whatsoever prior to the

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termination of this Lease in accordance with its terms, except as otherwise specifically provided by this Lease.

ARTICLE 7

FF&E AND OTHER CAPITAL IMPROVEMENTS

7.1           Minimum Capital Expenditures.

(a)         Minimum Portfolio Capital Expenditures.  During the period commencing on January 1, 2014 and ending as of the most recent December 31st that has occurred during the Term (the “Elapsed Period”), Tenant shall incur, or cause Subtenant to incur, Capital Expenditures in an amount such that, as of the end of such Elapsed Period, an amount equal to the Cumulative Minimum Portfolio Capex Target Amount shall have been incurred during the Elapsed Period. Any Capital Expenditures incurred in satisfaction of the requirements of Section 7.1(b) shall be recognized in determining whether the requirements of the foregoing Section 7.1(a) have been satisfied.

(b)         Minimum Facility Capital Expenditures.  During each two (2) calendar year period (a “Rolling Two Year Period”) occurring during the Term commencing with the two (2) year period ending on December 31, 2015, Tenant shall incur, or cause Subtenant to incur, Capital Expenditures with respect to each Facility, in an amount such that, as of the end of each Rolling Two Year Period, Tenant and Subtenant shall have incurred, in the aggregate, an amount at each Facility equal to $1,000 per unit at each such Facility during such Rolling Two Year Period (such amount, for each Facility, the “Minimum Facility Capex Amount”).

(c)         Pro ration.  If this Lease expires or terminates on a day other than the last day of a calendar year, the amount of Capital Expenditures Tenant or Subtenant shall be required to have incurred under the foregoing Section 7.1(a) and (b) for the period immediately prior to the Lease expiration or termination, shall be pro rated based on the number of days in the calendar year that have elapsed prior to such expiration or termination.

7.2           Capex Shortfall Deposit.  In the event the report required to be furnished to Landlord under Section 22.2(d) shows that Tenant failed during the applicable period to make Capital Expenditures in accordance with Section 7.1(a) or (b), then Tenant shall deliver to Landlord for deposit into the Cap Ex Account the Target Expenditure Shortfall Deposit, subject to Tenant’s right to have the same returned pursuant to Section 7.3 hereof. Amounts in the Cap Ex Account shall not bear interest, shall not be required to be held by Landlord in trust or as an agent of Tenant and may be commingled with other assets of Landlord; provided, however, if at any time the landlord under this Lease is not an Approved Landlord, the foregoing deposits shall be segregated in a separate interest bearing account, and such deposit shall be held by the applicable landlord in trust for the benefit of Tenant.

7.3           Return of Target Expenditure Shortfall Deposits.  Provided that no uncured monetary Event of Default exists and Tenant is in compliance with Article 7, Tenant shall have the right during the Term to have any Excess Capex Deposit returned immediately

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following delivery of a report under Section 22.2(d) that confirms compliance with the provisions hereof.

Upon expiration or termination of the Lease or termination of Tenant’s right to possession of the Facilities, any Targeted Expenditure Shortfall Deposits remaining in the Cap Ex Account shall automatically and immediately become the property of Landlord.

7.4           Capital Additions; Alterations.  During each calendar year, Tenant either directly or through the Subtenant, may not make any Capital Additions with respect to any single Facility that, inclusive of all related materials and work, cost, individually or in the aggregate with other Capital Additions at such Facility during such calendar year, greater than $500,000, without the prior written consent of Landlord (such consent not to be unreasonably withheld, conditioned or delayed) and, if applicable, a Facility Mortgagee. Notwithstanding anything else to the contrary in this Lease, provided that Landlord is not a Restricted Landlord, Tenant may not make any Alteration if such Alteration is prohibited by a Facility Mortgagee. For the avoidance of doubt, routine landscaping, painting and floor and wallcovering replacements shall not be deemed Capital Additions within the meaning of this Section 7.4. All alterations or modifications of a Facility, including all Capital Additions, shall be made in a good and workmanlike manner, in accordance with all applicable Legal Requirements and shall comply with the requirements of insurance policies required under this Lease. In connection with the granting of consent under this Section 7.4, Landlord may require appropriate insurance to be carried by contractors performing work at a Facility.

7.5           Lender Requirements.

(a)         Upon the written demand of Landlord, if required by a Facility Mortgagee, Tenant shall make deposits for Capital Expenditures to Landlord or a Facility Mortgagee, as directed by Landlord (any such amount, the “Requested Capex Deposit Amount”), in escrow on the same day Base Rent is due, or such later date as directed by a Facility Mortgagee, in an amount required to satisfy the requirements of the Facility Mortgagee; provided, however, that Tenant shall only be required to make deposits up to a maximum of $400 per unit per Facility per calendar year (the “Tenant Capex Threshold”).

(b)         If the Requested Capex Deposit Amount exceeds Tenant Capex Threshold (such excess amount, the “Excess Capex Amount”) and Landlord funds such Excess Capex Amount, then:

(i)      if Landlord uses the Security Deposit to fund the Excess Capex Amount, which Landlord may do in its discretion, (A) Tenant shall have no obligation to replenish the Security Deposit on account of any such deposits made by Landlord, (B) Tenant shall elect at the conclusion of each Elapsed Period, by delivering notice to Landlord, to treat any Excess Capex Amount actually spent on a Facility as Capital Expenditures for the purpose of Article 7 and (C) Landlord shall, subject to the terms of this Lease, be obligated to return to Tenant (I) the full amount of the Security Deposit paid to Tenant pursuant to this Lease less (II) any Excess Capex Amounts which have been treated as Capital Expenditures under (B) above; and

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(ii)      if Landlord funds the Excess Capex Amount out of funds other than the Security Deposit, which Landlord may do in its discretion, any such Excess Capex Amount spent on the Facilities shall not be considered Capital Expenditures except to the extent Tenant, in its discretion, reimburses Landlord for the funding of such amounts.

7.6           Initial Improvements.  On the date hereof, Tenant shall have funded into the Initial Improvements Account an amount with respect to each Facility that is specified in Exhibit M1 attached hereto (the “Initial Improvement Funds”). Landlord shall promptly make the Initial Improvement Funds available to Tenant in accordance with the plan agreed between Landlord and Tenant with respect to improvements at the Facilities, and Tenant agrees to carry out such improvements in accordance with the terms and timeline specified in such plan. The expenditure of Initial Improvement Funds shall not count towards amounts required to be spent by Tenant pursuant to Section 7.1.

7.7           Survival.  This Article 7 shall survive the termination of this Lease.

ARTICLE 8

OWNERSHIP AND USE OF PROPERTY

8.1           Ownership of the Property.  The Property is, and throughout the Term shall continue to be, the property of Landlord. Tenant has only the right to the exclusive possession and use of the Property, upon the terms and subject to the conditions set forth in this Lease. At the expiration or termination of this Lease, the following provisions shall apply:

(a)         Tenant or Subtenant shall, for no additional consideration, sell, transfer and convey to Landlord or Landlord’s designee, the Inventory owned by Tenant as of the termination date and located at the Facilities.

(b)         Tenant or Subtenant shall, for no additional consideration, sell, transfer and convey to Landlord or Landlord’s designee, Tenant’s Personal Property (the “Transferred Tenant’s Personal Property”) and, relative to any Tenant property that is leased by Tenant, Tenant agrees, at its expense, to use commercially reasonable efforts to acquire title thereto, in order to be able to convey title thereto to Landlord as provided in this Section 8.1(b) or, if Tenant is unable to convey title thereto to Landlord, at Landlord’s request, use commercially reasonable efforts to assign the lease for such property to Landlord or Landlord’s designee.

(c)         Subject to applicable Legal Requirements, Tenant or Subtenant shall permit Landlord or Landlord’s designee to make copies of the Records.

1	Note: Amounts to be reasonably determined by Landlord (and any Facility Mortgagee as of the Commencement Date) and Tenant based on the PCRs.

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(d)         Tenant or Subtenant shall execute a Bill of Sale in favor of Landlord in the form of Exhibit C with respect to the assets being conveyed to Landlord or Landlord’s designee pursuant to this Section 8.1.

(e)         Except as otherwise specifically set forth in this Section 8.1, Landlord shall not succeed to the ownership of Tenant’s Excluded Property at the end of the term of the Lease.

8.2           Use of the Facilities and Land.

(a)         Tenant will be responsible for acquiring at Tenant’s cost and expense any and all Licenses necessary for its use and operation of the Property during the Term, and will keep and maintain in full force and effect such Licenses as are, from time to time, required for the uses conducted by Tenant on the Property, in accordance with all Legal Requirements.

(b)         Throughout the entire Term and subject to Tenant’s due contest right as set forth in Article 13, Tenant shall use the Facilities solely in accordance with its Permitted Use(s) in material compliance with all applicable Legal Requirements and all other terms, covenants, provisions and conditions of this Lease. Tenant may not use the Facilities for any purpose other than the Permitted Use without the prior written consent of Landlord.

(c)         Tenant shall not commit or suffer to be committed any waste nor shall Tenant cause or permit any nuisance on the Property.

(d)         Tenant shall neither suffer nor permit all or any portion of the Property, including any Capital Addition, whether or not financed or paid for by Landlord, to be used in such a manner as (i) would, or would reasonably be expected to, materially adversely impair the Landlord’s title to the Property or to any portion thereof or (ii) would, or would reasonably be expected to, make possible a claim or claims of adverse use, adverse possession or implied dedication of all or any portion of the Property to the public.

(e)         Tenant will perform the obligations of Landlord required under the Permitted Encumbrances.

8.3           Continuous Operations.  Tenant shall maintain continuous operations at the Facilities in accordance with the provisions of this Lease and shall not cease such operations other than a temporary cessation during any period of repair or reconstruction required as a result of damage to or destruction or Condemnation of any of the Property. Tenant shall not voluntarily reduce the number of units and Tenant shall not close any Facility, without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right, without the consent of Landlord, to do any of the following: (a) reduce the number of units at any given Facility by not more than ten percent (10%) of the number of units at such Facility as of the Commencement Date (which number shall be reduced to take into account permanent reductions in the number of units from any partial casualty or condemnation at a Facility), and (b) voluntarily close and cease operations at any one (1) Facility at any given time (in addition to any closures resulting from a casualty or condemnation, or any temporary or partial closures as may be required to enable Tenant to satisfy its maintenance obligations under this Lease), in

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which event, the number of units attributable to such closed Facility shall not count towards the unit closures permitted by Section 8.3(a) above.

8.4           Hazardous Substances.

(a)         Tenant will keep the Facilities free and clear of all Hazardous Substances other than those Hazardous Substances which are required for the operation of the Facilities (which Hazardous Substances shall be handled, used and disposed of in material compliance with the Legal Requirements and Insurance Requirements) and Tenant shall pay all costs required to properly use, handle and dispose of all Hazardous Substances introduced by Tenant or its Agents (as defined below) or otherwise first arising on the Property after the Commencement Date as and when due and Tenant will keep the Property free and clear of any lien relating to Hazardous Substances first arising on the Property after the Commencement Date which may be imposed pursuant to the Legal Requirements and imposed as a result of the presence of such Hazardous Substance at the Facilities. For the purposes of this Article, the term “Property” shall also include, in addition to the items specified in Section 2.1, all air, soil, groundwater, surface water or soils vapor at, on, about, under or within any portion of the Land. All operations or activities upon, or any use or occupancy of the Property, or any portion thereof, by Tenant, or any agent, contractor or employee, or subtenant of Tenant (any of the foregoing being defined herein as Tenant’s “Agent”) shall at all times during the Term be in all respects in material compliance with any and all Legal Requirements relating to Hazardous Substances, including, but not limited to, the discharge and removal of Hazardous Substances. Tenant will not, nor will Tenant permit, any agent, contractor or employee of subtenant of Tenant, to allow the manufacture, storage, voluntary transmission or presence of any Hazardous Substances over or upon the Property or any portion thereof (except in material compliance with the Legal Requirements). Landlord shall have the right at any time to conduct, at its cost, an environmental audit of the Property or any portion thereof and Tenant shall cooperate in the conduct of such environmental audit, provided that any such audit shall not disturb or interfere with the residents at, or the operation of, the Facilities. Tenant shall promptly notify Landlord in writing of any order, receipt of any notice of violation or noncompliance with any applicable law, rule, regulation, standard or order, any threatened or pending action by any regulatory agency or other governmental authority, or any claims made by any third party, in each case relating to Hazardous Substances on, emanations of Hazardous Substances on or from, releases of Hazardous Substances on or from, or threats of releases on or from any of the Property; and shall promptly furnish the Landlord, following written request by Landlord, with copies of any correspondence, notices, or legal pleadings in connection therewith. Landlord shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to Hazardous Substances on, released from or emanating from any part of the Property which Landlord reasonably believes may cause harm to any persons or property.

(b)         [Intentionally omitted]

(c)         In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work is required under any applicable Legal Requirement, any judicial order, or any order of any governmental entity, or in order to comply with any agreements affecting all or any portion of the Property because of, or in

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connection with the release, discharge or disposal of Hazardous Substances at the Property caused by the actions or omissions of Tenant (collectively, the “Remedial Work”), Tenant shall perform or cause to be performed the Remedial Work in compliance with such law, regulation, order or agreement; provided, that Tenant may withhold such compliance pursuant to a good faith dispute regarding the application, interpretation or validity of the law, regulation, order, or agreement, subject to the requirements of subsection (d) below; provided, however, that Landlord shall reasonably cooperate with Tenant to the extent necessary to deliver such authorization as may be required in order for Tenant to perform its obligations under this subsection (c). All Remedial Work shall be performed by one or more contractors, selected by Tenant and approved in advance in writing by Landlord (such approval not to be unreasonably withheld, delayed or denied), and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord in its reasonable discretion (such approval not to be unreasonably withheld, delayed or denied). All reasonable costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the reasonable charges of such contractor(s) and/or the consulting engineer and reasonable costs incurred by Landlord “in house”, (such as photocopying charges and travel costs for Landlord’s employees) in connection with monitoring or review of such Remedial Work. In the event Tenant shall fail timely to commence, or cause to be commenced, or fail diligently to prosecute, or cause to be prosecuted, to completion, or fail to complete, or cause to be completed, such Remedial Work in compliance with Legal Requirements, Landlord may, but shall not be required, to cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall be Costs within the meaning of subsection (b) above. All such Costs shall be due and payable upon demand therefor by Landlord. If Tenant fails to perform its obligations hereunder, Landlord shall be subrogated to any rights Tenant may have under any indemnifications from any present, future or former owners, tenants or other occupants or users of the Property (or any portion thereof), relating to the matters covered by this Section 8.4.

(d)         Notwithstanding any provision of this Section 8.4 to the contrary, but without limiting the provisions of Article 13 or Tenant’s obligations of protection, defense and indemnification under Section 20.1, Tenant will be permitted to contest or cause to be contested, subject to compliance with the requirements of this subsection (d) and Article 13, by appropriate action any Remedial Work requirement, and Landlord shall not perform such requirement on its behalf, so long as Tenant has given Landlord Notice that Tenant is contesting or shall contest or cause to be contested the same, and Tenant actually contests or causes to be contested the application, interpretation or validity of the Legal Requirements, order or agreement pertaining to the Remedial Work by appropriate proceedings conducted in good faith with due diligence; provided, such contest shall not subject Landlord to civil liability and does not jeopardize Landlord’s interest in the Property or affect in any way the payment of any sums to be paid under this Lease. Tenant shall give such security or assurances as may be reasonably required by Landlord to insure compliance with the legal requirements pertaining to the Remedial Work (and payment of all costs, expenses, interest and penalties in connection therewith) and to prevent any sale, forfeiture or loss by reason of such nonpayment or noncompliance.

(e)         The obligations of Tenant under this Section 8.4 shall survive expiration or earlier termination of this Lease.

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ARTICLE 9

LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS

9.1           Compliance with Legal Requirements, Insurance Requirements and Instruments.  Subject to the rights of Tenant as provided in Article 13 relating to permitted contests, Tenant, at its sole cost and expense, shall promptly (a) comply with all applicable Legal Requirements and Insurance Requirements from time to time with respect to the use, operation, maintenance, repair and restoration of the Facilities, whether or not compliance therewith shall require the construction of any additional parking spaces or the structural change in the Facilities or interfere with the use and enjoyment of the Facilities (Landlord makes no representation or warranty that any of the Facilities or the operation thereof currently comply with Legal Requirements), and (b) procure, maintain and comply with all appropriate Licenses necessary for the use then conducted on the Facilities by Tenant, which use must be a Permitted Use, and for the proper erection, installation, operation and maintenance of the Facilities or any part thereof, including, without limitation, any Capital Additions.

9.2            [Intentionally omitted].

9.3           Landlord’s Cooperation.  Landlord shall cooperate, as reasonably necessary or required, with Tenant in applying for and maintaining all appropriate Licenses necessary to operate the Facilities for the Permitted Use(s) in accordance with the provisions of this Lease and to otherwise comply with applicable Legal Requirements, provided that such cooperation is in conformance with all Legal Requirements. Tenant shall promptly advance to Landlord such amounts as are reasonably necessary to pay for all costs and expenses incident to such cooperation. Tenant agrees to indemnify, defend, protect, save and hold Landlord harmless from and against any and all costs, expenses, losses, demands, claims, obligations and liabilities against or incurred by Landlord in connection with such cooperation, except in any cases of fraud, misrepresentation, willful misconduct or intentional non-compliance with Legal Requirements on the part of Landlord. Such indemnity shall survive the expiration or termination of this Lease.

ARTICLE 10

CONDITION OF THE PROPERTY

10.1         Maintenance and Repair.

(a)         Tenant, at its sole cost and expense, shall, subject to the express terms of this Lease, keep all portions of the Property and the FF&E and all private roadways, parking surfaces, sidewalks and curbs appurtenant thereto in good order, condition and repair. Except as may otherwise be expressly provided to the contrary in this Section 10.1 and in Articles 14, 15, or 16, Tenant shall with reasonable promptness, at Tenant’s sole cost and expense, make all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, patent or latent, foreseen or unforeseen, and regardless of the cause necessitating repair. Tenant’s duty to maintain the Property and the FF&E shall include such actions as are needed in the reasonable

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judgment of Tenant to be consistent with standards and practices in the industry to prevent the deterioration of the value and usefulness of the Property for its then current use. Tenant shall also be obligated at its expense to make all repairs, modifications and renovations necessary to comply with all licensing, safety and health and building codes and regulations applicable to the Facilities for Tenant’s use of the Facilities in accordance with this Lease. Tenant shall be obligated to repair at Tenant’s sole cost and expense any damage to any portion of the Land, the improvements thereon and the Facilities caused by cave ins, collapse of sub surface support, subsidence of the surface of the land, the extraction of minerals from the Land (whether through the surface of the Land or by mining) but specifically excluding any damages arising from cave ins, collapse of sub surface support, subsidence of the surface of the land and/or the extraction of minerals from the Land (whether through the surface of the Land or by mining) occurring pursuant to any reserved mineral rights in any deed running from Seller, as grantor, to Landlord, as grantee, or to Seller or any predecessor in title. All repairs by Tenant shall be made in a good and workmanlike manner using materials of good quality and in accordance with all Legal Requirements.

(b)         Landlord shall not under any circumstances be required to build or rebuild any Facility, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Property, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, patent or latent, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, nor shall Landlord under any circumstances be required to maintain the Property or any portion thereof in any way or manner whatsoever. Tenant hereby waives, to the fullest extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law or equitable principle in effect at the time of the execution of this Lease or hereafter enacted. Landlord shall have the right to give, record and post, at the Facilities and otherwise, as appropriate, notices of non-responsibility under any construction or mechanic’s lien laws now or hereafter existing, and any other notices of a similar nature that Landlord may reasonably elect to give, record or post from time to time during the Term. Use of casualty insurance proceeds held by Landlord shall be handled as provided in Article 15.

(c)         Nothing contained in this Lease, and no action or inaction by Landlord, shall be deemed or construed in any manner as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to all or any portion of the Property or the FF&E or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such a manner as would permit the making of any claim against Landlord or Landlord’s interest in any portion of the Property or the FF&E with respect thereto, or to make any agreement that may create, or in any way may be the basis for the assertion of any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in all or any portion of the Property or the FF&E.

(d)         Within thirty (30) days’ after Landlord’s written request at the expiration of the Term or earlier termination of this Lease, Tenant shall provide to Landlord a schedule listing the FF&E which exists at the Facilities.

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(e)         Tenant shall, upon the expiration or earlier termination of this Lease, vacate and surrender the Facilities and all FF&E to Landlord in the condition in which the Facilities was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease, and except for casualty, condemnation or ordinary wear and tear (but subject to the obligation of Tenant under this Section to maintain the Property in good order, condition and repair during the entire Term of this Lease) and subject to the provisions of this Lease with respect to casualties, insurance proceeds and condemnation and containing such Inventory to operate the Facilities in the ordinary course of business for a period of no less than seven (7) days after the expiration or earlier termination of this Lease.

(f)         The maintenance and repair obligations of Tenant under this Section 10.1 shall survive the expiration or earlier termination of this Lease as regards any condition requiring repair which existed as of the date of such expiration or termination notwithstanding that such condition is not discovered by Landlord until after the date of such expiration or termination.

ARTICLE 11

SECURITY FOR PERFORMANCE OF OBLIGATIONS

11.1         Security Agreement.  Tenant and each Subtenant shall execute in favor of Landlord a security agreement in a form reasonably agreed between Landlord and Tenant (each such agreement, a “Security Agreement”), granting to Landlord a first priority security interest in all Tenant’s Personal Property, deposit accounts, Accounts (to the extent permitted by law), general intangibles, contract rights (to the extent permitted by law) and healthcare insurance receivables (to the extent applicable and permitted by law) arising from the operations of the Facilities and other interests of Tenant which security interest shall secure the payment of all Rent and the performance of all other obligations of Tenant under this Lease. Tenant shall cooperate in filing all financing statements needed to perfect such security interest.

11.2         Additional Collateral Documents.  As further security for the performance by Tenant of its obligations under this Lease, (a) Tenant shall cause the Manager and each Subtenant to execute and deliver a Subordination Non-Disturbance and Attornment Agreement, (b) Tenant shall cause Holiday AL Mezzanine I, LLC to execute and deliver a pledge of 100% of the equity in Tenant in a form reasonably agreed between Landlord and Tenant (the “Tenant  Pledge Agreement”), (c) Tenant shall cause the Guarantor to execute and deliver the Guaranty, (d) Tenant and each Subtenant shall execute a Security Agreement and (e) Tenant shall fulfill, and shall cause Guarantor and Subtenant to fulfill, its and their obligations under each such document (the “Collateral Documents”). Notwithstanding the foregoing, at such time as any landlord under this Lease or an Affiliate thereof is a Restricted Landlord, the pledge of equity in Tenant granted pursuant to the Tenant Pledge Agreement shall be deemed to be automatically released and Landlord or its successor or assign, as applicable, shall execute such documents as are reasonably necessary and appropriate to effectuate the same.

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11.3         Compliance with Financial Ratios.  Tenant will, or will cause the Subtenant to, operate the Facilities during the term of this Lease in order to meet the following minimum financial standard:

(a)         From and after the quarter ending December 31, 2014 and for each subsequent quarter through the quarter ending December 31, 2018, the Facilities shall have a Lease Coverage Ratio of not less than 1.00 to 1.00.

(b)         From and after the quarter ending March 31, 2019 and for each subsequent quarter through the quarter ending December 31, 2023, the Facilities shall have a Lease Coverage Ratio of not less than 1.05 to 1.00.

(c)         From and after the quarter ending March 31, 2024 and for each subsequent quarter through the quarter ending December 31, 2028, the Facilities shall have a Lease Coverage Ratio of not less than 1.10 to 1.00.

(d)         From the quarter ending March 31, 2029 and for each quarter thereafter, the Facility shall have a Lease Coverage Ratio of 1.15 to 1.00.

Compliance with the Lease Coverage Ratio shall be measured quarterly commencing with the quarter ending December 31, 2014 and shall be based upon a trailing twelve (12) month period of operation then ending. Notwithstanding the foregoing, Tenant shall not be deemed in violation of the terms of this Section 11.3 if the Lease Coverage Ratio as at the end of any quarter on a trailing twelve month basis is less than the amounts set forth above and Tenant provides to Landlord, within thirty (30) days after the end of such quarter, the Shortfall Deposit. During the Term, Landlord shall promptly release the Shortfall Deposit back to Tenant upon receipt of an Officer’s Certificate which reflects compliance with the covenant set forth above for two consecutive quarters. Tenant shall provide Landlord evidence of compliance with this Section 11.3 and such backup documentation as required by Landlord within forty-five (45) days of the end of each calendar quarter of each Fiscal Year of Tenant (commencing for the last quarter of calendar year 2014). Upon the expiration or earlier termination of the Term, Landlord shall be authorized to apply any Shortfall Deposit then being held by Landlord to satisfy any monetary obligation which may then be outstanding under the Lease beyond any applicable notice and cure period, with the balance, if any, remitted by Landlord to Tenant. The Shortfall Deposit shall not bear interest, shall not be required to be held by Landlord in trust or as an agent of Tenant and may be commingled with other assets of Landlord; provided, however, if at any time the landlord under this Lease is not an Approved Landlord, the Shortfall Deposit shall be segregated in a separate interest bearing account, and such deposit shall be held by the applicable landlord in trust for the benefit of Tenant.

11.4         [Intentionally omitted.].

11.5         Subordination of Payments to Affiliates.  After the occurrence and during the continuance of an Event of Default, Tenant shall not make and shall cause Subtenant not to make any payments or distributions (including, without limitation, salary, bonuses, fees, principal, interest, dividends, liquidating distributions, management fees, cash flow distributions or lease payments) to any shareholder, member or partner of Tenant or Subtenant (as applicable)

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or any Affiliate except (1) payments or distributions on account of obligations owed to third parties which are not Affiliates of Tenant or Subtenant for goods or services provided to any Facility in a manner consistent with past practice (taking into account changed operational requirements at each Facility), (2) payments of salaries, wages, benefits and bonuses of employees located at and providing services to any Facility at customary rates consistent with past practice, and (3) payments of (A) salaries, wages, benefits and bonuses of employees that are not located at any Facility but which employees provide accounting and/or other administrative services to any Facility at customary rates consistent with past practice and (B) any other costs and expenses charged by Affiliates of Guarantor or Tenant with respect to the use or operation of the Facilities, provided the aggregate amount of payments pursuant to this Section 11.5 shall not exceed 2% of the aggregate annual rental revenue at all Facilities.

ARTICLE 12

LIENS

12.1         No Liens on Property.  Subject to the provisions of Article 13 relating to permitted contests, Tenant shall not create or allow to remain and shall promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon any portion of the Property caused by Tenant or its Agents or on Tenant’s Accounts or any attachment, levy, claim or encumbrance in respect of Rent, not including, however, (a) this Lease, (b) Permitted Encumbrances, if any, (c) liens for those taxes of Landlord which Tenant is not then currently required to pay hereunder, (d) subleases and liens, if any, permitted by Article 21, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as the same are not yet payable or are payable without the addition of any fine or penalty or are in the process of being contested as permitted by Article 13, (f) liens in favor of Landlord, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that, notwithstanding the provisions of Article 13, at Landlord’s request, Tenant shall remove any such lien from record title to any interest in the Property (including, without limitation, Tenant’s interest under this Lease), at Tenant’s sole cost and expense, by depositing with the appropriate public authority a sum of money, or filing in such forum a bond executed as surety by a surety insurer licensed to do business in the State, in the amount and in the manner required by applicable law of the State and otherwise in a manner sufficient to effectively remove such lien from record title to the Property; provided, further (i) the payment of such sums shall not be postponed for more than seven days after the completion of the action giving rise to such lien (but in no event in excess of any period of redemption) and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor and/or (ii) any such liens are in the process of being contested as permitted by Article 13, (h) any Encumbrances which are the responsibility of Landlord pursuant to the provisions of Article 23 or which arise from the acts or omissions of Landlord and/or its officers, agents or employees and (i) leases or financing agreements with third party vendors/lessors with respect to personal property located at, and used in connection with the operation of the Facilities, including, but not limited to, telephone systems, kitchen equipment and laundry equipment, provided that the aggregate payments due thereunder shall be on market terms, consistent with the terms obtained by comparable operators. Notwithstanding the foregoing, in no event shall Tenant or any Subtenant be permitted to lease any personal property

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for use at a Facility if the aggregate annual rental payment for all personal property at such Facility exceeds $50,000 (adjusted each year by the increase in CPI).

12.2         No Liens on Landlord’s Interest.  In no event shall the interest of Landlord in the Property be subject to liens for improvements made by Tenant, whether under Article 10 or this Article 12. Tenant shall notify any and all contractors making any improvements, repairs or additions to any portion of the Property that any lien to which such contractor may be entitled pursuant to the laws of the State shall not extend to the interest of Landlord in the Property.

ARTICLE 13

CONTESTS

Tenant, on its own or on Landlord’s behalf (or in Landlord’s name), but at Tenant’s sole cost and expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Article 12, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord or Tenant and from the portion of the Property subject to such contest, (b) neither such Property nor any Rent therefrom nor any part thereof nor interest therein would be subject to any risk of being sold, forfeited, attached, foreclosed, or lost as a result of such non-payment or non-compliance, (c) in the case of a Legal Requirement, Landlord would not be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) [Intentionally omitted], (e) in the case of a Legal Requirement or an Imposition, lien, encumbrance or charge, Tenant shall give such security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected portion of the Property or the Rent by reason of such non-payment or non-compliance, including, without limitation, a guaranty in form and substance acceptable to Landlord and executed by a guarantor reasonably acceptable to Landlord (provided Tenant shall only be required to comply with this subsection (e) if the aggregate amount then due and payable with respect to all Legal Requirements, Impositions, liens, encumbrances or charges, directly affecting the Facilities, exceeds $15,000,000), (f) in the case of an Insurance Requirement, the coverage required by Article 14 shall be maintained, and (g) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Notwithstanding any express or implied provision of this Article to the contrary, the provisions of this Article shall not be construed to permit Tenant to contest the payment of Base Rent (except as to contests concerning the method of computation) or any other sums payable by Tenant to Landlord hereunder. Landlord, at Tenant’s expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant shall indemnify, defend and save Landlord harmless against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

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ARTICLE 14

INSURANCE

14.1         General Insurance Requirements.  During the Term, Tenant shall at all times keep the Facilities, and all property located in or on the Facilities, including all Capital Additions, the FF&E and the Personal Property, insured with the kinds and amounts of insurance described below. Each element of the insurance described in this Article shall be maintained with respect to the Facilities and the Personal Property and operations thereon. This insurance shall be written by companies authorized to do insurance business in the State in which the Facilities are located. All liability type policies (except professional liability and workers compensation) must name Landlord as an “additional insured” through an endorsement on the policy. All property, loss of rental and business interruption type policies shall name, through a policy endorsement, Landlord as “loss payee” to the extent of Landlord’s insurable interest therein with respect to the property required to be insured by Tenant. Losses shall be payable to Landlord and/or Tenant as provided in Article 15. In addition, the policies, as appropriate, shall name as an “additional insured” or “loss payee” the holder of any mortgage, deed of trust or other security agreement (“Facility Mortgagee”) securing any indebtedness or any other Encumbrance placed on the Facilities in accordance with the provisions of Article 23 (“Facility Mortgage”) by way of a standard form of mortgagee’s loss payable endorsement; provided that Landlord delivers the name and address of any such Facility Mortgagee to Tenant at least five (5) business days prior to the desired effective date of such endorsement. If required by any applicable Facility Mortgagee, any loss adjustment in excess of $500,000 shall require the written consent of the Facility Mortgagee. Notwithstanding anything to the contrary in this Lease (but subject to the immediately following sentence), if requested by Landlord, Tenant shall be obligated to comply with insurance requirements imposed on the Property and set forth in any Encumbrance, provided such requirements are customary in the industry for properties similar to the Facilities in the same general areas in which the Facilities are located, are customarily required by institutional lenders, are commercially reasonable and consistent with industry standards at the applicable time, and such insurance is available at commercially reasonable rates. Landlord agrees to use commercially reasonable efforts and cooperate with Tenant for the purpose of obtaining waivers from any Facility Mortgagee and otherwise securing any Facility Mortgagee’s agreement that such coverage is in compliance with a Facility Mortgagee’s requirements; provided, however, if, despite such efforts, such waivers are not obtained, then the provisions of the immediately preceding sentence will apply. Evidence of insurance shall be deposited with Landlord and, if requested, with the Facility Mortgagee(s). The policies shall insure against the following risks:

14.1.1      Loss or damage by fire, vandalism and malicious mischief, extended coverage and other perils commonly known as “all risk or special perils”, earthquake (including earth movement), sinkhole and windstorm in an amount not less than the insurable value on a replacement cost basis (as defined below in Section 14.2) and including a building ordinance or law coverage endorsement;

14.1.2      Loss or damage by mechanical breakdown, electrical injury and explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facilities, on a “replacement cost basis”;

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14.1.3      Flood (when the improvements comprising the Facilities are located in whole or in part within a FEMA-designated 100-year flood plain area);

14.1.4      Loss of rental value in an amount not less than twelve (12) months’ Rent payable hereunder or business interruption in an amount not less than twelve (12) months of income and normal operating expenses including payroll and Rent payable hereunder with an endorsement extending the period of indemnity by at least ninety (90) days; and

14.1.5      Bodily injury or property damage under a policy of commercial general liability insurance (including broad form property damage and broad form contractual liability) and medical professional liability, with amounts not less than $1,000,000 per occurrence and $3,000,000 in the annual aggregate. Any combination of primary or umbrella/excess insurance may be utilized to provide the total required general and professional liability insurance limits set forth in this Section 14.1.5.

14.2         Replacement Cost.  The term “replacement cost” shall mean the actual replacement cost of the insured property from time to time with new materials and workmanship of like kind and quality and in compliance with current building codes. If Tenant has made improvements to the Facilities, Landlord may at Tenant’s expense have the replacement cost re-determined at any time after such improvements are made, regardless of when the replacement cost was last determined.

14.3         Additional Insurance.  In addition to the insurance described above, Tenant shall maintain, or shall cause Manager and any replacement thereof to maintain, the statutory workers’ compensation coverage or comparable coverage (including non-subscriber coverage in Texas (if applicable)), as required by the Legal Requirements for all Persons employed by Tenant, Manager and any replacement thereof, in the Facilities, or, in the alternative, to the extent permitted by Legal Requirements.

14.4         Waiver of Subrogation.  All insurance policies covering the Facilities and Tenant’s Personal Property including contents, fire and casualty insurance, and including all third party liability and workers compensation insurance to the extent not prohibited by law shall expressly permit waiver of rights of subrogation against the other party, its officers, directors, members, agents and employees. Each party hereby waives any claims it has against the other party, its officers, directors, members, agents and employees, to the extent such claim is covered or should be covered by the required insurance, including amounts under deductibles or self-insured retentions, even if the loss is caused by the sole negligence of such other party, its officers, directors, and members, agents or employees.

14.5         Policy Requirements.  All of the policies of insurance referred to in this Article shall be written in form reasonably satisfactory to Landlord and by insurance companies with a policyholder rating of “A-” and a financial rating of “7” in the most recent version of Best’s Key Rating Guide. Additionally, except as otherwise provided in this Lease, all of the insurance referred to in this Article shall be on an occurrence or claims-made basis. If Tenant obtains and maintains the general and medical professional liability insurance described in Section 14.1.5 above on a “claims-made” basis, Tenant shall provide continuous liability coverage for claims arising during the Term either by obtaining an endorsement providing for an

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extended reporting period reasonably acceptable to Landlord in the event such policy is canceled or not renewed for any reason whatsoever, or by obtaining either (a) “tail” insurance coverage converting the policies to “occurrence” basis policies providing coverage for a period of at least three (3) years beyond the expiration of the Term, or (b) retroactive coverage back to the commencement date (which date shall be at least three (3) years prior to the expiration of the Term) for the policy in effect prior to the expiration of the Term and maintaining such coverage for a period of at least three (3) years beyond the expiration of the Term. All policies of insurance required herein shall be endorsed to be primary to all insurance available to Landlord, with Landlord’s insurance (if any) being excess, secondary and non-contributing. Tenant shall pay all of the premiums therefor, and deliver certificates thereof to Landlord prior to their effective date (and with respect to any renewal policy, shall deliver evidence of renewal no more than five (5) days after the expiration of the existing policy), and in the event of the failure of Tenant either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver certificates thereof to Landlord, at the times required and if Tenant fails to cure such default within ten (10) days after receipt of written notice from Landlord, Landlord shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, in which event the cost thereof, together with interest thereon at the Overdue Rate, shall be repayable to Landlord upon demand therefor. Each insurer shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord thirty (30) days’ written notice before such insurer cancels or does not renew the policy or policies in question. Each policy shall have a deductible or deductibles, if any, which are no greater than those normally maintained for similar facilities in the State of similar size, financial condition, resident mix and number. Each party shall be responsible for funding deductibles or retentions under its own insurance policies. Tenant shall be responsible for funding all claims within self-insured retention, including claims applying to Landlord as an additional insured.

14.6           Blanket Policy.  Notwithstanding anything to the contrary contained in this Article 14, Tenant’s obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant or its Affiliates; provided, however, that the coverage afforded Landlord will not be reduced or diminished or otherwise be materially different from that which would exist under a separate policy meeting all other requirements hereof by reason of the use of the blanket policy, and provided further that the requirements of this Article 14 are otherwise satisfied.

14.7           Changed circumstances.  Notwithstanding anything to the contrary herein (a) if any insurance required to be maintained by Tenant under this Article 14 ceases to be available, Tenant shall not be in breach of this Lease provided Tenant promptly obtains such alternative insurance as is customary in the industry for properties similar to the Facilities in the same general areas in which the Facilities are located and consistent with industry standards at the applicable time and (b) if any insurance provider of Tenant fails to maintain the ratings required under Section 14.5 during the term of the then existing policy, Tenant shall not be in breach of this Lease provided Tenant promptly obtains replacement insurance from an insurance provider that satisfies the ratings required under Section 14.5 (provided Tenant shall continue to maintain the then existing policy until such time as the replacement policy is issued).

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ARTICLE 15

INSURANCE PROCEEDS

15.1         Handling of Insurance Proceeds.  Except as otherwise provided herein, all proceeds from any policy of property damage insurance (excluding business interruption insurance), required by Article 14 of this Lease shall be paid to and held in trust by Landlord or a Facility Mortgagee; provided, however, that if the originally named Landlord is not then the Landlord hereunder, such payments shall be paid to and held by a reputable insurance trustee having substantial experience operating in such capacity, which trustee shall be mutually acceptable to Landlord and Tenant and shall hold and disburse such funds in accordance with written instructions mutually acceptable to Landlord and Tenant; and provided, further, that in the event the amount of such proceeds is less than $1,000,000 (or such lesser amount as is required by a Facility Mortgagee) and there is no monetary Event of Default then outstanding under this Lease, such proceeds shall be released by Landlord to Tenant to be applied in the manner set forth in this Article 15. Provided that no Event of Default then exists, any such payments received by Landlord shall be made available by Landlord, or the trustee for reconstruction or repair, as the case may be, of any damage to or destruction of all or any portion of the Property to which such proceeds relate, and shall be paid out by Landlord, (or such insurance trustee) from time to time in accordance with and subject to the provisions hereof for the cost of such reconstruction or repair, subject to reasonable and customary controls to ensure funds disbursed by Landlord (or such insurance trustee) are in fact used for such purpose. Tenant acknowledges that such insurance proceeds may not be used towards satisfaction of the minimum Capital Expenditures required pursuant to Section 7.1 of this Lease. Any unused portion shall be retained by Landlord upon completion of such repair and restoration to be held in reserve by Landlord and disbursed by Landlord to Tenant for further maintenance or repair of the Property as requested by Tenant and reasonably approved by Landlord; provided, however, any such unused insurance proceeds which remain at the time this Lease expires or is terminated shall be refunded to Tenant upon Tenant’s concurrent payment to Landlord of all amounts, if any, then due to Landlord from Tenant under other provisions of this Lease. All salvage resulting from any risk covered by insurance shall belong to Landlord.

15.2         Reconstruction in the Event of Damage or Destruction Covered by Insurance.

(a)         Subject to subsection (c) below, if during the Term a Facility is totally or substantially destroyed by a risk covered by the insurance described in Article 14 so that the Facility thereby is rendered unsuitable for its Permitted Use(s) (taking into account all relevant factors, including, but not limited to, the number of useable units and the amount of square footage reasonably available for use by Tenant and the type and amount of revenue lost), Tenant shall use insurance proceeds hereunder to restore the Facility to substantially the same condition as existed immediately before the damage or destruction, and this Lease shall continue in full force and effect. The insurance proceeds shall be paid to Tenant or its designee in accordance with Section 15.1 from time to time as necessary to pay for the costs of such restoration.

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(b)         If the cost of any such repair or restoration exceeds the amount of proceeds received by Landlord (or the insurance trustee described in Section 15.1) and paid over to Tenant from the insurance required under Article 14, Tenant shall contribute any and all excess amounts necessary to repair or restore the Facility.

(c)         Notwithstanding the foregoing, in the event that either (i) more than seventy five percent (75%) of any Facility (by area or value) is substantially destroyed during the final twelve (12) months of the Term as a result of a fully insured (subject to the deductible provision of the insurance coverage) casualty (including but not limited to, the business interruption coverage described in Section 14.1.4) or (ii) regardless of the extent of such damage or destruction (A) the repair or reconstruction of the Facility is prohibited under applicable law, including, but not limited to, licensure law, zoning law and/or building code law or (B) the proceeds of insurance are paid to Landlord or a Facility Mortgagee, and such proceeds are not promptly made available to Tenant by Landlord or a Facility Mortgagee, as applicable, in either event, Tenant may elect, by giving written notice to Landlord within thirty (30) days of the date of such casualty, to terminate this Lease as to the affected Facility effective as of the date such notice of termination is given. If the Lease is so terminated, all insurance proceeds including the business interruption coverage required in Section 14.1.4 above, shall be paid to Landlord and the Base Rent shall be reduced by an amount equal to the Allocated Facility Rent for such Facility. In addition, Tenant shall pay to Landlord an amount equal to any deductible feature of the casualty insurance coverage.

15.3         Reconstruction in the Event of Damage or Destruction Not Covered by Insurance.  If during the Term a Facility is totally destroyed or materially damaged (i) from a risk not covered by insurance described in Article 14 or (ii) from a risk for which insurance coverage is voided due to any act or omission by Tenant, whether or not the Facility is thereby rendered unsuitable for its Permitted Use(s), Tenant shall restore the Facility to substantially the same condition as existed immediately prior to such damage or destruction, this Lease shall continue in full force and effect, and Tenant shall continue to pay Rent, in the manner and at the times herein specified, including the full amounts of Base Rent and Additional Charges. Notwithstanding the foregoing, in the event that either (i) more than seventy five percent (75%) of the Facility (by area or value) is substantially destroyed during the final twelve (12) months of the Term as a result of a fully insured (subject to the deductible provision of the insurance coverage) casualty (including but not limited to, the business interruption coverage described in Section 14.1.4) or (ii) regardless of the extent of such damage or destruction, the repair or reconstruction of the Facility is prohibited under applicable law, including, but not limited to, licensure law, zoning law and/or building code law, Tenant may elect, by giving written notice to Landlord within thirty (30) days of the date of such casualty, to terminate this Lease as to the affected Facility effective as of the date such notice of termination is given and (A) the Base Rent shall be reduced by an amount equal to the Allocated Facility Rent for such Facility, and (B) all insurance proceeds including the business interruption coverage required in Section  14.1.4 above, shall be paid to Tenant and (D) payment shall be made by Tenant to Landlord in an amount equal to the Fair Market Value of the Facility and fee title to the Facility shall thereupon be transferred to Tenant free and clear of all Encumbrances and exceptions to title except those (I) created by Tenant or (II) in existence as of the date of this Lease.

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15.4         Restoration of Capital Additions Paid by Tenant.  All insurance proceeds payable solely by reason of any loss of or damage to any Capital Additions fully paid for by Tenant in their entirety shall be paid to Tenant and Tenant shall hold such insurance in trust to pay the cost of repairing or replacing damaged Capital Additions fully paid for by Tenant in their entirety; provided, however, that if the damaged Capital Additions fully paid for by Tenant in their entirety are deemed by Tenant to no longer be useful to Tenant’s operations, Tenant shall not be obligated to repair or replace them.

15.5         Facility Mortgagee Requirements.  Notwithstanding anything to the contrary in this Lease, (a) Landlord shall only be obligated to make insurance proceeds resulting from any casualty available to Tenant to the extent the same are made available to Landlord pursuant to the terms of any Encumbrance and (b) in the event insurance proceeds are not made available to Tenant, Tenant shall have no obligation to repair or restore the Facilities or any portion thereof.

15.6         Waiver.  Tenant hereby waives any rights at law or in equity and any statutory rights of termination which may arise by reason of any damage or destruction of the Property which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

15.7         Shortfall.  If (a) a Facility is damaged or destroyed, in whole or in part, by fire or other casualty, (b) Tenant is obligated to repair such Facility pursuant to the terms of this Lease and (c) the amount of insurance proceeds available to Tenant in connection therewith is less than the amount required to complete the repair or restoration of such Facility (the “Casualty Shortfall Amount”), Tenant shall promptly transfer funds, in an amount equal to the Casualty Shortfall Amount, to Landlord or as otherwise directed by Landlord, provided such funds are segregated in a separate interest bearing account, and such funds shall be held in trust for the benefit of Tenant. Promptly following written request by Tenant, Landlord or its designee shall make disbursements of the Casualty Shortfall Amount to Tenant in an amount equal to the costs to be incurred from time to time for the work to repair or restore the applicable Facility, provided such request also contains reasonable evidence documenting the costs to be incurred. Tenant shall have no obligation to repair or restore the applicable Facility unless the Casualty Shortfall Amount is made available to Tenant in accordance with the foregoing.

15.8         Notice.  If a Facility is damaged or destroyed, in whole or in part, by fire or other casualty, the cost of which to repair is greater than $250,000, Tenant shall give prompt written notice of such damage to Landlord.

ARTICLE 16

CONDEMNATION

16.1         Definitions.

(a)         “Condemnation” means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, the purpose and intent of which is to effect a Taking, or (b) a voluntary sale or transfer by Landlord with Tenant’s consent

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(provided that such consent shall be required only if no Event of Default has occurred and is continuing at such time) to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

(b)         “Date of Taking” means the first date the Condemnor has the right to immediate possession of the property being condemned.

(c)         “Award” means all compensation, sums and any other value awarded, paid or received on a total or partial condemnation of any portion of the Property and shall specifically exclude any separate award made to Tenant as allowed in Section 16.4 below.

(d)         “Condemnor” means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

16.2         Parties’ Rights and Obligations.  If during the Term there is any Taking of all or any part of the Property or of any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this Article. Tenant shall not consent to the settlement of any Award to be made in connection with any Condemnation, without the prior written consent of Landlord and any applicable Facility Mortgagee (such consent not to be unreasonably withheld, conditioned or delayed), if the proposed amount of such Award exceeds $500,000.

16.3         Total Taking.  If title to the fee of the whole of any Facility shall be the subject of any Condemnation by any Condemnor, this Lease shall cease and terminate as of the Date of Taking as to the affected Facility. If title to the fee of less than the whole of any Facility shall be so taken or condemned, which nevertheless renders the Facility unsuitable for its Permitted Use(s) (taking into account all relevant factors, including, but not limited to, the number of useable units, the amount of square footage reasonably available for use by Tenant, and the type and amount of revenue lost), Tenant and Landlord each shall have the option by Notice to the other, to terminate this Lease as of the Date of Taking as to the affected Facility. In either of such events, the Base Rent shall be reduced by an amount equal to the Allocated Facility Rent for such Facility.

16.4         Allocation of Award.  In the event of a Taking as described in Section 16.3, Landlord and Tenant shall cooperate with each other in order to maximize the amount of the Award. Tenant shall have the right to seek damages or a separate condemnation award for Tenant’s loss of any Capital Additions paid for by Tenant, loss of business and relocation expenses and any such award shall be the sole property of Tenant. Subject to the rights of any Facility Mortgagee, the Award shall be allocated entirely to Landlord.

16.5         Partial Taking.  If title to the fee of less than the whole of any Facility shall be the subject of a Taking or Condemnation, and the Facility is still suitable for its then existing use, or if Tenant or Landlord shall be entitled, but shall not elect, to terminate this Lease with respect to the Facility as provided in Section 16.3 hereof, Tenant at its own cost and expense shall with all reasonable diligence restore the untaken portion of the Facility so that the Facility shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as existing immediately prior to such

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Condemnation or Taking. Landlord and Tenant shall cooperate with each other to maximize the amount of any Award. Landlord shall contribute the entire amount of the Award to the cost of restoration. The proceeds of any Award shall be held and distributed in the same manner as provided by Section 15.1 for insurance proceeds. Any remaining balance of such proceeds after such restoration is completed shall be retained by or paid to Landlord.

16.6         Temporary Taking.  If the whole or any part of any portion of the Property or of Tenant’s interest under this Lease shall be the subject of a Taking or Condemnation by any Condemnor for its temporary use or occupancy, this Lease shall not terminate, and Tenant shall continue to pay, in the manner and at the times herein specified, the full amount of Rent. Except to the extent Tenant may be prevented from so doing pursuant to the terms of any order for the benefit of the Condemnor, Tenant shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of Tenant to be performed and observed as though such Taking or Condemnation had not occurred. Upon any such Taking or Condemnation described in this Section, the entire amount of any such Award made for such Taking or Condemnation allocable to the Term of this Lease, whether paid by way of damages, Rent or otherwise, shall be paid to Tenant. If any part of such Award is allocable for a period beyond the term of this Lease, that part shall be paid to Landlord. Tenant covenants that upon the termination of any such period of temporary use or occupancy as set forth in this Section, Tenant will, at its sole cost and expense (subject to any contribution by Landlord as set forth in Section 16.5), restore the Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Taking or Condemnation, unless such period of temporary use or occupancy shall extend beyond the expiration of the Term, in which case Tenant shall not be required to make such restoration but shall pay to Landlord from the Award received by Tenant and not applied by Tenant to satisfy its Rent obligations during the period of such Taking, to the costs of such restoration work.

16.7         Facility Mortgagee Requirements.  Notwithstanding anything to the contrary in this Lease, (a) Landlord shall only be obligated to make an Award resulting from any Condemnation available to Tenant to the extent the same are made available to Landlord pursuant to the terms of any Encumbrance and (b) in the event any Award is not made available to Tenant, Tenant shall have no obligation to repair or restore the Facilities or any portion thereof.

16.8         Notice.  If a Facility is subject to a Condemnation with a proposed Award greater than $250,000, Tenant shall give prompt written notice of such Condemnation to Landlord and shall deliver to Landlord copies of any and all papers served in connection with such Condemnation.

ARTICLE 17

DEFAULTS AND REMEDIES

17.1         Events of Default.  Any one or more of the following events shall be deemed an “Event of Default” hereunder:

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(a)         Tenant shall fail to pay Rent payable by Tenant under this Lease as and when the same becomes due and payable and such failure continues for more than three (3) business days after Notice thereof from Landlord;

(b)         Tenant or Guarantor shall fail to observe or perform any other term, covenant or condition of this Lease or Guaranty and such failure is not cured by Tenant or Guarantor, as the case may be, within a period of thirty (30) days after Notice thereof from Landlord; provided, however, if any such failure is not capable of being cured within such thirty (30) day period but is capable of being cured, Tenant shall have an additional ninety (90) days to cure the failure provided Tenant promptly commences its attempt to cure the failure and diligently proceeds in good faith to cure the same as expeditiously as possible;

(c)         Any representation or warranty made by (i) Tenant in this Lease, whether under Article 22 of this Lease or otherwise, shall prove to be false or misleading, as of the date made, in any material respect and the same is not corrected within ten (10) days after notice thereof from Landlord, provided Tenant shall have no right to cure any willful and intentional misstatement or (ii) Guarantor in the Guaranty shall prove to be false or misleading, as of the date made, in any material respect and the same is not corrected within ten (10) days after notice thereof from Landlord, provided Guarantor shall have no right to cure any willful and intentional misstatement;

(d)         Tenant or Guarantor shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency law, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof;

(e)         Tenant or Guarantor shall, on a petition in bankruptcy filed against it, be adjudicated bankrupt or have an order for relief thereunder entered against it or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant or Guarantor, a receiver of Tenant or Guarantor or of the whole or substantially all of its property, or approving a petition filed against Tenant or Guarantor seeking reorganization or arrangement of Tenant or Guarantor under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof;

(f)         Tenant or Guarantor shall be liquidated or dissolved (except for an involuntary dissolution due to a failure to file an annual report with the Secretary of State or other applicable officer or department of the State so long as such failure is cured within 30 days of any notice thereof to Tenant or Guarantor, whether from the State or otherwise), or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets other than in connection with a merger or consolidation of Tenant or Guarantor into, or a sale of substantially all of Tenant’s or Guarantor’s assets to, another Person;

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(g)        the estate or interest of Tenant in the Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of sixty (60) days after commencement thereof or thirty (30) days after Notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article 13 hereof);

(h)        Tenant closes any Facility or ceases operations on the Property in violation of Section 8.3;

(i)         Tenant or Subtenant, as applicable, fails to (i) comply with the terms of Article 14, (ii) comply with Section 11.3 (financial covenant), (iii) comply with Article 21, or (iv) comply with the SPE Requirements if such failure under this clause (i)(iv) results in substantive consolidation with Persons other than each of Tenant, the Subtenants and Guarantor;

(j)         Tenant, an Affiliate of Tenant or any Guarantor shall fail to pay when due or within any applicable notice and grace period any amount due to Landlord on any indebtedness, guaranty, endorsement, indemnity agreement, lease or other obligation (excluding amounts under this Lease) now or hereafter entered into, whether contingent or otherwise, (each, a “debt”) or on any security (as “security” is defined for purposes of the federal securities laws), or any event shall occur or any condition shall exist with respect to any debt or security of Tenant in favor of Landlord, the effect of which would (i) cause any or all of such debt or security to become due prior to its stated maturity or its regularly scheduled dates of payment and (ii) have a material adverse effect on Tenant and the Facilities taken as a whole;

(k)         An event described in Section 2(c) of the Guaranty occurs (after taking into account all stated notice and cure periods); and

(l)         the Guaranty becomes unenforceable and Guarantor fails to provide a replacement guaranty on the same terms within five (5) days thereof.

17.2         Damages.

(a)         Upon the occurrence and during the continuance of any Event of Default, Landlord shall have the right (i) to terminate this Lease and Tenant’s right to possession of the Facilities by any lawful means, upon ten (10) days’ Notice of such termination (during which time Tenant shall have the opportunity to cure any such Event of Default) in which case, if Tenant shall fail to cure all Events of Default within the foregoing ten (10) day period, this Lease shall terminate and all of Tenant’s rights hereunder shall cease and Tenant shall immediately surrender possession of the Property to Landlord and, in such event, Landlord shall be entitled to recover from Tenant all damages incurred by reason of such Event of Default determined in the manner set forth in this Section 17.2, (ii) to terminate Tenant’s right to possession of the Facilities without thereby terminating this Lease (provided that (A) Landlord shall only be permitted to take such action if, due to Legal Requirements, Landlord is restricted from terminating the Lease and thereafter suing for damages and (B) if Landlord takes such action, Tenant shall be immediately released from all obligations under or relating to this Lease except Tenant’s monetary obligations to Landlord) and/or relet the same for Tenant’s account, and (iii) to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover

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the damages provided for in this Section 17.2. Neither the termination of this Lease or of Tenant’s right to possession of the Facilities pursuant to this Section 17.2, the repossession of the Facilities, the failure of Landlord, notwithstanding reasonable good faith efforts, to relet the same, nor the reletting of all or any portion of the Property, shall relieve Tenant of its liability and obligations hereunder (other than its non-monetary obligations), all of which shall survive any such termination, repossession or reletting until Landlord has collected from Tenant the damages due hereunder. Notwithstanding anything to the contrary herein, in the case of an Event of Default described in Section 17.1(b) or (c), that solely relates to one or more single Facilities (the “Terminable Facilities”), Landlord shall only be permitted to exercise the foregoing remedies and terminate this Lease as to the Terminable Facilities; provided, however, following the termination of this Lease as to any two (2) Facilities, upon the occurrence and during the continuance of any subsequent Event of Default, Landlord shall be entitled to either (I) terminate this Lease in its entirety as contemplated above or (II) exercise the foregoing remedies and terminate this Lease solely as to the Terminable Facilities. Following the termination of this Lease as to any Terminable Facility, (x) to the extent Landlord exercises its right to accelerate the payment of Base Rent with respect to such Terminable Facility, thereafter the Base Rent payable shall be reduced by an amount equal to the Allocated Facility Rent for such Terminable Facility (provided that the foregoing Rent reduction shall in no way prevent Landlord from suing for damages in accordance with this Article 17), (y) for the purpose of determining the Lease Coverage Ratio, the Base Rent shall be deemed to be reduced by an amount equal to the Allocated Facility Rent for such Terminable Facility (regardless of whether or not Landlord exercises its right to accelerate the payment of Base Rent with respect to such Terminable Facility) and (y) Tenant shall have no further obligation to perform and observe all of the terms, covenants and conditions of this Lease that it would be otherwise required to undertake as tenant and operator of such Terminable Facility.

(b)         Upon any such termination of this Lease or of Tenant’s right of possession of any of the Property, Tenant shall, forthwith pay to Landlord the full amount of Landlord’s damages suffered by reason of such Event of Default in an amount equal to the sum of:

(i)      the worth at the time of the award of the unpaid Rent due and payable to and including the date of such termination, repossession or reletting;

(ii)     the worth at the time of the award, of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that could have been reasonably avoided;

(iii)    the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of such rental loss that could be reasonably avoided; and

(iv)    any other amount reasonably necessary to compensate Landlord for the reasonable costs incurred in regaining possession and reletting the Property, including, but not limited to, brokerage fees and commissions, construction costs, rent concessions, and all legal costs and expenses.

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(c)         The “worth at the time of the award” of the amounts referred to in subparagraphs (b)(i) and (b)(ii) above shall be computed by allowing interest at the Overdue Rate. The “worth at the time of award” of the amount referred to in subparagraph (b)(iii) above shall be computed by discounting such amount at the discount rate of Federal Reserve Bank of San Francisco at the time of award plus 1%.

(d)         If an Event of Default described in Section 17.1(a) shall occur, or if this Lease shall be terminated in whole or part as provided in Section 17.2(a), Landlord, without notice, may dispossess Tenant as to the Facilities, or Terminable Facilities in the case of a partial termination, as applicable, by summary proceedings or by any suitable action or proceeding at law or otherwise. No receipt of moneys by Landlord from Tenant after the termination of this Lease or after the giving of any notice of the termination of this Lease shall reinstate, continue or extend the Term or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of a Facility by proper remedy, except as herein otherwise expressly provided, it being agreed that after the service of notice to terminate this Lease or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of a Facility, Landlord may demand, receive and collect any moneys due or thereafter falling due with respect to such Facility without in any manner affecting such notice, proceeding, order, suit or judgment, all such moneys collected being deemed payments on account of the use and occupancy of such Facility or, at the election of Landlord, on account of Tenant’s liability hereunder.

17.3         Application of Funds.  Any payments normally made to Tenant hereunder which are made to and received by Landlord under any of the provisions of this Lease during the continuance of any Event of Default shall be applied to Tenant’s obligations in the order which Landlord may determine.

17.4         Landlord’s Right to Cure Tenant’s Default.  If an Event of Default occurs under this Lease and is not cured within the time provided under this Lease with respect to such Event of Default, Landlord, without waiving or releasing any obligation of Tenant, and without waiving any such Event of Default, may (but shall be under no obligation to) at any time thereafter cure such Event of Default for the account and at the expense of Tenant, and may, to the extent permitted by law and subject to Landlord’s compliance with applicable law, including but not limited to, applicable licensure laws and the laws governing the confidentiality of resident and employee records, enter upon any portion of the Property for such purpose and take all such action thereon as, in Landlord’s sole judgment, may be necessary or appropriate with respect thereto. No such entry by Landlord on any portion of the Property shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord until paid, shall be paid by Tenant to Landlord on demand. The obligations of Tenant and rights of Landlord contained in this Article shall survive the expiration or earlier termination of this Lease.

17.5         Waiver.  If this Lease is terminated pursuant to the provisions of this Article, Tenant waives, to the extent permitted by applicable law, (a) any right of redemption, re-

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entry or repossession, (b) any right to trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article, and (c) the benefit of any laws now or hereafter in force exempting Tenant’s property from liability for rent or for debt.

ARTICLE 18

CURE BY TENANT OF LANDLORD DEFAULTS

18.1         Landlord Default.  Landlord shall be in default of its obligations under this Lease if Landlord shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed, and such failure shall continue for a period of thirty (30) days after Notice thereof from Tenant (or such shorter time as may be necessary in order to cure or correct any condition, the presence of which substantially or materially interferes with Tenant’s conduct of its usual business for the Permitted Use(s) or to protect the health or welfare of any resident of the Property or to ensure the ongoing compliance of the Property with applicable law), unless such failure cannot be cured with due diligence within a period of thirty (30) days (or the above-described shorter time period), in which case such failure shall not be deemed to continue if Landlord, within such thirty (30) days (or the above-described shorter time period), promptly commences its attempt to cure the failure and diligently attempts to complete the curing thereof. The time within which Landlord shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay. If Landlord fails to commence such cure as provided herein, Tenant may cure such default, and so long as Tenant continues to pay Rent, Tenant shall have the right (subject to Section 6.1), as Tenant’s sole remedy (except as otherwise provided in this Section 18.1), by separate and independent action to pursue any claim it may have against Landlord for monetary damages caused by Landlord’s failure to cure such default.

18.2         Mortgagee Cure.  Should Landlord fail to observe or perform any of the covenants or conditions contained in this Lease, before taking any action, Tenant shall comply with the requirements of any subordination agreement to which it may then be a party with respect to the granting of notice and an opportunity to cure to any such Landlord default. All payments made, and all acts performed by such lenders in order to cure shall be effective to prevent a forfeiture of the rights of Landlord under this Lease and a termination of this Lease as if the payments and acts were performed by Landlord instead of by the lenders.

ARTICLE 19

HOLDING OVER

If Tenant for any reason remains in possession of any portion of the Property after the expiration of the Term or earlier termination of the Term, such possession shall be a tenancy at sufferance during which time Tenant shall pay to Landlord as rental each month one hundred twenty-five percent (125%) of the aggregate of (i) one-twelfth of the aggregate Base Rent for the Facilities payable with respect to the next 12 calendar months of the Term, (ii) all Additional Charges accruing during the month with respect to which such payment relates, and (iii) all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Facilities. During such period of month-to-month tenancy at sufferance, Tenant shall be

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obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent mandated by law applicable to tenancies at sufferance, to continue its occupancy and use of the Facilities. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary herein, the continued occupancy by residents at the Facilities following the expiration or earlier termination of the Term shall not constitute holding over by Tenant which would trigger the foregoing terms of this Article 19.

ARTICLE 20

LIABILITY OF PARTIES

20.1         Indemnification by Tenant.  Notwithstanding the existence of any insurance provided for in Article 14, and notwithstanding the policy limits of any such insurance, but subject to the waiver of the right of subrogation set forth in Section 14.4 hereof, Tenant shall indemnify, defend, protect, save and hold Landlord and any successor person who is the owner or operator of the Facilities harmless from and against any and all liabilities, losses, obligations, claims, damages, penalties, fines, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon, incurred by or asserted against Landlord arising out of, connected with or incidental to the following and arising from events occurring during the Term:

(a)         any Hazardous Substance located in, on or under the Land or the Facilities;

(b)         any accident, injury to or death of persons, or loss of or damage to property, occurring on or about the Facilities including, without limitation, any claims of malpractice, except for any such accident, injury, death, loss or damage proximately caused by Landlord’s gross negligence or willful misconduct and not resulting from Tenant’s failure to perform and comply with the terms, covenants, conditions and provisions of this Lease;

(c)         any past, present or future use, misuse, non-use, condition, management, maintenance or repair by Tenant or its agents of the Property, and any litigation, proceeding or claim by governmental entities or other third parties relating thereto to which Landlord is made a party;

(d)         any Impositions which are the obligations of Tenant to pay pursuant to the applicable provisions of this Lease if the same are not paid when due or within any cure period provided for herein;

(e)         any failure on the part of Tenant to perform or comply with any of the terms of this Lease when due or within any cure period provided for in this Lease;

(f)         the non-performance of any of the terms and provisions of any and all existing and future subleases of the Facilities to be performed by Tenant thereunder; and

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(g)         any claims by state or federal governmental agencies for repayment of claims for reimbursement of costs incurred by Tenant in providing care or services to residents under government supported healthcare or government supported residential programs, provided Landlord promptly provides Tenant with written notice thereof and otherwise complies with the terms of this Section 20.1.

Any amounts payable by Tenant under this Section shall be paid within ten (10) days after Tenant’s liability therefor is determined by litigation or otherwise. If such amounts are not timely paid, they shall bear a late charge at the Overdue Rate from the date of such determination to the date paid. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord, or may, with Landlord’s prior written consent, compromise or otherwise dispose of the same as Tenant sees fit. If Tenant shall have fully paid to Landlord any and all amount due under this Section 20.1, Tenant shall be entitled to receive any insurance proceeds relating to such indemnified matter up to the amount paid by Tenant to Landlord. Nothing herein shall be construed as indemnifying Landlord against its own gross negligence or willful misconduct.

Tenant, at its expense, may contest, resist, and defend any such claim, action, or proceeding contemplated by Section 20.1(g), with counsel chosen by Tenant, in its discretion, in which event Tenant shall have the right to control the defense or settlement of such claim, action or proceeding. Landlord shall not, under any circumstances, compromise or otherwise dispose of any suit, action, or proceeding without obtaining Tenant’s prior consent. Landlord, at its election and sole cost and expense, shall have the right, but not the obligation, to participate in the defense of any claim.

20.2         Indemnification by Landlord.  Landlord shall indemnify, defend, save and hold Tenant harmless from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reason-able attorneys, fees and expenses) imposed upon, incurred by or asserted against Tenant arising out of, connected with or incidental to the gross negligence or willful misconduct of Landlord; provided, however, that Tenant’s right to indemnification as provided herein shall be subject to the limitation set forth in Article 24.

20.3         Continuing Liability.  Tenant’s and Landlord’s liability for a breach of the provisions of this Article arising during the Term hereof shall survive any termination of this Lease or of Tenant’s right to possession of the Property.

ARTICLE 21

ASSIGNMENT AND SUBLETTING; MANAGEMENT

21.1         Subtenant.  Landlord consents to Tenant’s sublease of each Facility to a Subtenant pursuant to the Facility Sublease. Tenant shall not terminate a Facility Sublease, or amend or modify a Facility Sublease except to a de minimis extent, without the prior written consent of Landlord (such consent not to be unreasonably withheld, conditioned or delayed). Tenant shall give Landlord prompt notice following any amendment, modification or termination of a Facility Sublease. Landlord agrees to accept as performance by Tenant with respect to any

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obligation of Tenant under this Lease, if such obligation has been met or satisfied by the Subtenant. If required by Landlord or a Facility Mortgagee, Tenant shall obtain from each Subtenant a Subordination Non-Disturbance and Attornment Agreement in favor of Landlord and Facility Mortgagee, if applicable. Tenant and Subtenant shall also execute a Security Agreement in favor of Landlord to secure the obligations of Tenant to Landlord hereunder and Subtenant to Tenant under the Facility Sublease.

21.2         Assignment.  Subject to the terms of Section 21.7 hereof, Landlord’s prior written consent shall be required for an assignment of any of Tenant’s right, title and interest in and to this Lease to any Person whether or not such proposed assignment relates to all Facilities or to one or more, but fewer than all, the Facilities. Subject to the terms of Section 12.1 and Section 21.7 hereof, Tenant shall not, without Landlord’s prior written consent in each instance, allow, cause, permit or suffer, whether by operation of law or otherwise, any assignment, conveyance or transfer of, or any lien, mortgage, pledge, charge, security interest or other encumbrance (including conditional sales or other title retention agreements) upon: (x) all or any portion of the Property (other than obsolete Tenant Personal Property and FF&E which Tenant may sell in its discretion); or (y) any right, title, interest or estate of Tenant in this Lease. Landlord may, in Landlord’s sole and absolute discretion, grant, withhold or place conditions upon such consent. If Tenant desires at any time to assign any interest in this Lease, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed assignee; (ii) the terms and provisions of the proposed assignment; and (iii) for as long as Landlord or any successor or assign of Landlord is not a Restricted Landlord, such financial information as Landlord reasonably may request concerning assignee.

21.3         Change of Control.  Subject to Section 21.7, Landlord’s prior written consent shall be required for a Transfer of any direct or indirect stock, partnership, membership, or other equity interest in, or Transfer of all or substantially all of the assets of, any Tenant, Guarantor or any Tenant Control Party, or the consummation of any other transaction with another Person, that results, in any such case, in a change in Control of Tenant or Guarantor, unless the Applicable Transfer Conditions are met.

21.4         Subletting.  Neither Tenant nor Subtenant shall, without the prior written consent of Landlord and, if applicable, the prior written consent of Facility Mortgagee, in each instance, allow, cause, permit or suffer all or any portion of the Property to be leased, subleased or licensed to, or used or occupied by, any other party or parties, other than (a) residents of any Facility (including short-term and temporary residents), (b) Persons permitted to temporarily enter upon the Property from time to time for the sole purpose of rendering services or providing products (e.g., barber or beautician services or therapists) to such residents and (c) Persons pursuant to subleases, sub-subleases, licenses or use agreements, provided in the case of this subsection (c) that (i) the aggregate space subject to all such arrangements at any given Facility is not more than ten percent (10%) of the total square footage of such Facility and (ii) such space is used for a purpose that is not inconsistent with Tenant’s use of the balance of the Facility for the Permitted Use and such use is not prohibited by applicable Legal Requirements. Except as otherwise permitted by this Section 21.4, each Subtenant shall at all times be an Affiliate of Tenant.

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21.5         Attornment.  Tenant shall insert in any sublease to which Landlord may consent (without obligation for Landlord to do so) provisions satisfactory to Landlord which provide for the benefit of Landlord that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease (b) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will attorn to Landlord and waive any right the sublessee may have to terminate the sublease or surrender possession under such sublease, and (c) in the event the sublessee receives a Notice from Landlord or Landlord’s assignees, if any, stating that Tenant is in default under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice, or as such party may otherwise direct. All rentals received from the sublessee by Landlord or Landlord’s assignees, if any, as the case may be, shall be credited against the amounts owed to Landlord under this Lease.

21.6         Management.  Landlord consents to the management of the Facilities by Manager, Tenant, Subtenant, Guarantor or any Affiliate of any of the foregoing. As a condition to Subtenant or Tenant entering into a management agreement with a manager for all or any of the Facilities, Tenant shall cause Manager to deliver to Landlord a Subordination Non-Disturbance and Attornment Agreement in favor of Landlord and a Facility Mortgagee, if applicable. Except in connection with any Permitted Transfer which involves the Proposed Transferee or an Affiliate thereof managing the Facilities, Tenant agrees that it will not enter into any other management agreement (or similar arrangement) under which the right to manage the operations of the Facility is granted to a third party without the prior written consent of Landlord and, if applicable, a Facility Mortgagee (in each case, not to be unreasonably withheld or delayed). If a Manager ceases to be a Reputable Manager, Tenant shall have a period of forty-five (45) days to either terminate Manager or replace such Manager with a Manager that is a Reputable Manager. Upon any assignment or execution of any such management agreement, the assignee shall agree to assume all of the obligations of the Manager under such management agreement and the Subordination Non-Disturbance and Attornment Agreement, a copy of which assignment shall be delivered to Landlord within two (2) business days of the effective date of such assignment.

21.7         Permitted Transfers.  Notwithstanding anything in this Lease to the contrary, and provided that no Event of Default has occurred and is continuing, any of the following may be consummated without the consent of Landlord (each a “Permitted Transfer”):

(a)         a Transfer by any Tenant or Subtenant of all or a portion of its right, title and interest in and to this Lease or any Sublease, as applicable, to Guarantor or an Affiliate thereof, subject to the provisions of this Lease and the applicable Subordination and Non-Disturbance Agreements;

(b)         provided the Applicable Transfer Conditions are satisfied, a Transfer by any Tenant or Subtenant of all or a portion of its right, title, or interest in and to this Lease to any Person;

(c)         provided the Applicable Transfer Conditions are satisfied, a Transfer to any Person of any stock, partnership, membership, or other equity interests in any Tenant,

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Guarantor or any Tenant Control Party that would otherwise require Landlord’s consent under Section 21.3;

(d)         an initial public offering of Guarantor, Tenant, Subtenant or any direct or indirect equity owner of the foregoing; and/or

(e)         any other Transfer that is not expressly prohibited under Article 21.

ARTICLE 22

INFORMATION FROM TENANT

22.1         Estoppel Certificates.

(a)         Tenant Certificates.  At any time and from time to time, upon not less than twenty (20) days’ Notice by Landlord which notice shall make specific reference to this Section 22.1, Tenant shall furnish to Landlord or to the Facility Mortgagees and to any persons intending to purchase the Facilities or to lease the Facilities at the termination or expiration of this Lease an estoppel certificate (which shall be an Officer’s Certificate) certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the date to which the Rent has been paid; whether, to Tenant’s actual knowledge and belief, there exists any Event of Default or any situation which, with the giving of notice, passage of time, or both, would constitute an Event of Default hereunder, whether Tenant contends that Landlord is in default hereunder, and if Tenant so contends, the basis for such contention, the date upon which the Term terminates and such other information (which can be provided within twenty (20) days) as Landlord reasonably may request. The failure by Tenant to deliver such estoppel certificate to Landlord within twenty (20) days of Landlord’s request therefor shall be conclusively deemed to be Tenant’s certification (i) that this Lease is in full force and effect, without modification except as represented by Landlord; (ii) that there are no uncured defaults in Landlord’s performance hereunder, (iii) that not more than one month’s Rent has been paid in advance; and (iv) that all reports previously given to Landlord are true and correct. Any such certificate furnished pursuant to this Section 22.1 shall be addressed to Landlord and to any prospective purchaser or tenant of the Property and/or any Facility Mortgagee, as Landlord may request, and may be relied upon by the parties to whom such certificate is addressed.

(b)         Landlord Certificates.  At any time and from time to time, upon not less than twenty (20) days’ Notice by Tenant, Landlord shall furnish to Tenant an estoppel certificate (which shall be an Officer’s Certificate) certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Base Rent has been paid, and whether to Landlord’s actual knowledge and belief there exists any Event of Default or any situation which with the giving of notice, passage of time, or both, would constitute an Event of Default hereunder, and if Landlord so contends, the basis for such contention, the date upon which the Term terminates, and such other information (which can be provided within twenty (20) days) as Tenant reasonably may request. In the event Landlord should fail to provide an estoppel certificate within the time allowed after Tenant’s request therefore duly made, such failure to respond shall be deemed to

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constitute Landlord’s certification that (i) this Lease is in full force and effect, without modification except as represented by Tenant in its request to Landlord, (ii) that there are no uncured defaults in Tenant’s performance and (iii) that not more than one month’s rent has been paid in advance. Any such certificate furnished pursuant to this Section 22.1(b) may be relied upon by Tenant and any assignee (so long as such assignee is approved and consented to by Landlord in accordance with Article 21) or lender of Tenant to whom such certificate is addressed.

22.2         Financial Information.  Tenant shall furnish within the time periods specified with respect thereto, the following statements to Landlord:

(a)         Annual Financials/Tenant.  As soon as available and in any event within fifty (50) days after the end of each Fiscal Year of Tenant, a copy of an annual unaudited report for such Fiscal Year of Tenant, including therein the balance sheet statement of earnings and statement of cash flow for such Fiscal Year, in each case certified in a manner reasonably acceptable to Landlord by independent certified public accountants of recognized standing and reasonably acceptable to Landlord. If an Event of Default is continuing, Landlord may require that such annual report be audited by the aforementioned accountants;

(b)         Quarterly Financials/Tenant.  As soon as available and in any event within thirty (30) days of the end of each calendar quarter of each Fiscal Year of Tenant, a balance sheet, statement of earnings and statement of cash flow of Tenant for such quarter and for the Fiscal Year to date setting forth in comparative form and details the figures for the corresponding period of the previous Fiscal Year, certified by an officer of Tenant, and a Certificate of Compliance in the form attached hereto as Exhibit J and incorporated herein by this referenced signed by an officer of Tenant (the “Quarterly Compliance Certificate”);

(c)         Monthly Facility Information.  As soon as available after the end of each month but in any event no later than thirty (30) days after the end of the preceding month, (i) an itemized balance sheet and operating statement for each Facility’s operations by month and year to date showing all revenues and operating costs of the Facility, (ii) a schedule in form reasonably satisfactory to the Landlord but excluding such information as Tenant reasonably determines is required to be deleted in order for Tenant and Landlord to comply with their obligations under Section 22.3 of this Lease, setting forth by unit number the name, charges and source of payment of or for each resident and showing whether any amounts are past due from the resident and (iii) a monthly occupancy summary showing percentage occupancy and pay source;

(d)         Capital Expenditure Compliance Certificate.  Within fifty (50) days after the end of each Fiscal Year, a certificate of compliance certified by an officer of Tenant stating: (i) the amount of Capital Expenditures made at each Facility during the prior year, (ii) whether the Cumulative Minimum Portfolio Capex Target Amount and Minimum Facility Capex Amount was met for the prior year, and (iii) if the Cumulative Minimum Portfolio Capex Target Amount and Minimum Facility Capex Amount has not been met, stating the amount to be deposited into the Cap Ex Account. At Landlord’s written request, Tenant shall provide to Landlord copies of invoices or other reasonable supporting documentation for the Capital Expenditures reflected in each such annual certificate of compliance.

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(e)         Notice to Authorities.  Concurrently with any material notice from Tenant to any Authority, copies of such notice;

(f)         Other Information.  Such other information about Tenant, Subtenant, Manager and its/their operations at the Facility as Landlord (provided Landlord is not a Restricted Landlord) or any Facility Mortgagee may reasonably request from time to time including, without limitation, such information as may be required to satisfy requirements of the Securities and Exchange Commission.

22.3         Confidentiality of Protected Health Information.  For purposes of this Section of this Lease, “protected health information”, or PHI, shall have the meaning defined by the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Part 160 and Subparts A and E of Part 164 (the “Privacy Standards”), as promulgated by the Department of Health and Human Services (“HHS”) pursuant to the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). Tenant agrees to reasonably safeguard PHI from any intentional or unintentional disclosur e in violation of the Privacy Standards by implementing appropriate administrative, technical and physical safeguards to protect the privacy of PHI. Tenant further agrees to implement as required by law appropriate administrative, technical and physical safeguards to limit incidental disclosures of PHI, including disclosures to Landlord, its subcontractors and agents. The parties agree that neither the Landlord nor its contractors, subcontractors or agents shall need access to, nor shall they use or disclose, any PHI of Tenant. However, in the event PHI is disclosed by Tenant or its agents to Landlord, its contractors, subcontractors or agents, regardless as to whether the disclosure is inadvertent or otherwise, Landlord agrees to take reasonable steps to maintain, and to require its contractors, subcontractors and agents to maintain, the privacy and confidentiality of such PHI. The parties agree that the foregoing does not create, and is not intended to create, a “business associate” relationship between the parties as that term is defined by the Privacy Standards.

ARTICLE 23

FACILITY MORTGAGES

(a)         Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth below in this Article, from time to time, directly or indirectly, create or otherwise cause to exist any mortgage, deed of trust or lien (“Encumbrance”) upon the Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Except as otherwise expressly stated herein, any such Encumbrance shall provide that it is subject to the rights of Tenant under this Lease; provided, however, that Tenant agrees that its interest under this Lease is subordinate to any mortgage or deed of trust that may hereafter from time to time be recorded on the Property, and to any and all advances made or to be made thereunder, and to renewals, replacements and extensions thereof. Any such subordination, however, shall be subject to the condition precedent that the mortgagee under such mortgage or the beneficiary under such deed of trust enter into a written non-disturbance and attornment agreement with Tenant, in form and content reasonably satisfactory to such lender and Tenant, or in a form customarily used by institutional lenders, whereunder it is agreed that in the event of a sale or foreclosure under such mortgage or deed of trust, the purchaser of the Facilities (including the mortgagee or beneficiary under such mortgage or deed of trust), shall

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acquire or hold the Facilities subject to this Lease and Tenant’s rights hereunder so long as no Event of Default exists. Tenant hereby agrees to recognize such purchaser as the landlord under this Lease and agrees to attorn to such purchaser and, if instructed to do so by such purchaser, to make rental payments directly to it. Such subordination agreement may also include an acknowledgment by Tenant that any purported cancellation of this Lease, reduction in its effective rate of rent, shortening of its term or extension of its term at a reduced effective rate of rent, shall not be binding upon any encumbrancer or any other person, firm or corporation acquiring the Property at any sale or other proceedings, or pursuant to the exercise of any rights, powers or remedies under any Encumbrance, without such encumbrancer’s prior written consent.

(b)         To the extent required by a Facility Mortgagee and provided that Landlord is not a Restricted Landlord, Tenant agrees to reasonably cooperate with Landlord with respect to Landlord securing any indebtedness or any other Encumbrance placed on the Facilities in accordance with the provisions of this Article 23, which cooperation shall include, without limitation, upon Landlord’s request, (i) Tenant agreeing to be bound by certain terms of such financing provided such terms do not materially increase the monetary obligations of Tenant and are customarily required by institutional lenders at the time (and Tenant shall agree to be bound so long as any increase in a monetary obligation beyond a de minimis extent is, at Tenant’s election, either satisfied directly by Landlord or promptly reimbursed to Tenant by Landlord), (ii) Tenant’s payment of Rent and Additional Charges to a lockbox or other account designated by the Facility Mortgagee, (iii) establishment of a lockbox mechanism (for the benefit of a Facility Mortgagee) to collect subrent from Subtenants, (iv) modifications to the SPE requirements in Schedule 17.1 in line with customary lending market practices at the time, and application of such requirements to Subtenants, (v) Tenant to give each Facility Mortgagee notice of all material defaults of Landlord under this Lease, and to provide such Facility Mortgagee with a reasonable opportunity to cure such default, not to exceed thirty (30) days, before the Tenant exercises any rights or remedies in respect thereof and (vi) maintenance and submission of financial records and accounts that relate exclusively to the operation of the Facilities and other information regarding operator, Tenant and Subtenant, and the Facilities themselves. Notwithstanding the foregoing, Tenant shall not be required to comply with, or agree to, (A) any decrease of rights, except to a de minimis extent, (B) financial covenants in addition to those contained in either Section 11.3, (C) any revisions to the financial covenants in Section  11.3, or (D) any obligation that would materially adversely affect the use or operation of a Facility. The parties hereto acknowledge that (x) an increase in the monetary obligations of Tenant shall not in and of itself constitute a decrease in Tenant’s rights and (y) Tenant’s compliance with any matter set forth in clauses (ii) – (iv) immediately above, in each case, shall not in and of itself constitute a decrease in Tenant’s rights.

ARTICLE 24

LIMITATION OF LIABILITY

24.1         Landlord’s Liability.  Tenant specifically agrees that neither Landlord, nor any officer, shareholder, employee or agent of Landlord, shall be held to any personal liability, jointly or severally, for any obligation of, or claims against Landlord. Notwithstanding any other provisions of this Lease which may be to the contrary, Tenant agrees to look solely to Landlord’s equity interest in the Property for recovery of any judgment under this Lease. The provisions of

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this Section shall not limit any right that Tenant might otherwise have under this Lease for specific performance or other injunctive relief against Landlord. In no event shall Landlord (original or successor) or any Affiliate of Landlord be required to respond in monetary damages from Landlord’s assets other than Landlord’s equity interest in any portion of the Property. Furthermore, in no event shall Landlord or any Affiliate of Landlord (original or successor) ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

24.2         Tenant’s Liability.  Landlord specifically agrees that no officer, shareholder, employee or agent of Tenant shall be held to any personal liability, jointly or severally, for any obligation of, or claims against Tenant. Furthermore, in no event shall Tenant or any Affiliate of Tenant (original or successor) ever be liable to Landlord for any indirect or consequential damages suffered by Landlord from whatever cause.

ARTICLE 25

MISCELLANEOUS

25.1         Landlord’s Right to Inspect.  Landlord and its authorized representatives may, at any time and from time to time, upon reasonable notice to Tenant, inspect the Facilities during usual business hours subject to any security, health, safety or resident confidentiality requirements of Tenant or any governmental agency, or created by any Insurance Requirement or Legal Requirement relating to the Facilities; provided, however, if an Event of Default has not occurred and is continuing, (a) Landlord or its representatives shall have scheduled an appointment with a person designated in writing to Landlord by Tenant (the “Designated Representative”), (b) such Designated Representative shall accompany Landlord or its representative (if so required by Tenant), and (c) Landlord shall provide not less than five (5) days’ prior written notice to Tenant (which notice may be via email to NCT.portfolio@holidaytouch.com).

25.2         No Waiver.  No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy provided hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by applicable law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

25.3         Remedies Cumulative.  To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy. The exercise or beginning of the exercise by Landlord or Tenant of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies. The provisions of this Section are subject in all respects to the provisions of Article 24.

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25.4         Acceptance of Surrender.  No surrender to Landlord of this Lease or of all or any portion of or interest in the Facilities shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender by Tenant.

25.5         No Merger of Title.  There shall be no merger of this Lease or of the leasehold estate created hereby if the same person, firm, corporation or other entity acquires, owns or holds, directly or indirectly, this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, and the fee estate in the Property.

25.6         Conveyance by Landlord.  If Landlord or any successor owner of the Property conveys the Property in accordance with the terms hereof (other than as security for a debt), and the grantee or transferee of the Property expressly assumes all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, thereupon shall be released from all liabilities and obligations of Landlord under this Lease arising after such conveyance or transfer.

25.7         Quiet Enjoyment.  So long as Tenant pays all Rent as the same becomes due and fully complies with all of the terms of this Lease and fully performs its obligations hereunder when due or within any cure period provided for herein, Tenant shall peaceably and quietly have, hold and enjoy the Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to the Permitted Encumbrances and/or any liens and encumbrances of record hereafter consented to by Tenant.

25.8         Notices.  All notices, demands, requests, consents, approvals and other communications (“Notice” or “Notices”) hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or received by telegraphic or other electronic means (including e-mail, telecopy and telex) or, if mailed, five days after being deposited in the United States mail, certified or registered mail, postage prepaid, or if sent via Federal Express or similar courier service via overnight delivery, the next business day following receipt, addressed to the respective parties as follows (or to such other address as a party may hereafter designate):

If to Tenant:	c/o Fortress Investment Group LLC
1345 Avenue of the Americas
New York, New York 10105
Attn: Cameron MacDougall
Tel: (212) 479-1522
Email: cmacdougall@fortress.com

and a copy to:	c/o - Holiday Retirement
5885 Meadows Rd., Suite 500
Lake Oswego, OR 97035
Attn: Chief Legal Officer
Email: legal@holidaytouch.com

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and a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attn: Neil Rock
Tel: (212) 735-3787
Fax: (917) 777-3787
Email: neil.rock@skadden.com

If to Landlord:	NIC 12 Maple Downs Owner LLC, on behalf of all
Landlords
c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, NY 10105
Telephone: (212) 798-6100
Attention: Jonathan Brown

and a copy to:	Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York NY 10006
Attention: Donald A. Stern
Telephone: (212) 225-2640
Email: dstern@cgsh.com

25.9         Survival of Terms; Applicable Law.  Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable for any reason whatsoever, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charge or any interest rate provided for in any provision of this Lease based upon a rate in excess of the maximum rate permitted by applicable law, such charges shall be fixed at the maximum permissible rate. Subject to any limitations on assignment contained in this Lease, all the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. The Recitals to this Lease are incorporated herein by this reference. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

25.10       Exculpation of Officers and Agents.  This Lease is made on behalf of Landlord and Tenant by an officer of each, not individually, but solely in his capacity in such office as authorized by the managers or directors of each, pursuant to their respective bylaws. The obligations of this Lease are not binding upon, nor shall resort be had to the private property of, any of the managers, directors, shareholders, officers, members, employees or agents of Landlord or Tenant.

25.11       Licenses Following Termination; Tenant’s Cooperation.

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(a)         To the extent not then prohibited by applicable Legal Requirements, unless otherwise directed by Landlord, upon the expiration or termination of the Term, Tenant shall use reasonable good faith efforts to (i) transfer to Landlord or Landlord’s nominee (or to cooperate with Landlord or Landlord’s nominee in connection with the processing by Landlord or Landlord’s nominee of any applications for) all Licenses then in effect which relate to the operation of the Facilities and/or cooperate with Landlord or its nominee in their efforts to secure licenses for which Landlord or its nominee wishes to apply and which may be required by Landlord or Landlord’s nominee relating to the ownership and operation of the Facilities (provided, however, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord’s nominee), and (ii) file all final cost reports, if any, relating to Tenant’s operation of the Facilities.

(b)         Tenant acknowledges and agrees that to the extent and only to the extent permitted by law, title to (i) any zoning or building approvals, or other governmental approvals (the “Approvals”) which, by their nature, pertain to the Facilities, its ownership and its use and occupancy and (ii) all licenses and permits which, by their nature, pertain specifically to the Facilities, its ownership and its use and occupancy shall, in every respect, be and remain with the Facilities or Landlord, as the case may be, and are not and shall not be the property of Tenant. Tenant shall take no action and shall have no right, power or authority to encumber same except in favor of Landlord and then only to the extent permitted by applicable law or to sell, assign or transfer same to any third person other than Landlord or its nominee in accordance with the provisions of Section 25.11(a), either during the Term or upon any termination of this Lease, or to use, in any manner which would impair or adversely affect the use of such Approvals with respect to the Facilities, such Approvals at any other location.

(c)         Upon the expiration or earlier termination of the Term, Tenant shall execute in favor of the Landlord the Assignment of Resident Agreements, to the extent and only to the extent permitted by law, and the Assignment of Contracts and Operating Leases. In addition, Tenant shall cooperate with Landlord in order to ensure a smooth transfer without interruption of the operation of the Facilities from Tenant to Landlord or Landlord’s nominee. Such cooperation shall include, without limitation, turning over (i) all Records and other information with respect to residents of the Facilities which are in the possession of Tenant or any Affiliate of Tenant (subject to applicable Legal Requirements governing confidentiality of resident records, Tenant agreeing, however, that Tenant’s cooperation under this subparagraph (c) shall include cooperation in facilitating requests to the residents of the Facilities to consent to the transfer of such records), and (ii) a cash amount equal to all prepaid income, rents, and revenues of any kind with respect to the Facilities, including, but not limited to, security deposits, rents and other sums paid by residents covering any period from and after the date of such expiration or termination, but reduced to the extent and amount any such prepaid items must be, and are, refunded to the payor(s) by Tenant.

(d)         Upon the expiration or earlier termination of this Lease, Tenant shall reasonably cooperate with Landlord or its designee to facilitate and effectuate the transitioning of the operations of the Facilities to Landlord or its designee.

25.12       Memorandum of Lease.  Landlord and Tenant shall, concurrently with the execution of this Lease, enter into a short form memorandum of this Lease for the Facilities in

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form suitable for recording under the laws of the State. Tenant shall be responsible for all costs and expenses of recording such memorandum of this Lease.

25.13       Entire Agreement; Modifications.  This Lease contains the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes any and all other prior oral or written agreements, communications, covenants, representations or warranties between the parties regarding the subject matter hereof. No provision of this Lease may be waived, amended, supplemented or otherwise modified except by an agreement in writing signed by the parties hereto or their respective successors in interest.

25.14       Attorneys’ Fees.  During the Term each party shall pay all reasonable legal fees and other out-of-pocket costs of the other incurred in connection with any event which would after due notice and the passage of time would constitute an Event of Default if not cured; and in the event either party brings an action to enforce any of the terms hereof or in connection herewith, the prevailing party in such action shall be entitled to and the losing party agrees to pay the reasonable attorneys’ fees and expenses, including attorneys’ fees and expenses of appellate proceedings, of the prevailing party. Tenant shall be responsible for Landlord’s reasonable attorneys’ fees and expenses in connection with the administration and enforcement of this Lease, including without limitation, any renewals, modifications or extensions of this Lease, and the review of any documents related to Landlord consents. Tenant shall be responsible for Landlord’s reasonable attorneys’ fees and expenses in the event Tenant requests that Landlord amend the Lease, grant an easement over the Property or execute and deliver an estoppel certificate.

25.15       Time is of the Essence.  Time is hereby expressly made of the essence with respect to each and every term and provision of this Lease, including, but in no way limiting the generality of the foregoing, with respect to each and every time constraint and deadline imposed by the terms of this Lease. The parties intend that they be strictly bound by the provisions concerning the timing performance of their respective obligations contained in this Lease. Further, if any attempt is made by either party to perform an obligation required by it to be performed or comply with a provision of this Lease required by it to be complied with, in any manner, other than in strict compliance with the time constraints applicable thereto, even if such purported attempt is but one day late, then such purported attempt at performance or compliance shall be deemed (i) a violation of this “Time is of the Essence” clause, (ii) in contravention of the intent of the parties thereto and (iii) null and void and of no force and effect.

25.16       Submission to Jurisdiction.  Landlord and Tenant each hereby irrevocably:

(i)       submits, in any legal proceeding related to this Lease, to the non-exclusive in personam jurisdiction of Texas or any United States court of competent jurisdiction sitting in any State and agree to suit being brought in any such court;

(ii)      waives any objection that it may now or hereafter have to the venue of such proceeding in any such court located in any county in which the Facilities is located, or the State of Texas or that such proceeding was brought in any inconvenient court; and

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(iii)     agrees that nothing herein shall affect the right of either party to bring any legal proceedings (including a proceeding for enforcement of a judgment entered by any of the aforementioned courts) against the other party in any other court or jurisdiction in accordance with applicable law.

25.17       Waiver of Jury Trial.  EACH OF LANDLORD AND TENANT HEREBY SEVERALLY, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN CONNECTION WITH, OR IN ANY WAY RELATED TO, DIRECTLY OR INDIRECTLY, THIS LEASE, AND/OR ANY RELATIONSHIP, COURSE OF CONDUCT OR DEALINGS OR NEGOTIATIONS PERTAINING TO ANY OF THE FOREGOING. EACH OF LANDLORD AND TENANT SEVERALLY ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO LANDLORD AND TENANT TO ENTER INTO THIS LEASE, AND THAT EACH OF LANDLORD AND TENANT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL, SELECTED BY SUCH PARTY’S OWN FREE WILL, AND HAS HAD AN OPPORTUNITY TO CONSULT WITH SUCH INDEPENDENT LEGAL COUNSEL CONCERNING THE LEGAL EFFECT OF THIS WAIVER.

25.18       Use of Counterparts.  This Lease may be executed in two or more counterparts and each counterpart shall be deemed to be an original. Facsimile or e-mailed signatures shall be sufficient to evidence any party’s agreement to this Lease and to bind such party hereto.

25.19       Calculation of Time Periods.  Unless otherwise specified, in computing any period of time described herein, the day of the act or event on which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included, unless such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the 5:00 PM Central Time on the next day which is not a Saturday, Sunday or a legal holiday.

25.20       General REIT Provisions.  Tenant understands that, in order for Landlord’s Affiliate, NCT, or any successor Affiliate that is a real estate investment trust for U.S. federal income tax purposes (a “REIT Affiliate”), to qualify as a real estate investment trust, certain requirements under the Code (the “REIT Requirements”) must be satisfied, including the provisions of Section 856 of the Code. Accordingly, Tenant agrees, and agrees to cause its Affiliates, permitted subtenants, if any (other than pursuant to a residency agreement), and any other parties subject to its control by ownership or contract, to reasonably cooperate with Landlord to ensure that the REIT Requirements are satisfied, including providing Landlord or any REIT Affiliate with information about the direct ownership of Tenant and Guarantor. Tenant agrees, and agrees to cause its Affiliates, upon request by Landlord or any REIT Affiliate, which request shall be made concurrently with or prior to the granting of any required consent by Landlord to an action by Tenant hereunder, if applicable, to take all action reasonably necessary to ensure compliance with the REIT Requirements. Landlord shall fully reimburse Tenant and its Affiliates for any and all reasonable out-of-pocket costs, expenses or liabilities arising out of, connected with or in any manner related to such request by Landlord or such action; provided, however, if such request is made, or action taken, as a result of (i) an act of Tenant, Guarantor or

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an Affiliate of either (other than a Qualified Fund LP or its direct or indirect owners), (ii) a change in direct or indirect ownership of Tenant, Guarantor or an Affiliate of either (other than a Qualified Fund LP or its direct or indirect owners), (iii) any matter requiring the consent of Landlord hereunder, (iv) the occurrence or continuance of an Event of Default, or (v) any matter under the control of Tenant, Guarantor or an Affiliate of either (other than a Qualified Fund LP or its direct or indirect owners), Landlord shall not be responsible to reimburse Tenant and its Affiliates for any such out-of-pocket costs, expenses or liabilities and Tenant shall fully reimburse Landlord for any and all reasonable attorneys’ fees incurred in connection with such matters.

25.21       Lease Consolidation.  Notwithstanding anything to the contrary in this Lease or any other lease to which Landlord or any Affiliate thereof is a party, in the event Landlord or any Affiliate thereof is entitled pursuant to any other lease (the “Other Lease”), to cause such lease to be combined or consolidated with this Lease (the “Combined Lease Right”), then (a) the Combined Lease Right shall be deemed waived by Landlord and its Affiliate, as applicable, (b) the Combined Lease Right shall not be enforceable against Tenant, Guarantor, any Affiliate thereof, or any of their respective successors and assigns or any Person that is a party to the Other Lease, as tenant or tenants, and (c) Landlord shall not, and shall cause its Affiliate to refrain from, exercising the Combined Lease Right.

25.22       Designated Parties.  Landlord hereby designates NIC 12 MAPLE DOWNS OWNER LLC to act for and on behalf of all Landlords with respect to matters related to this Lease, including, without limitation, for the purpose of obtaining consents.

25.23       State-Specific Provisions.  The provisions in Schedule 25.23 are hereby incorporated by reference, and will be applicable in respect of Facilities in the respective states indicated in such Schedule.

25.24       Compliance with SPE Requirements.  Tenant and each Subtenant shall comply with the special purpose entity requirements (“SPE Requirements”) set forth on Schedule 25.24.

25.25       Ground Leases.

(a)         With respect to the Ground Leased Facilities, this Lease shall constitute a sublease (or sub-sublease) of the Ground Leased Facilities. In addition to the terms and conditions required under this Lease, Tenant shall be obligated to perform all of the obligations of Landlord under each of the Ground Leases as if they were obligations of Tenant under this Lease.

(b)         Notwithstanding any other provision of this Lease, Landlord shall not modify, change, terminate, amend or replace any Ground Lease without first obtaining the prior written consent of Tenant.

(c)         With respect to the Ground Leased Facilities only, in the event of any inconsistency between the terms of this Lease and any Ground Lease, the provisions of the Ground Lease shall be controlling.

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ARTICLE 26

NON COMPETITION PROVISIONS

Tenant covenants and agrees that, for a period commencing on the Restricted Period Effective Date (as hereinafter defined) and expiring on the Restricted Period Termination Date (the “Restricted Period”), no Tenant Control Party will directly or indirectly: (a) develop, construct, finance or invest in the development, redevelopment, or construction of any Competing Facility (as hereinafter defined); (b) participate in the development, redevelopment, construction or financing of, any Competing Facility; (c) act as an officer, director, member, employee, principal, agent, representative, consultant, investor, owner, developer, partner, manager, or joint venturer in or with respect to the development, redevelopment, or construction of any Competing Facility; or (d) permit his, her, or its name to be used by, or in connection with, the development, redevelopment, or construction of any Competing Facility. For purposes of this Article 26 a “Competing Facility” shall be an independent living facility developed, redeveloped or constructed after the date of this Lease, that (a) competes in any direct or indirect way with, or is comparable in any way to, any Facility and (b) is located within a 10-mile radius of any Facility leased by the applicable Tenant Control Party, excluding (i) any independent living facility in respect of which construction or development or redevelopment has commenced as of the date of this Lease and (ii) any independent living facility constructed or developed or redeveloped, or the construction or development or redevelopment of which commenced, by or on behalf of any Successor Entity (as hereinafter defined) after the date of this Lease, but on or prior to the date such Person enters into a definitive agreement that, if consummated, would result in such Person becoming a Successor Entity. “Restricted Period Effective Date” shall mean, with respect to any Tenant, Guarantor or any Successor Entity, the date such Person became a party to this Lease or a Guaranty. “Restricted Period Termination Date” shall mean, with respect to any Tenant, Guarantor or any Successor Entity, the earlier of (i) the date such Person ceases to be a party to this Lease or a Guaranty following a Transfer that does not breach the terms of this Lease and (ii) the termination or expiration of this Lease. “Successor Entity” means any Person that is a successor to Tenant, Subtenant or Guarantor. The provisions of this Article 26 shall survive the expiration or termination of this Lease. Tenant understands and acknowledges that the violation of this covenant not to compete by a Tenant Control Party, would cause irreparable harm to Landlord and Landlord would be entitled to seek an injunction from any court of competent jurisdiction enjoining and restraining each Tenant Control Party, from any act prohibited by this Article 26. Tenant and Landlord recognize and acknowledge that the area and time limitations contained in this Article 26 are reasonable. In addition, Tenant and Landlord recognize and acknowledge that the area and time limitations are properly required for the protection of the business interests of Landlord due to the status and reputation of Tenant in the industry. The parties agree that nothing in this Article 26 shall be construed as prohibiting Landlord from pursuing any other remedies available to it for any breach or threatened breach of this covenant not to compete, including the recovery of damages from Tenant or any other Person acting in concert with Tenant. Tenant agrees that, in the event that Tenant, or any subsidiary thereof, breaches this covenant not to compete, Tenant will pay reasonable attorney’s fees and expenses incurred by Landlord in enforcing this covenant not to compete.

It is further agreed that if at any time it shall be determined that this covenant not to compete is unreasonable as to time or area, or both, by any court of competent jurisdiction,

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Landlord shall be entitled to enforce this covenant for such period of time and within such area as such court may determine to be reasonable.

ARTICLE 27

CONFIDENTIALITY

27.1         Obligation of Confidence.  Except as otherwise provided in this Article 27, each of Tenant and Landlord shall keep confidential all Confidential Information provided to it or its agents, employees, or representatives by the other and shall not, without other party’s prior consent, disclose such information in whole or in part to any Person.

27.2         Permitted Disclosures.  Notwithstanding anything to the contrary contained herein:

(a)         Tenant and Landlord, as applicable (the “Disclosing Party”) may disclose (i) such information to its respective (A) Affiliates, (B) counsel, (C) accountants, (D) lenders (including any lender to a direct or indirect parent entity of Landlord or Tenant), together with any bona fide investors, transferees, participants (including potential investors, transferees and participants) in the loans made to Tenant, Landlord or their parent entities, as applicable, (E) underwriters, (F) tax advisors and (G) consultants, as necessary to conduct the business of such Disclosing Party (or any of the foregoing Persons) in the ordinary course and consistent with past practices, in each case, provided the Disclosing Party notifies the recipient of the confidential nature of such information, or (ii) any information which has otherwise become publicly available through no fault of the recipient party.

(b)         Each of Tenant and Landlord (or any of their respective Affiliates) shall be able to disclose such Confidential Information as is, in the good faith judgment of such Person’s counsel, accountants or advisors, required or reasonably advisable to be disclosed by operation of law, rule, regulation or legal process, a governmental agency such as the Internal Revenue Service or Securities and Exchange Commission, or a stock exchange such as the New York Stock Exchange, court order or requirement of any Governmental Authority (including, without limitation, in connection with the preparation for, or consummation of, a public offering of debt or equity by Landlord or an Affiliate thereof).

(c)         Each of Tenant (if Tenant is a Publicly Traded Company (as defined in the Guaranty)) and Landlord (or any of their respective Affiliates) shall be entitled to disclose such Confidential Information as is, in the good faith judgment of the disclosing party’s counsel, accountants or advisors, required or reasonably advisable to be disclosed in connection with such party’s (or any of its Affiliates’) quarterly earnings results or financing activities, including the name of the non-disclosing party and the Facilities, the amount invested by Landlord in the Facilities and the rent payable under this Lease.

(d)         Landlord (or any of its Affiliates) shall be entitled to disclose such Confidential Information as is commonly disclosed by other publicly traded landlords under leases of facilities similar to the Facilities, including the name of the Tenants and the Facilities, the amount invested by Landlord in the Facilities and the rent payable under this Lease.

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(e)         The Disclosing Party shall be responsible for any breach of this Article 27 by such party’s officers, directors, agents, and employees but shall not be liable to the non-disclosing party (the “Non-Disclosing Party”) for any breach by any counsel, accountants, underwriters, advisors or consultants if the Disclosing Party enters into a confidential relationship or confidentiality arrangements with such Person and assigns to the Non-Disclosing Party the Disclosing Party’s rights under such confidentiality agreement, confidentiality relationship, or other obligations.

27.3         Confidential Information Defined.  The term “Confidential Information” means terms and provisions of this Lease and all and any data, reports, forecasts, records, agreements, and other information furnished by a Non-Disclosing Party or by any of its representatives or advisors to the Disclosing Party that is material and proprietary, but shall not apply to any Confidential Information that (a) was known to the Disclosing Party prior to the Non-Disclosing Party’s disclosure of such Confidential Information to the Disclosing Party (unless the Disclosing Party’s knowledge was obtained confidentially or from a source that to the Disclosing Party’s knowledge was not permitted to disclose such Confidential Information to the Disclosing Party) or (b) becomes available to the Disclosing Party on a non-confidential basis from a source (other than the Non-Disclosing Party or any of its employees, agents, representatives, or advisors) who to the knowledge of the Disclosing Party is not prohibited from disclosing such Confidential Information to the Disclosing Party by any legal, contractual, or fiduciary obligation.

27.4         Injunctive Relief.  Each of Landlord and Tenant acknowledges that remedies at law may be inadequate to protect against breach of the provisions of this Section 27, and hereby in advance agrees that the Non-Disclosing Party shall not be obligated to establish actual damages or the inadequacy of monetary damages in seeking an injunction. Such injunctive relief will not be deemed to be the exclusive remedy for a breach by a Disclosing Party of the provisions of this Section 27, but will be in addition to all other rights and remedies available at law or in equity to the Non-Disclosing Party.

27.5         Suspension Period.  Each of Landlord and Tenant shall have the right to temporarily suspend the other party’s obligation to provide it with Confidential Information pursuant to the terms of this Lease or otherwise for a specified period of time or for a period of time terminating upon the occurrence of a specified event, including notice from the Non-Disclosing Party (the “Suspension Period”). During the Suspension Period, the applicable party shall, if requested by the Non-Disclosing Party, deliver such Confidential Information to a third party in a confidential relationship with the Non-Disclosing Party. Upon expiration or termination of the Suspension Period, the applicable party will deliver to the Non-Disclosing Party within three business days all Confidential Information that the Disclosing Party otherwise would have been required to deliver during the Suspension Period and shall immediately, once again, be subject to all of the information delivery requirements set forth in this Lease.

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ARTICLE 28

SEVERED LEASE

28.1         Severed Lease.  Landlord shall have the right, at any time and from time to time during the Term, by written notice to Tenant, to require Tenant to execute an amendment to this Lease whereby one or more Facilities (individually, a “Transferred Facility” or collectively, “Transferred Facilities”) are separated and removed from this Lease (a “Lease Severance”), and simultaneously to execute a substitute lease with respect to such Transferred Facility(ies), in which case:

(a)         Severed Lease Terms.  Landlord and Tenant shall execute a new lease (the “Severed Lease”) for such Transferred Facility(ies), effective as of the date specified in Section 28.3 below (the “Property Transfer Date”), in the same form and substance as this Lease, but with the following changes thereto:

(i)       Minimum Rent.  The initial Minimum Rent for such Transferred Facility(ies) shall be an amount equal to the Allocated Facility Rent for the Transferred Facility(ies). Any rental escalations required under this Lease shall be made under the Severed Lease on the same date and in the same manner as is required under this Lease, in the full amount required as if such Transferred Facility(ies) had been under the Severed Lease.

(ii)      Liabilities and Obligations.  The Severed Lease and this Lease (as amended) shall provide that the tenant under this Lease following the Lease Severance (A) shall continue to be responsible for the payment, performance and satisfaction of all duties, obligations and liabilities arising under this Lease, insofar as they relate to the Transferred Facility(ies), that were not paid, performed and satisfied in full prior to the Property Transfer Date and (B) shall not be responsible for the payment, performance or satisfaction of any duties, obligations and liabilities, insofar as they relate to the Transferred Facility(ies), arising after the Property Transfer Date.

(b)        Deletion of Provisions.  At the election of Landlord, Section 25.20 of the Severed Lease pertaining to the REIT status of NCT shall be deleted.

(c)         Secured Amount; Capital Expenditures Reserve.  Such Severed Lease shall contemplate both a security deposit and tax and insurance escrows and capital expenditures reserve in the same manner and fashion as required by this Lease with respect to the particular Facility. Such security deposit or capital expenditure reserve amounts under the Severed Lease shall initially be funded by Landlord out of the Cap Ex Account, tax and insurance escrow and the Security Deposit, as applicable, previously provided by Tenant. The Security Deposit under the Severed Lease shall be equal to an amount determined by multiplying (i) the Security Deposit under this Lease at the applicable time by (ii) a fraction determined by dividing the Allocated Facility Rent attributable to such Facility by the aggregate Base Rent.

(d)         Replacement Guaranties.  Contemporaneously with the execution of any Severed Lease, Guarantor shall execute a new guaranty for each of this Lease and each

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Severed Lease, pursuant to which Guarantor shall separately guaranty Tenant’s obligations under this Lease (as amended) and each Severed Lease on the same terms and to the same extent as Tenant’s obligations under this Lease are guaranteed by Guarantor pursuant to the then existing Guaranty, and thereupon, the then existing Guaranty with respect to this Lease shall be automatically be deemed terminated and of no further force or effect.

(e)         Collateral.  Each tenant under a Severed Lease will execute any documentation reasonably necessary for Landlord to maintain its security interest in the collateral of such tenant as is currently secured under this Lease.

28.2         Amendments to this Lease.  Upon execution of such Severed Lease, and effective as of the Property Transfer Date, this Lease shall be deemed to be amended as follows:

(a)         the Transferred Facility(ies) shall be excluded from the Facilities hereunder;

(b)         Base Rent hereunder shall be reduced by an amount equal to the Allocated Facility Rent for the Transferred Facility(ies); and

(c)         the Exhibits and Schedules attached hereto and any Security Deposit shall be amended and reduced, respectively, to delete and eliminate the Transferred Facility(ies) therefrom and reduce the Secured Deposit under this Lease as a result of the elimination of the Transferred Facility(ies) in accordance with the computation provided in Sections 28.1(c) above.

The foregoing amendments shall occur automatically and without the necessity of any further action by Landlord or Tenant, but, at either Landlord’s or Tenant’s election, the same shall be reflected in a formal amendment to this Lease, which amendment shall be promptly executed by Landlord and Tenant.

28.3         Effective Date.  Any Severed Lease shall be effective on the date which is the earlier of: (i) the date the Severed Lease is fully executed and delivered by the parties thereto and (ii) the date specified in the written notice from Landlord to Tenant requiring a Severed Lease as described above, which date shall be no sooner than ten (10) days, nor later than sixty (60) days, after the date such notice is issued.

28.4         Other Undertakings.  Landlord and Tenant shall take such actions and execute and deliver such documents, including without limitation the Severed Lease and an amendment to this Lease, as are reasonably necessary and appropriate to effectuate fully the provisions and intent of this Article 28.

28.5         Miscellaneous.  Notwithstanding anything contained herein which may be construed to the contrary (a) Tenant’s compliance with Section 11.3 (Lease Coverage Ratio) shall be measured on a combined basis across this Lease and all other Severed Leases as if Landlord had not caused this Lease to be severed and (b) except as amended in accordance with the foregoing, this Lease (as amended following the creation of a Severed Lease) and any Severed Lease shall each be on the same terms as provided herein, regardless of whether the provisions thereof are expressed to relate to multiple Facilities.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease to become effective as of December ___, 2013.

TENANT:

By: NCT Master Tenant I LLC, a Delaware limited liability company

By:	/s/ Christopher J. Bouchard
	Name:	Christopher J. Bouchard
	Title:	Secretary

STATE OF OREGON	:
	:	ss
COUNTY OF CLACKAMAS	:

On this, the 18th day of December, 2013, before me, the undersigned officer, personally appeared Christopher J. Bouchard, who acknowledged himself to be the Secretary of NCT Master Tenant I LLC, a Delaware limited liability company (“Company”), and being duly sworn according to law deposes and says that he, as such officer, being authorized to do so, executed the foregoing Instrument for the purposes therein contained, by signing the name of the Company by himself as Secretary of NCT Master Tenant I LLC.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year first above written.

/s/ Leah Renae Kuor
Notary Public for Oregon

My Commission Expires: 4/23/2014

Signature Pages to the NCT I Master Lease

LANDLORD:

NIC 12 ARLINGTON PLAZA OWNER LLC
NIC 12 BLAIR HOUSE OWNER LLC
NIC 12 BLUE WATER LODGE OWNER LLC
NIC 12 BRIARCREST ESTATES OWNER LLC
NIC 12 CHATEAU RIDGELAND OWNER LLC
NIC 12 CHERRY LAUREL OWNER LLC
NIC 12 COLONIAL HARBOR OWNER LLC
NIC 12 COUNTRY SQUIRE OWNER LLC
NIC 12 COURTYARD AT LAKEWOOD OWNER LLC
NIC 12 DESOTO BEACH CLUB OWNER LLC
NIC 12 EL DORADO OWNER LLC
NIC 12 ESSEX HOUSE OWNER LLC
NIC 12 FLEMING POINT OWNER LLC
NIC 12 GRASSLANDS ESTATES OWNER LLC
NIC 12 GREELEY PLACE OWNER LLC
NIC 12 GRIZZLY PEAK OWNER LLC
NIC 12 JACKSON OAKS OWNER LLC
NIC 12 MAPLE DOWNS OWNER LLC
NIC 12 PARKWOOD ESTATES OWNER LLC
NIC 12 PIONEER VALLEY LODGE OWNER LLC
NIC 12 REGENCY RESIDENCE OWNER LLC
NIC 12 SIMI HILLS OWNER LLC
NIC 12 STONEYBROOK LODGE OWNER LLC
NIC 12 SUMMERFIELD ESTATES OWNER LLC
NIC 12 VENTURA PLACE OWNER LLC, each a
Delaware limited liability company

By:	/s/ Andrew White
	Name:	Andrew White
	Title:	Chief Executive Officer, President and Secretary

Signature Page to NCT I Master Lease

STATE OF NEW YORK	:
	:	ss
COUNTY OF NEW YORK	:

On this, the 20th day of December, 2013, before me, the undersigned officer, personally appeared Andrew White, who acknowledged himself to be the Chief Executive Officer, President and Secretary of each of the above-signed entities listed under the heading “Landlord” (collectively, “Landlord”), each a Delaware limited liability company, and being duly sworn according to law deposes and says that he, as such officer for each Landlord, being authorized to do so, executed the foregoing Instrument for the purposes therein contained, by signing the name of each Landlord by himself as Chief Executive Officer, President and Secretary of each Landlord.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year first above written.

/s/ Diana Kosik
Notary Public

Notary Page to NCT I Master Lease

SCHEDULE 1.1

(A) ALLOCATED FACILITY RENT

Facility	Allocated Facility Rent (6.5% of Allocated Purchase Price)
ARLINGTON PLAZA	$725,003
BLAIR HOUSE	$1,051,652
BLUE WATER LODGE	$1,089,848
BRIARCREST ESTATES	$1,231,003
CHATEAU RIDGELAND	$588,842
CHERRY LAUREL	$1,548,100
COLONIAL HARBOR	$1,589,318
COUNTRY SQUIRE	$1,220,536
COURTYARD AT LAKEWOOD, THE	$1,056,776
DESOTO BEACH CLUB	$1,587,800
EL DORADO, THE	$997,917
ESSEX HOUSE	$1,802,864
FLEMING POINT	$1,452,984
GRASSLANDS ESTATES	$1,327,331
GREELEY PLACE	$945,549
GRIZZLY PEAK	$1,219,358
JACKSON OAKS	$1,777,507
MAPLE DOWNS	$1,983,967
PARKWOOD ESTATES	$1,326,292
PIONEER VALLEY LODGE	$1,358,909
REGENCY RESIDENCE	$1,057,618
SIMI HILLS	$1,778,923
STONEYBROOK LODGE	$1,432,809
SUMMERFIELD ESTATES	$387,002
VENTURA PLACE	$1,625,279
$32,163,186

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SCHEDULE 1.1(S)

SUBTENANTS

NCT I Tenant
NH Arlington Plaza LLC
NH Blair House LLC
NH Blue Water Lodge LLC
NH Briarcrest Estates LLC
NH Chateau Ridgeland LLC
NH Cherry Laurel LLC
NH Colonial Harbor LLC
NH Country Squire LLC
NH Courtyard At Lakewood LLC
NH Desoto Beach Club LLC
NHH El Dorado LLC
NH Essex House LLC
NH Fleming Point LLC
NH Grasslands Estates LLC
NH Greeley Place LLC
NH Grizzly Peak LLC
NH Jackson Oaks LLC
NH Maple Downs LLC
NH Parkwood Estates LLC
NH Pioneer Valley Lodge LLC
NH Regency Residence LLC
NH Simi Hills LP
NH Stoneybrook Lodge LLC
NH Summerfield Estates LLC
NH Ventura Place LLC

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SCHEDULE 7.1(a)

CAPEX PER UNIT

YEAR	AMOUNT

2014	$500.00

2015	$1,010.00

2016	$1,530.20

2017	$2,060.80

2018	$2,602.02

2019	$3,154.06

2020	$3,717.14

2021	$4,291.48

2022	$4,877.31

2023	$5,474.86

2024	$6,084.36

2025	$6,706.04

2026	$7,340.17

2027	$7,986.97

2028	$8,646.71

2029	$9,319.64

2030	$10,006.04

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SCHEDULE 25.23

STATE-SPECIFIC PROVISIONS

THE PROVISIONS OF THIS SCHEDULE SHALL APPLY AND GOVERN (A) ONLY TO THE EXTENT THAT THE SUBSTANTIVE LAW OF THE APPLICABLE STATE INDICATED BELOW SHALL APPLY TO THIS LEASE AND ITS ENFORCEMENT, WHETHER OR NOT CONSISTENT WITH THE CHOICE OF LAW AND CHOICE OF FORUM PROVISIONS IN SECTIONS 25.9 AND 25.16 OF THE LEASE; OR (B) IF LANDLORD AVAILS ITSELF OF THE LAW AND/OR FORUMS OF SUCH APPLICABLE STATE IN ENFORCING ITS RIGHTS HEREUNDER.

Subject to the foregoing, if any portion of the Lease should conflict with the applicable terms of this Schedule, then the terms of this Schedule shall control. Defined terms not otherwise defined in this Schedule shall have the meanings given to such terms in the Lease. All references to the “Lease” in the Lease or in this Schedule shall mean, collectively, the Lease as modified by this Schedule.

None of the provisions of this Schedule relating to the rights and obligations of the parties under the laws of any State shall be construed in any respect (by implication or otherwise) to affect (a) the intention of the parties that this Lease be governed by, and construed in accordance with, the law specified in Section 25.9 or (b) any of the rights or obligations of the parties not governed by the laws of such State.

Section 1.1     Louisiana Provisions.

Section 1.1.1     Terms.  The following terms have the following additional meanings for purposes of this Lease in addition to those meanings otherwise provided therein:

“Fixtures” means and includes “component parts” of buildings and other structures as provided under and subject to the pertinent provisions of the Louisiana Civil Code and Louisiana Revised Statutes. Fixtures are immovable property under Louisiana law and are not Personal Property.

“Joint and several” liability additionally includes “solidary” or “in solido” liability under and subject to the pertinent provisions of the Louisiana Civil Code and Louisiana Revised Statutes.

“Personal Property” means and includes property that is and remains a “movable” under and subject to the pertinent provisions of the Louisiana Civil Code and Louisiana Revised Statutes. Personal Property does not include integral or component parts of immovables under Louisiana Civil Code articles 463, 465 and 466, or property that has been declared to be an immovable under Louisiana Civil Code article 467.

“Real property” and “real estate” mean and include “immovable property” under and subject to the pertinent provisions of the Louisiana Civil Code and Louisiana Revised Statutes.

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“Tangible personal property” means and includes “corporeal movable property” under and subject to the pertinent provisions of the Louisiana Civil Code and Louisiana Revised Statutes.

Section 1.1.2     LOUISIANA CIVIL CODE ART. 2699. IN ACCORDANCE WITH THE PROVISIONS OF LOUISIANA CIVIL CODE ART. 2699, TENANT WAIVES THE WARRANTIES AGAINST VICES AND DEFECTS UNDER LOUISIANA CIVIL CODE ARTICLES 2696 AND 2697. TENANT ACKNOWLEDGES THAT THIS WAIVER HAS SPECIFICALLY BEEN BROUGHT TO ITS ATTENTION.

Section 1.1.3     La. Rev. Stat. Ann. § 9:3221. Tenant assumes full responsibility and liability for the condition of the Facilities in accordance with the provisions of La. Rev. Stat. Ann. § 9:3221.

Section 1.1.4     Section 17.2. In addition to Landlord’s remedies under Section 17.2 of the Lease, Landlord shall have the further option to enforce this Lease against Tenant and in connection therewith to declare all of the unpaid installments of rent at once due and exigible and the whole thereof shall become and be immediately due and payable, anything herein to the contrary notwithstanding, and proceed to enforce its legal remedies hereunder. Attorneys’ fees and all other charges that may be assessed against the Tenant hereunder shall constitute Rental and be secured by Landlord’s lien and privilege.

Section 1.2     Nevada Provisions.  Pursuant to Nevada Revised Statutes (“NRS”) 108.234, Landlord hereby informs Tenant that Tenant must comply with the requirements of NRS 108.2403 and NRS 108.2407. Tenant shall take all actions necessary under Nevada law to ensure that no liens encumbering Landlord’s interest in the Facilities arise as a result of Tenant’s construction of any Improvements or Alterations, which actions shall include, without limitation, the recording of a notice of posted security in the Official Records of Clark County, Nevada, in accordance with NRS 108.2403, and either (i) establishing a construction disbursement account pursuant to NRS 108.2403(1)(b)(1), or (ii) furnishing and recording, in accordance with NRS 108.2403(1)(b)(2), a surety bond for the prime contract for the improvements or any alterations at the Facilities that meets the requirements of NRS 108.2415. Tenant may not begin any improvements or alterations in the Facilities until Tenant has delivered evidence satisfactory to Landlord that Tenant has complied with the terms of this Section. Failure by Tenant to comply with the terms of this Section shall permit Landlord to declare a Default hereunder. Notwithstanding the foregoing, Tenant’s ability to construct any improvement or any alteration is limited by the other provisions of the Lease. Further, Landlord shall have the right to post and maintain any notices of non-responsibility.

Section 1.3     Michigan Provisions.  The Property is not an environmentally contaminated “facility” under MCL 324.20101(o).

Section 1.4     Florida Provisions.

Section 1.4.1     In accordance with the applicable provisions of Chapter 713 of the Florida Statutes, Tenant has no authority to and shall not create any liens for labor or material on or against the Property or any interest therein, and no such liens shall extend to the interest of

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Landlord in the Land, the Facilities or any other portion of the Property under any circumstances. Tenant agrees to notify all materialmen, suppliers, contractors, mechanics, or laborers involved with demolition, construction, installation, alteration or repair of any improvements on, within or about the Land, the Facility or other Property at Tenant’s request, that such party must look only to Tenant or Tenant’s other property interests for payment. All such materialmen, suppliers, contractors, mechanics and laborers may be put on notice that they must look only to Tenant and to Tenant’s interest in the Property for such work or improvements as provided in this Section by the recordation, at Landlord’s option, of a notice in accordance with Florida Statutes 713.10 in the Public Records of the county in which the Property is located, or the inclusion of notice of this provision in the recorded short form memorandum of this Lease contemplated by Section 25.12.

Section 1.4.2     Prior to commencement by Tenant of any work on the Property, Tenant will record or file a notice of commencement (“Notice of Commencement”) in the land records of the county in which the Property is located identifying Tenant as the party for whom such work is being performed, stating such other matters as may be required by law and requiring the service of copies of all notices, liens or claims of lien with respect to the work covered by the Notice of Commencement to Landlord. The Notice of Commencement shall clearly reflect that the interest of Tenant in the Property is that of a leasehold estate. A copy of the Notice of Commencement will be furnished to Landlord after filing of such Notice of Commencement.

Section 1.4.3     In the event of the termination of the Lease or possession of the Leased Premises, Landlord shall have the right to accelerate Rent as permitted by Florida law.

Section 1.4.4     The lien and security interest granted by the applicable section in the lease is in addition to Landlord’s statutory lien under Chapter 83 of the Florida Statutes and is cumulative thereto.

Section 1.4.5     Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

Section 1.5     Texas Provisions.

Section 1.5.1     TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

Section 1.5.2     Landlord and Tenant acknowledge, agree and confirm to each other that they are knowledgeable and experienced in commercial lease transactions; and Landlord and Tenant agree that the provisions of this Lease for determining Tenant’s Rent, including Base Rent and Additional Charges, are commercially reasonable and acceptable to the parties for determining such charges, even though such calculations may not state precisely the formulas for determining the same. ACCORDINGLY, TENANT HEREBY VOLUNTARILY AND

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KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS TO WHICH TENANT MAY BE ENTITLED UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE.

Section 1.5.3     TENANT HEREBY WAIVES ITS STATUTORY LIEN UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE.

Section 1.5.4     Waiver of Consumer Rights. LANDLORD AND TENANT EACH ACKNOWLEDGE, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUCCESSORS AND ASSIGNS, THAT THE TEXAS DECEPTIVE TRADE PRACTICES—CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE (“DTPA”), IS NOT APPLICABLE TO THIS LEASE. ACCORDINGLY, THE RIGHTS AND REMEDIES OF LANDLORD AND TENANT WITH RESPECT TO ALL ACTS OR PRACTICES OF THE OTHER, PAST, PRESENT OR FUTURE, IN CONNECTION WITH THIS LEASE SHALL BE GOVERNED BY LEGAL PRINCIPLES OTHER THAN THE DTPA. LANDLORD AND TENANT EACH HEREBY WAIVES ITS RIGHTS UNDER THE DTPA, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, LANDLORD AND TENANT, RESPECTIVELY, VOLUNTARILY CONSENT TO THIS WAIVER.

Section 1.5.5     THIS LEASE AND ALL THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH EMBODY THE FINAL, ENTIRE AGREEMENT OF LANDLORD AND TENANT AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF LANDLORD AND TENANT. THERE ARE NO ORAL AGREEMENTS BETWEEN LANDLORD AND TENANT.

Section 1.6     Connecticut Provisions.  TENANT, FOR ITSELF AND ALL PERSONS CLAIMING THROUGH OR UNDER IT, HEREBY ACKNOWLEDGES THAT THIS LEASE CONSTITUTES A COMMERCIAL TRANSACTION, AS SUCH TERM IS USED AND DEFINED IN SECTION 52-278 OF THE CONNECTICUT GENERAL STATUTES, AND HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS WHICH ARE OR MAY BE CONFERRED UPON TENANT BY SAID STATUTORY PROVISION TO ANY NOTICE OR HEARING PRIOR TO A PREJUDGMENT REMEDY.

Section 1.7     California Provisions.

Section 1.7.1     Remedies.  In addition to the remedies otherwise provided elsewhere in this Lease, Landlord shall have the following remedies upon an Event of Default:

(a)           Terminate Tenant’s right to possession of the Properties by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Properties to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (i) the cost of recovering

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possession of the Properties, expenses of reletting, including necessary renovation and alteration of the Properties, reasonable attorneys’ fees and costs, and any real estate commissions actually paid; (ii) the worth at the time of award of the unpaid Rent that had been earned at the time of termination; (iii) the worth at the time award of the amount by which the unpaid Rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; (iv) the worth at the time of award, by the court having jurisdiction thereof, of the amount by which the unpaid Rent for the balance of the term after the time of such award exceeds the amount of such rental loss of the same period that Tenant proves could be reasonably avoided; (v) that portion of any leasing commission paid by Landlord applicable to the unexpired term of this Lease; and (vi) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the lease or which in the ordinary course of things would be likely to result therefrom. As used herein, the “worth at the time of award” shall be computed by allowing interest at the maximum rate permitted by law, but not higher than 13%. As used in herein, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b)           Maintain Tenant’s right to possession in which case this Lease shall continue in full force and effect whether or not Tenant shall have abandoned the Properties. In such event, Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder.

(c)           Exercise the remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

Section 1.8     Kentucky Provisions.  With respect to any Leased Property located in the State of Kentucky, Landlord and Tenant acknowledge and agree that agree that Article 19 shall operate in lieu of any applicable holdover provision prescribed under Kentucky law.

Section 1.9     Mississippi Provisions.  Tenant waives the benefits of Miss. Code Ann. § 89-7-3, if any, to abate rent after destruction other than as expressly provided in this Lease.

Section 1.10     Virginia Provisions.  The parties agree that this Lease shall be deemed a “deed of lease” for the purposes of Section 55.2 of the Code of Virginia (1950), as amended.

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SCHEDULE 25.24

SINGLE PURPOSE ENTITY REQUIREMENTS

Tenant hereby covenants, as of the date hereof and until the expiration or earlier termination of this Lease, that Tenant:

(1) has not guaranteed and will not guarantee, has not pledged and will not pledge its assets as security for, and has not and will not otherwise become liable on or in connection with, any obligation of any other Person;

(2) does not own and will not own any asset other than (a) its leasehold interest in the Property, and (b) incidental personal property necessary for the operation of such Property;

(3) is not engaged and will not engage, either directly or indirectly, in any business other than the ownership, management, and operation of the aforesaid Property;

(4) has not made and will not make any loans or advances to any Person (including any Affiliate);

(5) will conduct and operate the Business in its own name and as presently conducted and operated;

(6) will maintain financial statements, books and records, and bank accounts separate from those of its Affiliates; provided, however, that Tenant may be included in consolidated financial statements of another Person, provided that such consolidated financial statements contain a note indicating that Tenant is a separate legal entity, that Tenant’s assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity and that the consolidated entity is not liable for any of the liabilities of such Tenant (except insofar as it is a Guarantor hereunder);

(7) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate);

(8) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided that the foregoing shall not require the direct or indirect owners Tenant to make capital contributions to Tenant;

(9) will not commingle the funds and other assets of Tenant with those of any Affiliate or any other Person, except with Subtenants;

(10) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain, or identify its individual assets from those of any Affiliate or any other Person;

(11) does not and will not hold itself out to be responsible for the debts or obligations of any other Person;

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(12) will not hold title to Tenant’s assets other than in Tenant’s name;

(13) will correct any known misunderstanding regarding its separate identity and existence;

(14) will participate in the fair and reasonable allocation of any and all overhead expenses and other common expenses for Facilities, goods, or services provided to multiple entities;

(15) has not and will not institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consenting to, reorganization or relief under any applicable Legal Requirements relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, or sequestrator (or other similar official) of Tenant or a substantial part of Tenant’s property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any action in furtherance of any of the foregoing.

Notwithstanding anything herein to the contrary, subject to Section 11.5, Tenant may, from time to time, (a) make lawful distributions in accordance with applicable Legal Requirements or loans on an arm’s length basis to its Affiliates subject to the provisions of Item (8) above, or (b) obtain loans on an arm’s length basis or lawful capital contributions in accordance with applicable Legal Requirements from its Affiliates to the extent necessary to satisfy its obligations as they become due; provided, however, that all such transactions are accurately reflected in the books and records of Tenant and each of its applicable Affiliates and are otherwise permitted under this Lease.

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EXHIBIT A

ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND OPERATING LEASES

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND OPERATING LEASES (this “Assignment”) is made and entered into as of the [•] day of [•] (the “Effective Date”) by and between the undersigned tenant, a (“Tenant”), and [•], a [•] (“Landlord”).

R E C I T A L S:

WHEREAS, Landlord and Tenant entered into a Lease dated [•], 2013 (the “Agreement”) for the lease of certain improved real property having a legal description as set forth on Exhibit A attached hereto and incorporated herein by this reference and known generally as [Name of Facilities], together with certain personal property located upon and used in connection with such improved real property, all as more particularly described in the Agreement (collectively the “Project”); and,

WHEREAS, the Agreement requires that upon the termination thereof, Tenant shall deliver to Landlord this Assignment pursuant to which Tenant will convey to Landlord all of Tenant’s right, title and interest in the Contracts and Operating Leases; and

WHEREAS, the Agreement has been terminated effective as of the date first above written.

NOW, THEREFORE, in consideration of the foregoing premises, for the consideration as set forth in the Agreement, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do covenant and agree as follows:

1.           Defined Terms. Capitalized terms not otherwise defined in this Assignment, including without limitation these recitals and the exhibits, shall have the meanings set forth in the Agreement.

2.           Contracts and Operating Leases. Tenant hereby grants, bargains, sells, assigns, transfers and conveys unto Landlord to the extent assignable all of Tenant’s right, title and interest in and to all of the Contracts and Operating Leases set forth on Exhibit B attached hereto and incorporated herein by reference (herein the “Assigned Rights”).

3.           Cancellation and Indemnification. Tenant agrees to cancel any and all Contracts and Operating Leases except those listed in Exhibit B hereto (the “Assumed Contracts and Operating Leases”) and those listed on Exhibit C hereto (the “Master Contracts and Operating Leases”) and to indemnify and hold Landlord harmless against any claims and losses under such cancelled Contracts and Operating Leases, it being the intention of the parties that Landlord will not assume Tenant’s obligations under any Contract or Operating Lease except those listed in Exhibit B, if any. With respect to the Master Contracts and Operating Leases, Tenant shall not be required to terminate the same but shall be required to remove the Project from any continuing benefits or obligations thereunder from and after the Effective Date.

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4.           Assumption. Landlord accepts the assignment of all of the Assigned Rights and Landlord does hereby assume and undertake to abide by the same according to their respective terms and conditions insofar as they pertain to the Project as such obligations arise on or after the Effective Date and are not related to causes occurring prior to the Effective Date. Landlord hereby agrees to indemnify and hold Tenant harmless from any and all expenses, charges, claims and liabilities, including costs and attorneys’ fees relating to the Assigned Rights arising as a result of any action or omission of Landlord from and after the Effective Date not related to causes occurring prior to the Effective Date. Tenant agrees to indemnify and hold Landlord harmless from any and all expenses, charges, claims and liabilities, including costs and attorneys’ fees, associated with the Assigned Rights or related thereto arising as a result of any action or omission of Tenant prior to the Effective Date.

5.           Limitation. To the extent that any of the assignments or assumptions under this Agreement are now or are hereafter deemed to be in violation of the terms of any of the Operating Contracts and Operating Leases, such assignment and assumption shall be deemed to be retracted and null and void.

6.           Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

7.           Entirety. This Assignment represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior discussions or writings with respect thereto.

IN WITNESS WHEREOF, the parties have caused this Assignment to be executed as of the Effective Date.

TENANT:	[TENANT]

By:

Print Name:

Title:

87

LANDLORD:	[LANDLORD]

By:

Print Name:

Title:

88

EXHIBIT A

Legal Description

EXHIBIT B

Contracts and Operating Leases

EXHIBIT C

Master Contracts and Operating Leases

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EXHIBIT B

ASSIGNMENT AND ASSUMPTION OF RESIDENT AGREEMENTS

THIS ASSIGNMENT AND ASSUMPTION OF RESIDENT AGREEMENTS (this “Assignment”) is made and entered into as of the [•] day of [•] (the “Effective Date”) by and between the undersigned tenant, a [•] (“Tenant”), and [•], a [•] (“Landlord”).

R E C I T A L S:

WHEREAS, Tenant and Landlord entered into a Lease dated [•], 2013 (the “Agreement”) for the lease of certain improved real property having a legal description as set forth on Exhibit A attached hereto and incorporated herein by this reference and known generally as [Name of Facilities], together with certain personal property located upon and used in connection with such improved real property, all as more particularly described in the Agreement (collectively the “Project”); and,

WHEREAS, the Agreement requires that, upon the termination thereof, Tenant shall deliver to Landlord this Assignment pursuant to which Tenant will convey to Landlord all of Tenant’s right, title and interest in the Resident Agreements, including without limitation all security deposits, trust accounts and tenant applications held in connection therewith (collectively the “Resident Agreements”); and

WHEREAS, the Agreement has been terminated effective as of the date first above written.

NOW, THEREFORE, in consideration of the foregoing premises, for the consideration as set forth in the Agreement, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do covenant and agree as follows:

1.           Defined Terms.  Capitalized terms not otherwise defined in this Assignment, including without limitation these recitals and the exhibits, shall have the meanings set forth in the Agreement.

2.           Resident Agreements.  Tenant hereby grants, bargains, sells, assigns, transfers and conveys unto Landlord all of Tenant’s right, title and interest in and to all of the Resident Agreements to the extent assignable, including without limitation the Resident Agreements set forth on Exhibit B attached hereto and incorporated herein by reference. The information set forth on Exhibit C attached hereto and incorporated herein by this reference regarding each of the Resident Agreements, including without limitation information regarding security deposits, custodial and trust accounts, prepaid amounts and delinquent amounts, is true and correct as of the Effective Date.

3.           Payments Under Resident Agreements.  Tenant hereby grants, bargains, sells, assigns, transfers and conveys unto Landlord all of its right, title and interest in and to (a) payments under the Resident Agreements, and (b) third party payments received in lieu of payments required under Resident Agreements, which payments under either (a) or (b) are for

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services, goods or rentals accruing from and after the Effective Date. Any payments received by Landlord for services, goods or rentals accruing prior to the Effective Date that are received by Landlord shall be promptly remitted by Landlord to Tenant. Landlord agrees to indemnify and hold Tenant harmless from any and all expenses, charges, claims and liabilities, including costs and reasonable attorneys’ fees, associated with the Assignment and Assumption or related thereto arising as a result of any action or omission of Landlord on or after the Effective Date.

4.           Assumption.  Landlord accepts the assignment of all of the Resident Agreements set forth in Exhibit B, together with deposits, and amounts held in custodial and trust accounts as shown on Exhibit C, and Landlord does hereby assume and undertake to abide by the same according to their respective terms and conditions insofar as they pertain to the Project (the “Assignment and Assumption”), as such obligations arise on or after the Effective Date and are not related to causes occurring prior to the Effective Date. Landlord hereby agrees to indemnify and hold Tenant harmless from any and all expenses, charges, claims and liabilities, including costs and reasonable attorneys’ fees, associated with the Assignment and Assumption or related thereto arising as a result of any action or omission of Landlord from and after the Effective Date not related to causes occurring prior to the Effective Date. Tenant agrees to indemnify and hold Landlord harmless from any and all expenses, charges, claims and liabilities, including costs and reasonable attorneys’ fees, associated with the Assignment and Assumption or related thereto arising as a result of any action or omission of Tenant prior to the Effective Date.

5.           Limitation.  To the extent that any of the assignments or assumptions under this Agreement are now or are hereafter deemed to be in violation of any applicable law or regulation, such assignment and assumption shall be deemed to be retracted and null and void.

6.           Counterparts.  This Assignment may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

7.           Entirety.  This Assignment represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior discussions or writings with respect thereto.

IN WITNESS WHEREOF, the parties have caused this Assignment to be executed as of the Effective Date.

TENANT:	[TENANT]

By:

Print Name:

Title:

91

LANDLORD:	[LANDLORD]

By:

Print Name:

Title:

92

EXHIBIT A

Legal Description

EXHIBIT B

Resident Agreements

EXHIBIT C

Information Regarding Security Deposits,
Trust Accounts, Prepaid Amounts and Delinquency Reports

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EXHIBIT C

BILL OF SALE

This BILL OF SALE (this “Bill of Sale”) is executed as of the [•] day of [•] by the undersigned tenant, a [•] (“Tenant”), to [•], a [•] (“Landlord”).

R E C I T A L S:

WHEREAS, Tenant and Landlord entered into a Lease dated [•], 2013 (the “Agreement”) for the lease of certain improved real property having a legal description as set forth on Exhibit A attached hereto and incorporated herein by this reference and known generally as [Name of Facilities], together with certain personal property located upon and used in connection with such improved real property, all as more particularly described in the Agreement; and,

WHEREAS, the Agreement requires that upon the termination thereof, Tenant shall deliver to Landlord a Bill of Sale pursuant to which Tenant will convey to Landlord all of Tenant’s right, title and interest in the Transferred Tenant’s Personal Property, the Inventory and the Records; and

WHEREAS, the Agreement has been terminated effective as of the date first above written.

NOW, THEREFORE, in consideration of the foregoing premises, the consideration set forth in the Agreement, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Tenant hereby agrees as follows:

1.           Defined Terms.  Capitalized terms not otherwise defined in this Bill of Sale, including without limitation these recitals and the exhibits, shall have the meanings set forth in the Agreement.

2.           Conveyance.  Tenant hereby sells, assigns, conveys, transfers and delivers to Landlord the following described assets and property (the “Property”): (a) the Transferred Tenant’s Personal Property; (b) the Inventory; and (c) the Records, all to the extent of Tenant’s interest therein. A non-exhaustive list of the Property is set forth on Exhibit B attached hereto and incorporated herein by this reference. The sale and assignment of the Records shall be subject to all applicable rules and regulations governing confidentiality of resident records.

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IN WITNESS WHEREOF, Tenant has caused this Bill of Sale to be executed as of the date first above written.

TENANT:	[TENANT]

By:

Print Name:

Title:

95

EXHIBIT A

Real Property Description

EXHIBIT B

Property Description

96

EXHIBIT D

LEGAL DESCRIPTION OF LAND PARCELS

[See attached]

97

Simi Hills

Real property in the County of Ventura, State of California, described as follows:

PARCEL A:

LOT 77 OF TRACT NO. 5124, IN THE CITY OF SIMI VALLEY, COUNTY OF VENTURA, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 139, PAGES 62 THROUGH 73 OF MISCELLANEOUS RECORDS (MAPS), IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL B:

AN EASEMENT FOR INGRESS, EGRESS, ACCESS, USE AND ENJOYMENT OF THE COMMON DRIVEWAY OVER AND ACROSS THAT PORTION OF LOT 76 OF TRACT NO. 5124, AS PER MAP RECORDED IN BOOK 139, PAGE 62 THROUGH 73 OF MISCELLANEOUS RECORDS (MAPS), AS SET FORTH IN THAT CERTAIN DECLARATION, RECORDED MARCH 23, 2000 AS INSTRUMENT NO. 00-50229 OF OFFICIAL RECORDS.

PARCEL C:

AN EASEMENT FOR ELEVEN (11) UNCOVERED VEHICULAR PARKING SPACES OVER THAT PORTION OF LOT 76 OF TRACT NO. 5124, AS PER MAP RECORDED IN BOOK 139, PAGES 62 THROUGH 73 OF MISCELLANEOUS RECORDS (MAPS), AS SET FORTH IN THAT CERTAIN DECLARATION, RECORDED JULY 7, 2000 AS INSTRUMENT NO. 00-106363 OF OFFICIAL RECORDS.

PARCEL D:

AN EASEMENT FOR DRAINAGE OVER AND ACROSS THAT PORTION OF LOT 76 OF TRACT NO. 5124, IN THE CITY OF SIMI VALLEY, AS PER MAP RECORDED IN BOOK 139, PAGES 62 THROUGH 73 OF MISCELLANEOUS RECORDS (MAPS), IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AS SET FORTH IN THAT CERTAIN EASEMENT AGREEMENT DATED JUNE 28, 2000, RECORDED JULY 7, 2000 AS INSTRUMENT NO. 00-106365 OF OFFICIAL RECORDS.

Courtyard at Lakewood

Real property in the County of Jefferson, State of Colorado, described as follows:

Block 46, Lakewood,

Together with the West 5 feet of vacated street adjoining said Block 46 on the East.

Together with the East 1/2 of vacated Teller Street adjoining Block 46 on the West vested in the owner of said Block 46 by Vacation recorded January 11, 1927 in Book 293 at Page 152, and including the vacated alley of said Block 46;

Except that portion conveyed to the City of Lakewood in Warranty Deed recorded October 31, 1986 at Reception
No. 86134439, and

Except that portion conveyed to The Regional Transportation District in Warranty Deed recorded March 22, 2010 at Reception No. 2010024580,

County of Jefferson, State of Colorado.

Greeley Place

Real property in the County of Weld, State of Colorado, described as follows:

Lots 9 through 16, inclusive, Block 26,
City of Greeley,
County of Weld,
State of Colorado.

Parkwood Estates

Real property in the County of Larimer, State of Colorado, described as follows:

Parcel I:

Tract 1, NAZARENE CHURCH P.U.D., a Planned Unit Development, according to the plat recorded May 23, 1986 at Reception No. 86026706 and Affidavit recorded August 19, 1986 at Reception No. 86046343, in the City of Fort Collins, County of Larimer, State of Colorado.

Parcel II:

Easement for parking and access as created in Access and Parking Easement Agreement recorded December 4, 1986 at Reception No. 86070760, County of Larimer, State of Colorado.

Regency Residence

LEGAL DESCRIPTION: Real property in the County of Pasco, State of Florida, described as follows:

A PORTION OF TRACTS 15 AND 16 OF PORT RICHEY LAND COMPANY SUBDIVISION IN SECTION 21, TOWNSHIP 25 SOUTH, RANGE 16 EAST, AS SHOWN ON THE PLAT RECORDED IN PLAT BOOK 1, PAGES 60 AND 61 OF THE PUBLIC RECORDS OF PASCO COUNTY, FLORIDA; AND ALSO A PORTION OF TRACT D EMBASSY HILLS UNIT ONE AS SHOWN ON THE PLAT RECORDED IN PLAT BOOK 11, PAGES 86, 87 AND 88 OF THE PUBLIC RECORDS OF PASCO COUNTY, FLORIDA ALL BEING FURTHER DESCRIBED AS FOLLOWS:

COMMENCE AT THE SOUTHEAST CORNER OF THE SOUTHWEST 1/4 OF THE NORTHEAST 1/4 SECTION 21, TOWNSHIP 25 SOUTH, RANGE 16 EAST, PASCO COUNTY, FLORIDA, FOR A POINT OF BEGINNING; THENCE RUN ALONG THE NORTH BOUNDARY LINE OF SAID TRACT “D” S.89°44'30"E., A DISTANCE OF 29.16 FEET TO THE NORTHEAST CORNER OF SAID TRACT “D”; THENCE ALONG THE EAST BOUNDARY LINE OF SAID TRACT “D” THE FOLLOWING COURSES AND DISTANCES: S.00°16'30"W., 85.00 FEET; N.89°44'30"W., 15.00 FEET; S.00°16'30"W., 377.50 FEET TO THE SOUTH BOUNDARY LINE OF SAID TRACT “D”; THENCE ALONG THE SAID SOUTH BOUNDARY LINE OF SAID TRACT “D”; N.89°44'30"W., A DISTANCE OF 275.00 FEET; THENCE N.00°16'30"E., A DISTANCE OF 300.00 FEET; THENCE N.89°44'30"W., A DISTANCE OF 455.15 FEET, TO A POINT ON THE EAST BOUNDARY OF A 50 FOOT DRAINAGE EASEMENT AS RECORDED IN OFFICIAL RECORD BOOK 1096, PAGE 330 OF THE PUBLIC RECORDS OF PASCO COUNTY, FLORIDA; THENCE ALONG SAID EAST BOUNDARY N.00°10'26'W., A DISTANCE OF 135.00 FEET; THENCE RUN S.89°44'33"E., A DISTANCE OF 163.46 FEET; THENCE RUN N.28°40'59"E., A DISTANCE OF 130.76 FEET; THENCE RUN S.89°44'33"E., A DISTANCE OF 28.43 FEET; THENCE RUN N.48°15'30"E., A DISTANCE OF 275.00 FEET; THENCE RUN N.35°15'30"E., A DISTANCE OF 285.00 FEET; THENCE RUN N.29°49'00"E., A DISTANCE OF 195.43 FEET TO A POINT ON THE EAST BOUNDARY LINE OF THE SOUTHWEST 1/4 OF THE NORTHEAST 1/4 OF SAID SECTION 21, THENCE ALONG EAST BOUNDARY LINE; S.00°22'14"W., A DISTANCE OF 674.84 FEET TO THE POINT OF BEGINNING.

LESS AND EXCEPT THAT PORTION DEEDED TO PASCO COUNTY BY INSTRUMENT RECORDED IN OFFICIAL RECORDS BOOK 1518, PAGE 1997 OF THE PUBLIC RECORDS OF PASCO COUNTY, FLORIDA, BEING DESCRIBED AS FOLLOWS:

THAT PORTION OF TRACT “D” OF EMBASSY HILLS UNIT ONE, AS RECORDED IN PLAT BOOK 11, PAGE 86 OF THE PUBLIC RECORDS OF PASCO COUNTY, FLORIDA BEING FURTHER DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID TRACT “D”; THENCE ALONG THE SOUTH LINE OF SAID TRACT; N.89°44'30"W., 275.00 FEET; THENCE LEAVING SAID SOUTH LINE; N.00°16'30"E., 12.00 FEET; THENCE ALONG A LINE 12.00 FEET NORTH OF AND PARALLEL WITH SAID SOUTH LINE; S.89°44'30"E., 275.00 FEET TO THE EAST LINE OF SAID TRACT; THENCE ALONG SAID EAST LINE; S.00°16'30"W., 12.00 FEET TO THE POINT OF BEGINNING.

Desoto Beach Club

LEGAL DESCRIPTION: Real property in the County of Sarasota, State of Florida, described as follows:

PARCEL 1:

LOTS 15 AND 16 OF THE SUBDIVISION OF THE EAST 1/2 OF THE NE 1/4 OF SECTION 2, TOWNSHIP 36 SOUTH, RANGE 18 EAST, KNOWN AS SARASOTA GARDENS, AS PER PLAT THEREOF RECORDED IN PLAT BOOK 2, PAGE 107, TOGETHER WITH THAT PORTION OF UNNAMED ROAD LYING BETWEEN SAID LOTS 15 AND 16 VACATED BY RESOLUTION RECORDED IN OFFICIAL RECORDS INSTRUMENT NO. 1999118500, LESS THAT PORTION TAKEN FOR HONORE AVENUE IN OFFICIAL RECORDS BOOK 2969, PAGE 1331, ALL OF THE PUBLIC RECORDS OF SARASOTA COUNTY, FLORIDA.

ALSO DESCRIBED AS FOLLOWS:

BEGIN AT THE SOUTHWEST CORNER OF LOT 15, SARASOTA GARDENS SUBDIVISION, AS RECORDED IN PLAT BOOK 2, PAGE 107, OF THE PUBLIC RECORDS OF SARASOTA COUNTY, FLORIDA, SAID CORNER BEING THE INTERSECTION OF THE NORTH RIGHT OF WAY LINE OF DESOTO ROAD (A PUBLIC R/W, WIDTH VARIES) AND THE EAST RIGHT OF WAY LINE OF AN UNNAMED ROAD (A 50' WIDE PUBLIC R/W); THENCE, LEAVING SAID NORTH RIGHT OF WAY LINE AND ALONG THE WEST LINE OF SAID LOT 15, ALSO BEING THE EAST RIGHT OF WAY LINE OF SAID UNNAMED ROAD, N 00°13'53" W, 640.79 FEET TO THE NORTHWEST CORNER OF SAID LOT 15; THENCE ALONG THE NORTH LINES OF SAID LOTS 15 AND 16, SARASOTA GARDENS, N 89°26'16" E, 617.92 FEET TO ITS INTERSECTION WITH THE WEST RIGHT OF WAY LINE OF HONORE AVENUE (PUBLIC R/W, WIDTH VARIES), AS PER A RIGHT OF WAY TAKING (PARCEL 104-A), AS RECORDED IN OFFICIAL RECORDS BOOK 2969, PAGE 1331, OF THE PUBLIC RECORDS OF SARASOTA COUNTY, FLORIDA; THENCE LEAVING SAID NORTH LINE OF LOT 16 AND ALONG THE SAID WEST RIGHT OF WAY LINE OF HONORE AVENUE, S 00°31'48"E, 606.74 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT; THENCE IN A SOUTHWESTERLY DIRECTION, ALONG THE ARC OF SAID CURVE, HAVING A RADIUS OF 35.00 FEET AND A CENTRAL ANGLE OF 90°33'14", 55.32 FEET TO A POINT LYING ON THE AFOREMENTIONED NORTH RIGHT OF WAY LINE OF DESOTO ROAD; THENCE ALONG SAID NORTH RIGHT OF WAY LINE N 89°20'21" W, 581.99 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

AN EASEMENT FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS ACCESS TO AND FROM THAT CERTAIN PUBLIC RIGHT-OF-WAY KNOWN AS HONORE AVENUE AS CONTAINED IN THAT CERTAIN ACCESS EASEMENT AGREEMENT RECORDED JULY 2 , 2004 AS INSTRUMENT NO. 2004129541.

Cherry Laurel

LEGAL DESCRIPTION: Real property in the County of Leon, State of Florida, described as follows:

BEGIN AT THE SOUTHEAST CORNER OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 28, TOWNSHIP 1 NORTH, RANGE 1 EAST, RUN THENCE WEST 197.5 FEET TO A POINT; THENCE RUN NORTH ALONG THE EAST BOUNDARY LINE OF A PUBLIC ROAD A DISTANCE OF 1925.6 FEET TO A POINT WHICH IS THE POINT OF BEGINNING; THENCE RUN NORTH 470 FEET; THENCE NORTH 67°20' EAST 517.47 FEET TO A POINT; THENCE SOUTH 669.4 FEET TO A POINT; THENCE RUN WEST 477.5 FEET TO THE POINT OF BEGINNING.

LESS AND EXCEPT ANY PORTION OF THE ABOVE DESCRIBED PROPERTY LYING WITHIN THE RIGHT OF WAY OF U.S. HIGHWAY 90 (ALSO KNOWN AS EAST TENNESSEE STREET AND ALSO KNOWN AS MAHAN DRIVE).

BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT A TERRA COTTA CONCRETE MONUMENT MARKING THE SOUTHEAST CORNER OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 28, TOWNSHIP 1 NORTH, RANGE 1 EAST, LEON COUNTY, FLORIDA, AND RUN NORTH 89°09'56" WEST 197.64 FEET TO THE EASTERLY RIGHT-OF-WAY BOUNDARY OF CONCORD AVENUE; THENCE RUN NORTH 00°52'42" EAST ALONG SAID RIGHT-OF-WAY BOUNDARY 1926.34 FEET TO AN IRON PIPE MARKING THE POINT OF BEGINNING. FROM SAID POINT OF BEGINNING CONTINUE NORTH 00°52'42" EAST ALONG SAID RIGHT-OF-WAY BOUNDARY 402.63 FEET TO A RE-ROD (MARKED #4261) LYING ON THE INTERSECTION WITH THE SOUTHERLY RIGHT-OF-WAY BOUNDARY OF U.S. HIGHWAY NO. 90; THENCE RUN NORTH 67°16'09" EAST ALONG SAID SOUTHERLY RIGHT-OF-WAY BOUNDARY 226.29 FEET TO A REROD; THENCE RUN NORTH 00°02'51" WEST 27.10 FEET TO A RE-ROD (MARKED #4261); THENCE RUN NORTH 67°16'09" EAST ALONG SAID RIGHT-OF-WAY BOUNDARY 283.24 FEET TO A RE-ROD (MARKED #4261); THENCE LEAVING SAID RIGHT-OF-WAY BOUNDARY, RUN SOUTH 00°04'31" EAST 626.46 FEET TO AN ANGLE IRON; THENCE RUN SOUTH 89°59'14" WEST 476.93 FEET TO THE POINT OF BEGINNING.

Blair House

LEGAL DESCRIPTION: Real property in the County of Mclean, State of Illinois, described as follows:

LOT 1 IN BLAIR HOUSE SUBDIVISION, NORMAL, ILLINOIS, BEING A PART OF THE NORTH HALF OF SECTION 27 AND THE WEST HALF OF THE NORTHWEST QUARTER OF SECTION 26, ALL IN TOWNSHIP 24 NORTH, RANGE 2 EAST OF THE THIRD PRINCIPAL MERIDIAN AS SHOWN BY THE PLAT THEREOF RECORDED APRIL 14, 1988 AS DOCUMENT NUMBER 885514, SITUATED IN MCLEAN COUNTY, ILLINOIS.

Grasslands Estates

LEGAL DESCRIPTION: Real property in the County of Sedgwick, State of Kansas, described as follows:

LOT 1, WICHITA RETIREMENT RESIDENCE ADDITION, AN ADDITION IN THE CITY OF WICHITA, SEDGWICK COUNTY, KANSAS.

Jackson Oaks

LEGAL DESCRIPTION: Real property in the County of Mccracken, State of Kentucky, described as follows:

Being Tract 3 as shown on the Plat of Lake Forest Plaza of record in Plat Section “K”, Page 1941, McCracken County Clerk’s Office.

Being the same property conveyed to Paducah Retirement Residence LLC, an Oregon limited liability company, by deed dated January 17, 2003, of record in Deed Book 999, Page 705, McCracken County Court Clerk’s Office.

Summerfield Estates

Real property in the County of Caddo, State of Louisiana, described as follows:

Lot 4, South Shreveport Medical Plaza, a subdivision of the City of Shreveport, Caddo Parish, Louisiana, as per plat thereof recorded in Conveyance Book 2050, Page 311 and as corrected by instrument recorded in Book 2481, Page 465 of the Records of Caddo Parish, Louisiana.

Blue Water Lodge

LEGAL DESCRIPTION: Real property in the County of Saint Clair, State of Michigan, described as follows:

Land in the Township of Fort Gratiot, St. Clair County, Michigan, described as follows: Being part of the Southwest quarter of Section 15, Town 7 North, Range 17 East, described as: Commencing at the South quarter corner of Section 15; thence North 89 degrees 32 minutes 36 seconds West 913.33 feet along the South line of said Section 16 to the point of beginning; thence North 01 degrees 06 minutes 55 seconds East 769.96 feet to the Southerly line of “Bardamar Estates”, according to the plat thereof as recorded in Liber 82 of Plats, page 3, St. Clair County Register of Deeds Office; thence North 89 degrees 27 minutes 30 seconds West 410.00 feet along the said Southerly line of “Bardamar Estate”; thence South 01 degrees 06 minutes 55 seconds West 770.57 feet to the South line to Section 15; thence South 89 degrees 32 minutes 36 seconds East 410.00 feet along the said South line of Section 15 to the point of beginning. Containing 7.250 acres.

Briarcrest Estates

LEGAL DESCRIPTION: Real property in the County of ST. LOUIS, State of Missouri, described as follows:

A tract of land in the Southwest Fractional Quarter of Section 24, Township 45 North, Range 4 East, St. Louis County, Missouri and being more particularly described as follows: Beginning at a point in the Northern line of Clayton Road (60 feet wide) said point being on the Western line of the above mentioned Section 24, and also being the Southeast corner of property now or formerly of The Young Men’s Christian Association (YMCA), as recorded in Book 6227, Page 94 of the St. Louis County, Missouri Records; thence leaving the North line of said Clayton Road, along the Western line of said Section 24, also being the Eastern line of said YMCA property North 08 degrees 44 minutes 07 seconds West, a distance of 541.31 feet to a point, said point being the Northeastern most corner of said YMCA property, and being the Southwestern corner of property now or formerly of Earl M. and Judith D. Taylor, as recorded in Book 7617, Page 1392 of the St. Louis County, Missouri Records, said point also being the Southern most corner of U.S. Survey 412; thence leaving the Southern most corner of said U.S. Survey 412, and the Southwestern corner of said Taylor property, along the Southern line of said U.S. Survey 412, also being the Southern line of said Taylor property North 48 degrees 41 minutes 0 seconds East, a distance of 73.35 feet to a point, said point being the Northwestern corner of property now or formerly of the Ballwin colored cemetery; thence leaving the South line of said Taylor property and the Southern line of said U.S. Survey 412, along the Western line of said Ballwin Colored Cemetery South 41 degrees 25 minutes 59 seconds East, a distance of 460.17 feet to a point, said point being on the Western line of a 15 foot wide roadway; thence leaving the Western line of said Ballwin Colored Cemetery along the Western line of said 15 foot wide roadway South 08 degrees 44 minutes 27 seconds East, a distance of 165.65 feet to a point in the Northern line of aforementioned Clayton Road; thence leaving the Western line of said 15 foot wide roadway along the Northern line of said Clayton Road along a curve to the right having a radius of 925.36 feet and an arc length of 309.27 feet a chord of which bears South 76 degrees 00 minutes 32 seconds West, a chord distance of 307.83 feet to a point; thence continuing along the Northern line of said Clayton Road South 85 degrees 35 minutes 00 seconds West, a distance of 3.89 feet back to the point of beginning, less and excepting that portion thereof conveyed to The State of Missouri, acting by and through the Missouri Highway and Transportation Commission by General Warranty Deed recorded in Book 8961, Page 1161.

Country Squire

LEGAL DESCRIPTION: Real property in the County of Buchanan, State of Missouri, described as follows:

PART OF TRACT “C”, COUNTRY SQUIRE FIFTH PLAT, A SUBDIVISION IN ST. JOSEPH, BUCHANAN COUNTY, MISSOURI, DESCRIBED AS FOLLOWS:
COMMENCING AT THE NORTHWEST CORNER OF SAID TRACT “C” OF COUNTRY SQUIRE FIFTH PLAT, AN ADDITION TO ST. JOSEPH, BUCHANAN COUNTY, MISSOURI; THENCE S 90°00'00" E ALONG THE NORTH LINE OF SAID TRACT “C”, 329.47 FEET TO THE NORTHEAST CORNER OF SAID TRACT “C”, SAID POINT BEING ON THE WESTERLY RIGHT-OF-WAY LINE OF BUCKINGHAM STREET; THENCE S 00°00'00" W ALONG THE EASTERLY LINE OF TRACT “C” AND THE WESTERLY RIGHT-OF-WAY LINE OF BUCKINGHAM STREET, 159.33 FEET; THENCE CONTINUING ALONG SAID RIGHT-OF-WAY LINE ALONG A CURVE TO THE LEFT, HAVING A RADIUS OF 1185.76 FEET FOR AN ARC LENGTH OF 227.59 FEET CHORD BEARING S 05°29'55" E; THENCE S 80°30'44" W, 306.33 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY LINE OF INTERSTATE 29 AND THE WEST LINE OF TRACT “C”; THENCE N 06°25'30" W ALONG SAID RIGHT-OF-WAY LINE, 438.77 FEET TO THE POINT OF BEGINNING.

Chateau Ridgeland

Real property in the County of Madison, State of Mississippi, described as follows:

A parcel of land being located and situated in the Southeast Quarter (SE) of Section 31, Township 7 North, Range 2 East, Madison County, Mississippi, and being a part of Lot 1 of Block 35 and a part of Lot 8 of Block 33 of Highland Colony, a subdivision, the map or plat of which is recorded in the Office of the Chancery Clerk of Madison County, at Canton, Mississippi and being more particularly described as follows:

Commencing at an iron pin which marks the intersection of the West line of Lot 7 of the said Block 35 with the North right-of-way line of county line road as it existed in 1982 and run thence South 89° 59' 45" East a distance of 737.79 feet along the said North right-of-way line of county line road to an iron pin; thence turn left through a deflection angle of 89° 59' and run North 0° 01' 15" East a distance of 743.48 feet; (said point also being the Northwest corner of that certain parcel conveyed to Putt-Putt of Jackson, Inc. by deed recorded in Deed Book 174 at Page 398 and the Southwest corner of that certain parcel conveyed by Special Warranty Deed to the Regent, a Texas Limited Partnership, surveyed by T.E. McDonald, Inc., Jackson, Mississippi, R. L. S. No. 1661, recorded in Deed Book 204, Page 228, reference to which is hereby made); thence run South 89° 59' 45" East for a distance of 225.26 feet to an iron pin set in concrete and the Point of Beginning for the parcel herein described; thence run North 00° 10' 59" West for a distance of 300.00 feet to an iron pin set in concrete, thence run South 89° 59' 45" East for a distance of 329.34 feet to an iron pin set in concrete in the West right-of-way of Pear Orchard Road; thence run South 00° 10' 59" East for a distance of 300.00 feet to an iron pin set in concrete in the West right-of-way of a Pear Orchard Road; thence run North 89° 10' 59" West for a distance of 329.34 feet to the Point of Beginning, containing 98,800 square feet or 2.27 acres, more or less.

Grizzly Peak

LEGAL DESCRIPTION: Real property in the County of Missoula, State of Montana, described as follows:

A tract of land located in the SE1/4SE1/4 of Section 7 and the NE1/4NE1/4 of Section 18, Township 13 North, Range 19 West, P.M.M., Missoula County, Montana, more particularly described as Tract 2 of Certificate of Survey No. 4589.

Less tract 2A of Certificate of Survey No. 4700 conveyed by Warranty Deed recorded in Book 520 of Micro Records at Page 1554.

Commonly known as: 3600 American Way, Missoula, MT 59808

Maple Downs

LEGAL DESCRIPTION: Real property in the County of Onondaga, State of New York, described as follows:

ALL THAT TRACT OR PARCEL OF LAND, SITUATE IN THE TOWN OF MANLIUS, COUNTY OF ONONDAGA AND STATE OF NEW YORK, BEING PART OF LOT 74 IN SAID TOWN AND BEING MORE SPECIFICALLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE CENTERLINE OF EAST GENESEE STREET AT THE NORTHWEST CORNER OF A PARCEL OF LAND CONVEYED TO ELEANOR EVANS ESTABROOK AND RECORDED MARCH 14, 1913 IN THE ONONDAGA COUNTY CLERK’S OFFICE IN BOOK OF DEEDS 429 AT PAGE 71;

RUNNING THENCE SOUTH 82° 48' 35" EAST ALONG THE CENTERLINE OF EAST GENESEE STREET A DISTANCE OF 250.00 FEET TO A POINT;

THENCE SOUTH 07° 11' 25" WEST A DISTANCE OF 305.00 FEET TO A POINT;

THENCE SOUTH 82° 48' 35" EAST A DISTANCE OF 275.00 FEET TO A POINT;

THENCE NORTH 07° 11' 25" EAST A DISTANCE OF 305.00 FEET TO A POINT IN THE CENTERLINE OF EAST GENESEE STREET;

THENCE SOUTH 82° 48' 35" EAST ALONG THE CENTERLINE OF EAST GENESEE STREET A DISTANCE OF 274.89 FEET TO A POINT WHICH IS 1057.06 FEET (1059.06' RECORD) MEASURED ALONG SAID CENTERLINE FROM ITS INTERSECTION WITH MOTT ROAD;

THENCE SOUTH 07° 26' 10" WEST A DISTANCE OF 205.82 FEET TO A POINT;

THENCE SOUTH 55° 20' 41" WEST A DISTANCE OF 723.56 FEET TO A POINT;

THENCE NORTH 82° 33' 35" WEST A DISTANCE OF 265.00 FEET TO A POINT IN THE WESTERLY LINE OF THE AFORESAID PARCEL OF LAND CONVEYED TO ELEANOR EVANS ESTABROOK, WHICH POINT IS NORTHERLY 1790.64 FEET MEASURED ALONG SAID WESTERLY LINE FROM ITS INTERSECTION WITH THE NORTHERLY LINE OF MOTT ROAD;

THENCE NORTH 07° 36' 25" EAST A DISTANCE OF 687.38 FEET ALONG THE WESTERLY LINE OF SAID PARCEL OF LAND CONVEYED TO ELEANOR EVANS ESTABROOK TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM ALL THAT LAND LYING IN THE BED OF EAST GENESEE STREET.

Fleming Point

LEGAL DESCRIPTION: Real property in the County of Monroe, State of New York, described as follows:

ALL THAT TRACT OR PARCEL OF LAND, SITUATED IN TOWN LOT 18, SECOND DIVISION, TOWNSHIP 2, SHORT RANGE, MILL SEAT TRACT OF THE PHELPS GORHAM PURCHASE, TOWN OF GREECE, COUNTY OF MONROE, STATE OF NEW YORK, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTH RIGHT OF WAY OF LATTA ROAD (49.5' WIDE), SAID POINT BEING 260.00 FEET WEST OF GREENLEAF ROAD,

RUNNING THENCE; WESTERLY ALONG THE NORTH RIGHT OF WAY OF LATTA ROAD ON A BEARING OF NORTH 89° - 15' - 35" WEST A DISTANCE OF 324.94' TO AN ANGLE POINT,

THENCE WESTERLY ALONG A LINE BEARING NORTH 88° - 42' - 19" WEST A DISTANCE OF 46.11' TO A POINT,

THENCE NORTHERLY ALONG A LINE BEARING OF NORTH 01° - 17' - 41" EAST A DISTANCE OF 150.00' TO A POINT,

THENCE WESTERLY ALONG A LINE BEARING NORTH 88° - 42' - 19" WEST A DISTANCE OF 364.02' TO A POINT,

THENCE NORTHERLY ALONG A LINE BEARING NORTH 16° - 50' - 36" WEST A DISTANCE OF 92.86' TO A POINT,

THENCE; NORTHERLY ALONG A LINE BEARING NORTH 04° - 23' - 42" WEST A DISTANCE OF 417.29' TO A POINT,

THENCE; EASTERLY ALONG A LINE BEARING SOUTH 77° - 50' - 54" EAST A DISTANCE OF 394.58' TO A POINT,

THENCE; SOUTHEASTERLY ALONG A LINE BEARING SOUTH 39° - 17' - 35" EAST A DISTANCE OF 272.47' TO A POINT,

THENCE; EASTERLY ALONG A LINE BEARING NORTH 50° - 42' - 25" EAST A DISTANCE OF 150.00' TO A POINT ON THE SOUTH RIGHT OF WAY OF DOHRCREST DRIVE,

THENCE; SOUTHEASTERLY ALONG SOUTH RIGHT OF WAY OF DOHRCREST DRIVE ON A BEARING OF SOUTH 39° - 17' - 35" WEST A DISTANCE OF 154.56' TO A POINT,

THENCE; SOUTHEASTERLY ALONG SOUTH RIGHT OF WAY OF DOHRCREST DRIVE ON A CURVE TO THE RIGHT HAVING A RADIUS OF 108.10', LENGTH OF 76.56' AND A DELTA ANGLE OF 40° - 36' - 33" TO A POINT,

THENCE; SOUTHERLY ALONG A LINE BEARING SOUTH 01° - 16' - 58" WEST A DISTANCE OF 279.01' TO THE POINT OF BEGINNING AS SHOWN ON A MAP FILED IN THE MONROE COUNTY CLERK’S OFFICE IN LIBER 317 OF MAPS, PAGE 43.

EXCEPTING THEREFROM THE FOLLOWING AS CONVEYED TO THE WEGMAN GROUP LLC BY DEED RECORDED IN LIBER 10584 CP 302:

ALL THAT TRACT OR PARCEL OF LAND SITUATED IN THE TOWN LOT 18, SECOND DIVISION, TOWNSHIP 2, SHORT RANGE, TOWN OF GREECE, COUNTY OF MONROE, STATE OF NEW YORK AND MORE PARTICULARLY DESCRIBED AS FOLLOWS.

CONTINUED...

TITLE NO. NCS-634972-43-OR1
SCHEDULE “A” CONTINUED

BEGINNING AT A POINT ON THE NORTH RIGHT OF WAY OF LATTA ROAD, SAID POINT BEING 260.00 FEET WEST OF THE WEST RIGHT OF WAY OF GREENLEAF ROAD, AS DEPICTED ON THE THAYER RE- SUBDIVISION FILED IN THE MONROE COUNTY CLERKS OFFICE IN LIBER 317 OF MAPS, PAGE 43, RUNNING THENCE,

1. WESTERLY, ALONG NORTH RIGHT OF WAY OF LATTA ROAD BEARING OF NORTH 89° 15' 35" WEST A DISTANCE OF 173.00' TO A POINT, THENCE;

2. NORTHERLY, ALONG A LINE BEARING OF NORTH 00° 44' 25" EAST A DISTANCE OF 425.14' TO A POINT, THENCE,

3. NORTHEASTERLY, ALONG A LINE BEARING OF NORTH 50° 42' 25" EAST A DISTANCE OF 66.46' TO A POINT ON THE WEST RIGHT OF WAY OF DOHRCREST DRIVE, THENCE,

4. SOUTHEASTERLY, ALONG THE WEST RIGHT OF WAY OF DOHRCREST DRIVE BEARING SOUTH 39° 17' 35" EAST WITH A DISTANCE OF 154.56' TO A POINT OF CURVATURE, THENCE,

5. ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 108.10' AND A LENGTH OF 76.56' TO A POINT OF TANGENCY, THENCE;

6. SOUTHERLY ALONG A LINE BEARING SOUTH 01° 16' 58" WEST A DISTANCE OF 279.01' TO THE TRUE POINT OF BEGINNING, AND INTENDING TO DESCRIBE PARCEL OF LAND KNOWN AS LOT R- A A2 OF THE THAYER RESUBDIVISION

AS SHOWN ON A MAP THEREOF FILED IN MONROE COUNTY CLERKS OFFICE IN LIBER 332 OF MAPS, PAGE 64.

Stoneybrook Lodge

Real property in the County of Benton, State of Oregon, described as follows:

LOT 47, STONEYBROOK VILLAGE RETIREMENT COMMUNITY, (PLAT BOOK 9, PAGE 0076) BENTON COUNTY, OREGON.

EXCEPT THEREFROM: COMMENCING AT A 5/8 INCH IRON ROD AT THE MOST WESTERLY NORTHWEST CORNER OF LOT 47, STONEYBROOK VILLAGE RETIREMENT COMMUNITY, BENTON COUNTY, OREGON;
THENCE ALONG THE NORTH LINE OF SAID LOT 47 NORTH 89º54'41" EAST, 63.69 FEET TO A 5/8 INCH IRON ROD AT THE TRUE POINT OF BEGINNING;
THENCE CONTINUING ALONG SAID NORTH LINE OF LOT 47 NORTH 89º54'41" EAST, 13.20 FEET TO A 5/8 INCH IRON ROD AND SOUTH 45º29'44" EAST, 55.25 FEET TO A 5/8 INCH IRON ROD;
THENCE NORTH 84º41'12" WEST, 14.66 FEET TO A 5/8 INCH IRON ROD;
THENCE NORTH 45º29'44" WEST, 53.28 FEET TO THE TRUE POINT OF BEGINNING.

THE LEGAL DESCRIPTION WAS CREATED PRIOR TO JANUARY 01, 2008.

Essex House

LEGAL DESCRIPTION: Real property in the County of Cumberland, State of Pennsylvania, described as follows:

ALL THAT CERTAIN parcel or tract of ground situate in Lemoyne Borough, Cumberland County, Pennsylvania, known as Lot 5, of a Preliminary/Final Subdivision Plan, of Lemoyne Retirement Community, as recorded in the Office of the Recorder of Deeds for Cumberland County, Pennsylvania, recorded August 18, 2001 in Plan Book 83, Page 123, more particularly bounded and described as follows to wit:

BEGINNING at a rebar on the northeastern corner of Lot 5; thence along lands now or formerly of Glenn L. Miller and Robert Lloyd Kulp South 66 degrees 03 minutes 47 seconds West a distance of 401.62 feet to a point; thence along lands now or formerly of Michael A. Serluco North 28 degrees 31 minutes 29 seconds West a distance of 261.39 feet to a rebar; thence continuing along the lands now or formerly of Michael A. Serluco South 61 degrees 33 minutes 36 seconds West a distance of 22.65 feet to a point; thence along lands now or formerly of Agincourt Limited Partnership North 45 degrees 26 minutes 30 seconds West a distance of 410.11 feet to a point at the corner of Lot 4; thence continuing along the dividing line between Lot 1 through 4 and Lot 5 North 64 degrees 30 minutes 58 seconds East a distance of 448.64 feet to a point; thence along lands now or formerly of Robert W. Farver and lands now or formerly of Anna M. Priar South 42 degrees 40 minutes 54 seconds East a distance of 349.79 feet to a rebar at the corner of lands now or formerly of Anna W. Priar and Walnut Street; thence continuing along same a distance of 61.90 feet to a point; thence along lands now or formerly of Van E. and Patsy K. Milbrand South 61 degrees 33 minutes 36 seconds West a distance of 5.99 feet to a point; thence continuing along lands now or formerly of Van E. and Patsy K. Milbrand South 28 degrees 26 minutes 24 seconds East a distance of 262.92 feet to a rebar, the place of BEGINNING.

CONTAINING 275,387.18 square feet; 6.3220 acres.

BEING THE SAME PREMISES conveyed unto Lemoyne Retirement Residence LP, by its deed from Lemoyne Retirement Residence LP, dated September 28,2001 and recorded October 11, 2001 in the Cumberland County Recorder of Deeds in Book 248, Page 3673.

Arlington Plaza

Real property in the County of Tarrant, State of Texas, described as follows:

Being Lot 5-R, of CORDY J. ELLIS SUBDIVISION, an Addition to the City of Arlington, Tarrant County, Texas, according to the Map thereof recorded in Volume 388-189, Page 6, of the Map Records of Tarrant County, Texas.

El Dorado

Real property in the County of Dallas, State of Texas, described as follows:

Real property in the County of Dallas, State of Texas, described as follows:

BEING a tract or parcel of land lying and situated in the John Edmonds Survey, Abstract No 429, m the City of Richardson, Dallas County, Texas and being all of Lot I, Block One of Richardson Retirement Residence Addition, according to the map thereof recorded in Volume 95178, Page 3215, Deed Records, Dallas County, Texas and being part of a called 3.7105 acre tract of land as described in a deed to Michael D. Thompson and Sidney M. Cole, as recorded in Volume 95018, Page 5883, Deed Records, Dallas County, Texas and being more particularly described as Follows:

COMMENCING at a 1/2" iron rod found for reference at the North end of a 10' x 10' cutback located at the intersection of the North right-of-way line of Arapaho Road (100' public ROW.) and the West right-of-way line of Floyd Road (60' public ROW.);

THENCE, South 44 degrees 43 minutes 40 seconds West, along said cutback line, a distance of 14.13 feet to a point for reference in the North right-of-way line of said Arapaho Road;

THENCE, South 89 degrees 43 minutes 40 seconds West along the North right-of-way line of said Arapaho Road, a distance of 243.15 feet to a 1/2", iron rod with cap stamped "RPLS 5633' set at the Southeast corner of said Lot 1 and being the point of beginning of herein described tract;

THENCE South 89 degrees 43 minutes 40 seconds West, continuing along the North right-of-way line of said Arapaho Road, a distance of 403.38 feet to a “X” found for corner at the Southwest corner of said Lot I and the Southeast corner of Lot 2 of Bushman McCharge Subdivision as recorded in Volume 84237, Page 4377, Map Records Dallas County, Texas;

THENCE, North 00 degrees 08 minutes 00 seconds West, along the common line of said Lots 1 and 2, a distance of 395.69 feet to a “X” set for corner in the South right-of-way line of a 15' alley;

THENCE, North 89 degrees 43 minutes 39 seconds East, along the South right-of-way line of said alley, a distance of 403.38 feet to a P.K. nail set for corner in the East: line of said Lot 1 and the West line of a tract of land described in a deed to Eleven Eleven Floyd Place, a joint venture as recorded in Volume 72083, Page 0111 Deed Records, Dallas County, Texas;

THENCE, South 00 degrees 08 minutes 00 seconds East, along the East line of said Lot 1, passing at 195.00 feet the Southwest corner of said Eleven Eleven Floyd place tract and the Northeast corner of Lot 1, Block 1, of Arapaho Professional Center, an Addition to the City of Richardson, Dallas County, Texas as recorded in Volume 84205, Page 2070, Deed Records, Dallas County, Texas in all a distance of 395.69 feet to the Point of Beginning and containing 3.664 acres (159,613 square feet) of land (being the same property described in a commitment for title insurance issued by First American Title Insurance Company, with a G.F. Number of 05R23575 ND7, with an effective dated of October 02, 2005,)

Ventura Place

Real property in the County of Lubbock, State of Texas, described as follows:

Tract A, Lubbock Retirement Residence, LP, an addition to the City of Lubbock, Lubbock County, Texas, according to the map, plat and/or dedication deed thereof, recorded in Volume 5300, Page 11, Official Real Property Records, Lubbock County, Texas and being further described by metes and bounds as follows:

Beginning at a 1/2" iron rod found with cap in the East right-of-way line of Gary Avenue which bears N 89°58'50" W, a distance of 1242.41 feet and South a distance of 760.79 feet from the Northeast corner of the Northwest Quarter of Section 7, Block E-2, Lubbock County, Texas;

Thence S 86°29'15" E, a distance of 668.39 feet to a 1/2" iron rod found with cap;

Thence South a distance of 505.14 feet to a 1/2" iron rod with cap found in the North right-of-way line of 54th Street;

Thence N 86°29'15" W, along said North right-of-way, a distance of 629.90 feet to a 1/23" iron rod with cap set for a point of curvature;

Thence northwesterly around a curve to the right, said curve having a radius of 15.94 feet, a central angle of 86°29'15", tangent lengths of 14.99 feet and a chord distance of 21.84 feet to a 1/2" iron rod with cap set for a point of tangency in the East right-of-way line of Gary Avenue;

Thence North, along said East right-of-way line, a distance of 34.22 feet to a 3/4" iron pipe found at a point of curvature;

Thence northwesterly, continuing along said East right-of-way line, around a curve to the left, said curve having a radius of 3049.41 feet, a central angle of 3°45'20", tangent lengths of 99.98 feet and a chord distance of 199.84 feet to a 1/2" iron rod found with cap at a point of tangency;

Thence N 03°45'20" W, continuing along said East right-of-way line, a distance of 258.18 feet to the Point of Beginning.

Note: The Company is prohibited from insuring the area or quantity of the land described herein. Any statement in the above legal description of the area or quantity of land is not a representation that such area or quantity is correct, but is made only for informational and/or identification purposes and does not override Item 2 of Schedule B hereof.

Pioneer Valley Lodge

LEGAL DESCRIPTION: Real property in the County of Cache, State of Utah, described as follows:

Lot 6 of the North Logan Retirement Residence Subdivision as filed for record on June 7, 2000, as Filing No. 739844, in the office of the Recorder of Cache County, Utah.

Colonial Harbor

LEGAL DESCRIPTION: Real property in the County of York, State of Virginia, described as follows:

All that certain piece or parcel of land, with all improvements thereon and appurtenances thereunto belonging, lying and being in Nelson (formerly Grafton) Magisterial District, York County, Virginia, containing 8.2375 acres, and more particularly shown and designated as “Lot 2- A 8.2375 Acres 358,824 Sq. Ft.” on that certain plat entitled “Subdivision of Parcel 2, Property of Memorial Highway Associates, Ltd., Nelson Magisterial District, County of York, Virginia”, prepared by Davis & Associates, P.C., Surveyors-Planners, dated January 24, 2003, a copy of which said plat is recorded in the Clerk's Office, Circuit Court of York County, Virginia, as Instrument Number 040012996, and to which reference is made for a more particular description.

Together with non-exclusive easements storm water drainage facilities for storm water runoff and detention facilities as contained in Storm Water Pond Easement, Drainage Easement, Access Easement and Maintenance Agreement by and between William E. Colson and Daniel R. Baty and Pamela Baty and Memorial Highway Associates, Ltd., a Virginia general partnership, dated June 22, 2004, recorded June 24, 2004, as Instrument No. LR040013205, Page 432, in the Clerk’s Office, Circuit Court, County of York, Virginia.

Together with non-exclusive easement for ingress, egress and passage by vehicles and by pedestrians over and across that portion of the Access Easement located on the Memorial Property as contained in Access Easement and Maintenance Agreement by and between Memorial Highway Associates, Ltd., a Virginia general partnership and William E. Colson, Daniel R. Baty and Pamela Baty, dated June 22, 2004, recorded June 24, 2004, as Instrument No. LR040013204, Page 422, in the Clerk’s Office, Circuit Court, County of York, Virginia.

EXHIBIT E

PERMITTED ENCUMBRANCES

[See attached]

127

Simi Hills

1.	An easement for water pump station and incidental purposes, recorded March 12, 1990 as Instrument No. 90-36009 of Official Records.
In Favor of:	Blakeley Swartz, a California general partnership and The Ronald Reagan Presidential Foundation, a California non-profit corporation
Affects:	As described therein

2.
The terms and provisions contained in the document entitled “Resolution No. SVPC 32-98” recorded November 3, 1998 as Instrument No. 98-190077 and November 3, 1998 as Instrument No. 98-190078, both of Official Records.

3.	An easement shown or dedicated on the map filed or recorded October 25, 1999 in Tract No. 5124 in Book 139, Pages 62 through 73 of Miscellaneous Records (Maps)

For:	Public service and traffic signal and incidental purposes.

4.
Abutter’s rights of ingress and egress to or from Madera Road, have been dedicated or relinquished on the map of Tract No. 5124 on file in Book 139, Pages 62 through 73, of Miscellaneous Records (Maps).

5.	An easement for pipelines and incidental purposes, recorded December 28, 1999 as Instrument No. 99-237901 of Official Records.

In Favor of:	Southern California Gas Company, a California corporation
Affects:	As described therein

6.
The terms and provisions contained in the document entitled “Declaration Establishing Shared Use and Maintenance Affecting Lots 76 and 77 of Tract No. 5124 (Common Driveway, Parkway and Median Landscaping and Fuel Modification)” recorded March 23, 2000 as Instrument No. 0050229 of Official Records.

7.
The terms and provisions contained in the document entitled “Declaration-Joint Declaration Establishing Shared Maintenance Affecting Tract No. 5124 (Detention Basin)” recorded March 23, 2000 as Instrument No. 00-50230 of Official Records.

8.	The terms, provisions and easement(s) contained in the document entitled “Declaration of Parking Easement” recorded July 7, 2000 as Instrument No. 00-106363 of Official Records.

9.	The terms, provisions and easement(s) contained in the document entitled “Easement Agreement” recorded July 7, 2000 as Instrument No. 00-106365 of Official Records.

10.
The terms and provisions contained in the document entitled “Covenant and Agreement Regarding Stormwater Treatment Device Maintenance” recorded August 31, 2004 as Instrument No. 2004-0239119 of Official Records.

11.	The terms, provisions and easement(s) contained in the document entitled “Reciprocal Easement Agreement” recorded December 22, 2004 as Instrument No. 04-0339195 of Official Records.

12.	The terms and provisions contained in the document entitled “Certificate of Administrative Approval” recorded March 23, 2005 as Instrument No. 050323-0070883 of Official Records.

13.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Thienes Engineering, Inc. on January 26, 2004, last revised December 13, 2004, designated Job Number 2457C:

(A) Fence crosses the boundary line onto the right-of-way on the Southern part of the subject property; (B) Pump house on the south side of subject property is onto Schedule B item #6A.

14.	The rights of tenants, as tenants only, with no purchase rights, under unrecorded leases executed prior to the date hereof.

Courtyard at Lakewood

1.	Terms, conditions, provisions, obligations, easements and agreements as set forth in the Multi Dwelling Unit Easement and Maintenance Agreement recorded July 23, 1985 at Reception No. 85068230.

2.	Terms, conditions, provisions, obligations, easements and agreements as set forth in the Permanent Easement recorded October 31, 1986 at Reception No. 86134436.

3.
Easements, notes, covenants, restrictions and rights-of-way as shown on the map of Congregate Care Facility O.D.P, recorded December 12, 1986 at Reception No. 86154248, and on the map of Congregate Care Facility 12th and Teller Modification recorded January 7, 1988 at Reception No. 88001836.

NOTE: Affidavit of Modification in connection therewith recorded August 19, 1988 at Reception No. 88081385.

4.	An easement for utilities and incidental purposes granted to Public Service Company of Colorado, as set forth in an instrument recorded January 11, 1988 at Reception No. 88002855.

5.	An easement for utilities and incidental purposes granted to Public Service Company of Colorado, as set forth in an instrument recorded July 15, 1988 at Reception No. 88068869.

6.	Terms, conditions, provisions, obligations and agreements as set forth in the Fire Lane Agreement recorded May 18, 1995 at Reception No. F0057375.

7.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Power Surveying Co. Inc. for Bock & Clark’s National Surveyors Network on November 5, 2013, last revised December 10, 2013, designated Job Number 201302464/ Site 12:

(A) West side of building is into 8' utility easement #10 of the Schedule B by 3.7 feet.

Greeley Place

1.	Ordinance No. 57, 1998, Changing the Official Zoning Map, recorded September 22, 1998 at Reception No. 2641717.

2.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by R & R Engineers-Surveyors, Inc. for Bock & Clark’s National Surveyors Network on November 6, 2013, last revised December 13, 2013, designated Job Number 201302464/Site 13:

(A) Business sign encroaches into the right-of-way for 11th Avenue by 0.4 feet and into the right-of-way for 6th Street by 1.0 feet.
(B) Business sign encroaches into the right-of-way for 10th Avenue by 6.7 feet.

Parkwood Estates

1.	Terms, conditions, provisions, obligations and agreements as set forth in the Site and Landscape Covenant recorded May 23, 1986 at Reception No. 86026708.

2.	Terms, conditions, provisions, obligations, easements and agreements as set forth in the Access and Parking Easement Agreement recorded December 4, 1986 at Reception No. 86070760.

3.	Terms, conditions, provisions, obligations, easements and agreements as set forth in the Grant of Easement recorded May 16, 2000 at Reception No. 2000031819.

4.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Inter-Mountain Engineering Ltd. for Bock & Clark Surveyors Network on October 28, 2013, last revised December 16, 2013, designated Job Number 13-9016:

Overhang encroachments onto easement for utilities, access and drainage.

Regency Residence

1.
Embassy Hills, Unit One Restrictions recorded in Book 638, Page 221, as affected by Book 967, Page 1654; Book 971, Page 1376 and Book 1305, Page 1187, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status or national origin to the extent such covenants, conditions or restrictions violate 42 USC 3604(c).

2.
The terms, provisions and conditions contained in that certain Franchise Agreement for Street Lightning, Sewer Service and Water Service recorded in Book 638, Page 230, as affected by Bill of Sale recorded in Book 986, Page 662; which documents contain a provision for the Utility Company to have easements and the right to repair, maintain or replace such laterals, lines or meter and the Utility Company shall have the right to file a lien having the same effect as a Mechanic’s Lien in accordance with the statutes of the State of Florida.

3.	Telephone Distribution Easement granted to General Telephone Company recorded in Book 1508, Page 1596.

4.	Electric Utility Service Easement granted to Withlacoochee River Electric Cooperative, a Cooperative corporation recorded in Book 1530, Page 1993.

5.	Drainage Easement recorded in Book 1518, Page 1954.

6.	The terms, provisions and conditions contained in that certain Declaration of Easements recorded in Book 1450, Page 393.

7.	An easement shown or dedicated on the Plat of Embassy Hills, Unit 1, recorded in Plat Book 11, Page 86, as to the portion of the lands lying within Tract D
For: drainage and utility easement along westerly line of Tract D.

8.	The terms, provisions and conditions contained in that certain Certificate of Establishing Water Basin Boundaries of the Southwest Florida Water Management District recorded in Book 190, Page 91.

9.	The terms, provisions and conditions contained in that certain West Coast Regional Water Supply Authority Agreement recorded in Book 773, Page 57.

10.	The terms, provisions and conditions contained in that certain Grant of Easement and Memorandum of Agreement recorded in Book 4677, Page 320.

11.	The terms, provisions and conditions contained in that certain Easement and Memorandum of Agreement recorded in Book 8775, Page 1510.

12.	The rights of the following tenants, as tenants only, with no purchase rights, under unrecorded leases executed prior to the date hereof.

<attach Rent Roll>

13.
The terms, provisions and conditions contained in that certain Land Use Restriction Agreement recorded in Book 1462, Page 1909, as affected by Certificate Relating To Land Use Restriction Agreement recorded in Book 1646, Page 103; Agreement recorded in Book 1646, Page 105; Assignment Agreement recorded in Book 1462, Page 1956; The above Agreement is subject to a Qualified Termination of Land Use Restriction Agreement recorded in Book 3440, Page 111.

Note: The original Land Use Restriction Agreement does not affect, at the dated of the issuance of this Commitment, the land described in Schedule A herein. However, pursuant to the Qualified Termination of Land Use Restriction, should a “related person” of Outlook Income Fund 9, a California limited partnership, a “related person” being defined within the meaning of Treasury Regulation Section 1.103.10(E), obtain an ownership interest in the land described in Schedule A herein for tax purposes, then the original Land Use Restriction Agreement shall reattach and again become a burden on the land described in Schedule A herein.

14.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Bock & Clark’s National Surveyors Network on October 30, 2013, last revised December 12, 2013, designated Job Number 201302464-18:

(A) 15 foot side setback along easterly and westerly boundaries.
(B) 20 foot front setback along southerly boundary
(C) wood fence encroachment along southerly boundary.

(D) PER PHASE I ENVIRONMENTAL SITE ASSESMENT PREPARED BY EMGCORP., PROJECT NO. 107672.13R - 018.051, WITH A REPORT DATE OF NOVEMBER 2, 2013, “Wetlands are indicated within the northwestern portion of the Project in association with a stormwater retention area. Any development of wetland areas, or of areas that might disturb wetlands, should be coordinated with applicable federal, state, and local agencies.”

Desoto Beach Club

1.
Easement for detention pond and stormwater flowage in favor of the Sarasota County, Florida as contained in Order of Taking, recorded in Official Records Book 2486, Page 95, as affected by; Amended Stipulated Final Judgment, recorded in Official Records Book 2969, Page 1331 and Amended Order of Taking as to Parcel 104, recorded in Official Records Book 2969, Page 1384.

2.	Terms and provisions contained in Notice of Stipulations and Limitations Encumbering Real Property Pursuant to the Sarasota County Zoning Code, recorded in Official Records Book 2906, Page 1057.

3.	Access Easement Agreement, recorded as Instrument No. 2004129541.

4.	Easement granted to Florida Power & Light Company by instrument recorded as Instrument No. 2005177846.

5.	Exclusive Permanent Lift Station Easement, recorded as Instrument No. 2006030721.

6.	Ingress/Egress, Utility and Drainage Easement for Water, Wastewater, and Reclaimed Water Facilities, recorded as Instrument No. 2006030722.

7.	Flowage Easement, recorded as Instrument No. 2006030723.

8.	Permanent Non-Exclusive Waterline Easement, recorded as Instrument No. 2006030724.

9.	The terms, provisions and conditions contained in that certain Memorandum of Agreement recorded as Instrument No. 2009045911.

10.	Riparian and/or littoral rights are not insured.

11.	The rights of the following tenants, as tenants only, with no purchase rights, under unrecorded leases executed prior to the date hereof:

attach Rent Roll

12.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by George F. Young, Inc. on October 25, 2013, last revised December 19, 2013, designated Job Number 0373003106:

(A) There is a Sarasota County sanitary lift station located at the SW corner of the property.

Cherry Laurel

The lien of real estate taxes for relevant period (2013) and subsequent periods, not yet due and payable.

1.	The terms, provisions and conditions contained in that certain Reciprocal Stormwater Management Agreement recorded in Book R2374, Page 2247.

2.	Communication Systems Right of Way and Easement Agreement recorded in Book R2762, Page 352.

3.	The rights of the following tenants, as tenants only, with no purchase rights, under unrecorded leases executed prior to the date hereof.

4.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Thurman Roddenberry and Associates for Bock & Clark’s National Surveyors Network on November 05, 2013, last revised November 21, 2013, designated Job Number 201302464-20:

No survey matters

Blair House

1.	Easement for public utilities and storm sewer as disclosed by the plat of subdivision recorded April 14, 1988 as document 88-5514.

(Affects the South, West and East 10 feet and 20 foot wide utility easement across the North end of the East side of the land)

2.
Memorandum of Agreement recorded July 6, 2009 as document 2009-00021448 made by and between Blair House Retirement Residence Limited Partnership and Comcast of Illinois/Indiana/Ohio, LLC, and the terms and provisions contained therein.

3.	Rights of any interested parties in and to the coal, oil, gas and other minerals underlying the surface of the land and all easements in favor of the estate of said coal, oil, gas and other minerals.

4.	The rights of the following tenants, as tenants only, with no purchase rights, under unrecorded leases executed prior to the date hereof:

Grasslands Estates

1.	Easements, restrictions, setback lines and drainage plans as per plat, PC 108-7.

2.
The terms and provisions contained in the document entitled “P.U.D. Certificate” filed as Film 1999, Page 1448, by which notice is given that subject property is subject to the Wichita Retirement Residence P.U.D.-10.

3.	An easement for utility, recorded as Film 2019, Page 1611.
In favor of: The City of Wichita, Kansas
Affects: a portion of subject property

4.	The rights of the following tenants, as tenants only, with no purchase rights, under unrecorded leases executed prior to the date hereof: ( Attach Rent Roll )

5.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Abbott Land Survey for Bock and Clark Corporation on November 11, 2013, last revised December 12, 2013, designated Job Number 201302464-74: None

Jackson Oaks

1.	Subject to restrictions of record in Deed Book 712, Page 245, in the McCracken County Court Clerk’s Office. A copy is attached for your review.

2.	Subject to protective covenants of record in Deed Book 883, Page 681, in the McCracken County Court Clerk’s Office. A copy is attached for your review.

3.
Subject to conditions, covenants, easements, restrictions and minimum building lines as shown on Plat Section “K”, Page 1941, in the McCracken County Court Clerk’s Office. A copy is attached for your review.

4.
Subject to an easement from Rolling Hills of Paducah, Inc. to Lone Oak Water District dated February 13, 1987 and recorded in Deed Book 698, Page 216, in the McCracken County Court Clerk’s Office. Said easement is 10-15 feet wide and located along Bleich Road. A copy is attached for your review.

5.	The lien of real estate taxes for the year 2013 and subsequent periods not yet due and payable.

6.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Bock and Clark Corporation on November 5, 2013 being last revised December 16, 2013, designated Job Number 201302464-31:

(A) Vinyl fence in the southwesterly corner of subject property extends outside boundary line into right of way by 1.4'; (B) Guy wires on the north side of subject property fall outside easement; (C) Guy wire near the southwest corner of subject property does not fall within an easement.

7.	The rights of the following Tenants as Tenants only, with no rights to purchase under unrecorded leases executed prior to the date hereof. To Follow.

Summerfield Estates

1.	Any mineral or mineral rights leased, granted or retained by current or prior owners.

2.
Right of Way granted to Southwestern Electric Power Company, dated August 17, 1966, recorded August 22, 1966 in Book 1122, Page 49 under Registry No. 413374 of the Conveyance Records of Caddo Parish, Louisiana.

3.	Restriction and Mineral reservation contained in instrument recorded May 17, 1971 under Registry No. 528040 in Donation Book F, Page 13 of the Donation Records of Caddo Parish, Louisiana.

4.
Right of Way Easement granted to South Central Bell Telephone Company, dated March 22, 1979, recorded May 10, 1979 in Book 1727, Page 346 under Registry No. 793491 of the Conveyance Records of Caddo Parish, Louisiana.

5.
Right of Way granted to City of Shreveport for water and/or sewer main across the westerly 15 feet of the property recorded May 13, 1986 under Registry No. 01090204 in Book 2334, Page 498 of the Conveyance Records of Caddo Parish, Louisiana.

6.	Right of Way granted to Southwestern Electric Power Company, recorded November 6, 1987 under Registry No. 01165275, Book 2470, Page 509 of the Conveyance Records of Caddo Parish, Louisiana.

7.
Memorandum of Agreement by and between Shreveport Retirement Residence II and Comcast of Louisiana/Mississippi/Texas, LLC, recorded October 11, 2010 under Registry No. 2317069, Book 4415, Page 602, of the Conveyance Records of Caddo Parish, Louisiana.

8.
Any circumstance arising out of the existence of a gravel filled swale as shown on Map of Survey prepared by Aillet, Fenner, Jolly & McClelland dated December 22, 2000 and last revised January 12, 2001.

9.
Polling Place Lease Agreement between Shreveport Retirement Residence II LLC, as Lessor and the Parish of Caddo, as Lessee, recorded March 20, 2013 under Registry No. 2446526 in Book 4644, Page 371 of the Conveyance Records of Caddo Parish, Louisiana.

10.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Collins and Associates for Bock & Clark’s National Surveyors Network on October 31, 2013, last revised December 13, 2013, designated Job Number 201302484-32:

(A) Flowerbed crosses the east boundary line of the subject property onto the adjoining property by 5.9'.

Blue Water Lodge

1.	Easement granted to the County of St. Clair disclosed by instrument recorded in Liber 977, Page 353, Saint Clair County Records.

2.	Easement granted to The Detroit Edison Company, a Michigan corporation disclosed by instrument recorded in Liber 2122, Page 814, Saint Clair County Records.

3.	The terms, provisions and conditions contained in that certain Memorandum of Agreement recorded May 11, 2009 in Liber 3943, Page 741.

4.	Easement granted to the Carrigan and Grace Drain Drainage District disclosed by instrument recorded in Liber 4343, Page 594, Saint Clair County Records.

5.	The terms, provisions and conditions contained in that certain Declaration of Taking recorded January 17, 1973 in Liber 993, Page 968.

6.	Interest of others in oil, gas and mineral rights, if any, recorded in the public records or unrecorded.

7.	The rights of the following tenants, as tenants only, with no purchase rights, under unrecorded leases executed prior to the date hereof:
<attach Rent Roll>

8.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by LSG Engineers & Surveyors for Bock & Clark’s National Surveyors Network on October 29, 2013, last revised December 12, 2013, designated Job Number 201302464-034:

Carrigan Drain 100 foot right of way along portions of northerly and northwesterly boundaries.

9.	The acreage stated in the legal description of the land is for description purposes only. The quantity of the land is not insured.

Country Squire

1.	A 15-foot utility easement as per plat, Plat Book 8, Page 69.

2.
Terms and conditions of perpetual right of way and easement, for the transmission of electrical energy upon, under, along and across subject property, granted to St. Joseph Light & Power Company by instrument filed for record January 4, 1990 in Book 1767 at Page 94 in said Recorder’s Office. Note: A “notice of final description for grant of right of way” was filed for record March 13, 1990 in Book 1773 at Page 180 in said Recorder’s Office.

3.	Matters as disclosed by Survey dated September 9, 1999, prepared by Bartlett’s West Engineers, Inc., as Job No. 2321 (W.O.8610.152):

Lack of abutters’ rights of direct access to Interstate Route 29 which adjoins subject property on the West;

Encroachment of building onto the twenty three foot variance setback line near the Southwest corner;

Encroachment of garage onto the building setback line across the North end of subject property;

Encroachment of garage onto the building setback line across the West end of subject property;

Encroachment of garage onto fifteen foot wide utility easement across the North end of subject property.

4.	The rights of the following tenants, as tenants only, with no purchase rights, under unrecorded leases executed prior to the date hereof.

5.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Whitehead Consultants, Inc. for Bock & Clark’s National Surveyor’s Network on November 21, 2013 last revised December 20, 2013, designated Job Number 201302464-36:

A) Easterly portion of sign lies east of the east deed line, by no more than 6'.
B) Existing fence, owner unknown, lies west of the west deed line, by no more than 1.7'.

Chateau Ridgeland

1.	Any mineral or mineral rights leased, granted or retained by the current or prior owners.

2.	Right of way to the City of Ridgeland, Mississippi recorded in Book 189, Page 222.

3.	No coverage is provided as to the amount of acreage or square footage of the land.

4.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Wise Land Surveying, Inc. for Bock & Clark’s National Surveyors Network on October 25, 2013, last revised December 17, 2013 designated Job Number 201302464, Site 38:

(A) Sidewalk on the west side of the subject property crosses the boundary line into the adjoining property by 1.0 feet to 3.0 feet.

Grizzly Peak

1.
Any right, title or interest in any minerals, mineral rights or related matters, including but not limited to oil, gas, coal and other hydrocarbons, sand, gravel or other common variety materials, whether or not shown by the public records.

2.
County road rights-of-way not recorded and indexed as a conveyance of record in the office of the Clerk and Recorder pursuant to Title 70, Chapter 21, M.C.A., including, but not limited to any right of the Public and the County of Missoula to use and occupy those certain roads and trails as depicted on County Surveyor’s maps on file in the office of the County Surveyor of Missoula County.

3.	Easement recorded in Book ‘N’ of Miscellaneous at Page 473.

4.	Easement recorded in Book ‘N’ of Miscellaneous at Page 475.

5.	Easement recorded in Book 240 of Deeds at Pages 233 and 236.

6.	Easement recorded in Book 355 of Micro Records at Page 961.

7.
Provisions contained in that Certificate, executed by the State of Montana, Department of Health and Environmental Services, File No. 2994, as recorded in Book 474 of Micro Records at Page 658, records of Missoula County, Montana.

8.	Easement recorded in Book 527 of Micro Records at Page 1436.

9.	Easement recorded in Book 569 of Micro Records at Page 833.

10.	Easement recorded in Book 569 of Micro Records at Page 837.

11.	Easement recorded in Book 569 of Micro Records at Page 846.

12.	Easement recorded in Book 569 of Micro Records at Page 848.

13.	Easement upon its terms and provisions as recorded in Book 605 of Micro Records at Page 540.

14.	Easement recorded in Book 696 of Micro Records at Page 1227.

15.	The rights of the following tenants, as tenants only, with no purchase rights, under unrecorded leases executed prior to the date thereof: (Attach Rent Roll)

16.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by WGM Group, Inc. for Bock & Clark’s National Surveyors Network on November 9, 2013, last revised ________, designated Job Number 201302464-39:

________

Maple Downs

1.	The rights of the following tenants, as tenants only, with no purchase rights, under unrecorded leases executed prior to the date hereof: <Attach Rent Roll>

2.	Sanitary Sewer Easement recorded 7/31/2002 in Liber 4737 of Deeds, page 544.

3.	Sanitary Sewer Easement reserved in a deed recorded 7/31/2002 in Liber 4737 of Deeds, page 548.

4.	Water Easement Agreement recorded 10/9/2002 in Liber 4747 of Deeds, page 813.

5.	Underground Line Easement Agreement recorded 10/22/2002 in Liber 4749 of Deeds, page 556.

6.	Policy does not insure any title to land lying in the bed of East Genesee Street.

7.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Genzel Land Surveying P.C. for Bock & Clark’s National Surveyors Network on November 10, 2013, last revised December 11, 2013, designated Job Number 201302464/Site No. 44:

(A) 3.31 foot chain link fence encroachment onto neighboring property on northeast boundary line.

Fleming Point

1.	The rights of the following tenants, as tenants only, with no purchase rights, under unrecorded leases executed prior to the date hereof: (Attach Rent Roll)

2.	Easement for drainage to Town of Greece in Liber 3530 of Deeds, page 412 on 12/31/1963.

3.	Utility easements granted to Rochester Gas & Electric Corporation and Rochester Telephone Corporation by instrument recorded in Liber 3766 of Deeds, at page 282 on 9/16/1966.

4.	Easement for sidewalk to Town of Greece by instrument recorded in Liber 4031 of Deeds, at page 456 on 12/30/1969 and Liber 4034 of Deeds at page 236 on 1/15/1970.

5.	Easement for sidewalk and snow storage to Town of Greece by instrument recorded in Liber 6007 of Deeds, at page 81 on 7/15/1981.

6.	Terms and conditions of Agreement dated 3/21/1966 between Samuel G. Thayer, Spoleta Development Corp. and Town of Greece recorded 3/25/1966 in Liber 3721 of Deeds, page 551.

7.
Utility easements granted to Rochester Gas and Electric Corporation, Frontier Telephone of Rochester, Inc. and Time-Warner Entertainment Company by instrument recorded in Liber 9916 of Deeds, at page 280 on 2/10/2004.

8.
Utility easements granted to Rochester Gas and Electric Corporation, Frontier Telephone of Rochester, Inc. and Time-Warner Entertainment Company by instrument recorded in Liber 10175 of Deeds, at page 399 on 8/25/2005.

9.
Reciprocal Easement Agreement for Ingress/Egress and Cross-Access made by and between GREECE RETIREMENT RESIDENCE LLC and The Wegman Group, LLC dated 2/21/2008 and recorded 2/22/2008 in Liber 10584 Cp 306.

10.	Policy excepts the rights of others in and to the natural and unobstructed flow of the Fleming Creek crossing the premises described in Schedule A herein.

11.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Bock & Clark National Surveyors Network on November 06, 2013, last revised December 18, 2013, designated Job Number 201302464 / Site No. 45:

(A) Concrete walk on the south side extends past boundary line onto subject property;
(B) Overhead Utility Line on the north side of subject property does not fall within an easement.

Stoneybrook Lodge

1.	Easements for public utilities purposes as shown on the recorded plat of Stoneybrook Village Retirement Community.

2.	Easements for public storm drainage and waterline purposes as shown on the recorded plat of Stoneybrook Village Retirement Community.

3.	Easements for public waterline purposes as shown on the recorded plat of Stoneybrook Village Retirement Community.

4.
Restrictions shown on the recorded plat/partition as follows: As set forth on said plat, this subdivision is subject to the conditions of approval per City of Corvallis Case File No. PD-97-7, S-97-5 Stoneybrook Village Retirement Community.

5.	Easement, including terms and provisions contained therein:

Recording Information:	May 10, 2000 as Fee No. M-283674, Microfilm Records
In Favor of:	TCI Cablevision of Oregon, Inc.,
For:	Multi-Channel Television Programming

6.
Covenants, conditions, restrictions and easements in the document recorded October 21, 2003 as Fee No. 2003-355215 of Microfilm Records, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes. Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status.

7.	Provisions of the Articles of Incorporation and By-Laws of the Stoneybrook Village Owners Association, and any tax, fee, assessments or charges as may be levied by said association.

Recorded:	February 13, 2006
Recording No.:	Fee No. 2006-399787, Microfilm Records

The terms and provisions contained in the document entitled “Amended and Restated ByLaws of Stoneybrook Village Owners Association” recorded October 06, 2011 as Fee No. 2011-483477 of Official Records.

8.
Covenants, conditions, restrictions and easements in the document recorded October 06, 2011 as Fee No. 2011-483476 of Official Records, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes. Lawful

restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status.

Said document amends and restates document recorded August 13, 1998 as Fee number M-251291-98.

Document(s) declaring modifications thereof recorded October 31, 2002 as Fee No. M-328171-02, Microfilm Records

Document(s) declaring modifications thereof recorded April 28, 2003 as Fee No. 2003-340202, Microfilm Records

Document(s) declaring modifications thereof recorded January 29, 2008 as Fee No. 2008-432875, Microfilm Records of Official Records.

9.
Provisions of the Articles of Incorporation and By-Laws of the Stoneybrook Village Owner’s Association, a nonprofit membership corporation established under the laws of the State of Oregon, and any tax, fee, assessments or charges as may be levied by said association.

Recorded:	October 06, 2011
Recording No.:	2011-483476

Said document amends and restates document recorded August 13, 1998 as Fee No. M-251291-98 of Microfilm Records.

Document(s) declaring modifications thereof recorded October 31, 2002 as Fee No. M-328171-02, Microfilm Records

Document(s) declaring modifications thereof recorded April 28, 2003 as Fee No. 2003-340202, Microfilm Records

Document(s) declaring modifications thereof recorded January 29, 2008 as Fee No. 2008-432875, Microfilm Records of Official Records.

The terms and provisions contained in the document entitled “Amended and Restated ByLaws of Stoneybrook Village Owners Association” recorded October 06, 2011 as Fee No. 2011-483477 of Official Records.

10.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Bock & Clark’s National Surveyor’s Network on November 12, 2013, last revised December 12, 2013, designated Job Number 201302464-052:

(A) Trash enclosure with a 6' chain link fence in the southeast corner of subject property extends past boundary line to the south by 4.8'

11.	The rights of tenants, as tenants only, with no purchase rights, under unrecorded leases executed prior to the date hereof.

Essex House

1.	Subject to all matters shown on the Plan as recorded in the Recorder’s Office of Cumberland County, Pennsylvania in Plan Book 83 Page 123.

2.	Rights granted to PPL Electric Utilities Corporation as set forth in Misc. Book 684 Page 158.

3.	Easement Agreement as set forth in Misc. Book 692 Page 2038 and Misc. Book 702 Page 4503.

4.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Bock & Clark’s National Surveying Network on November 06, 2013 and last revised December 12, 2013, designated Job Number 201302464-56:

(A) Roadway crosses parcel by 41.6 feet in the northly portion of the property.

5.	Rights of the following tenants, as tenants only, with no purchase rights under unrecorded leases executed prior to the date hereof:

6.	The acreage stated in the legal description of the land is for description purposes only. The quantity of the land is not insured.

Arlington Plaza

a.	The following easements and/or building lines, as shown on plat recorded in Volume 388-189, Page 6, Map Records, Tarrant County, Texas:

7.5' Utility easement and
25' building line.

b.
Easement granted by Arlington Retirement Residence Limited Partnership to Texas Utilities Electric Company, filed 11/03/1986, recorded in Volume 8736, Page 1523, Real Property Records, Tarrant County, Texas.

c.	Easement granted by Dera Arrington to Texas Electric Service Company, filed 02/02/1937, recorded in Volume 1328, Page 241, Real Property Records, Tarrant County, Texas.

d.	Easement granted by W. A. Cheney and wife, Tennie L. Cheney to Texas Electric Service Company, filed 05/30/1972, recorded in Volume 5249, Page 801, Real Property Records, Tarrant County, Texas.

e.
Easement for the installation, operation and maintenance of an underground cable television system granted to Time Warner Cable Inc. Through Its West Region-North Texas, by instrument filed 01/04/2013, recorded in cc# D213004370, Real Property Records, Tarrant County, Texas.

f.
Mineral lease, together with all rights privileges and immunities incident thereto, to Vantage Fort Worth Energy LLC, as Lessee, from Harvest Arlington Retirement Residence, a Delaware limited liability company, as Lessor,, as evidenced by Memorandum of Oil and Gas Lease, filed 11/18/2010, recorded in cc# D2100286133, Real Property Records, Tarrant County, Texas. Title to said interest not checked subsequent to the date thereof.

El Dorado

a.
All leases, grants, exceptions or reservations of coal, lignite, oil, gas and other minerals, together with all rights, privileges, and immunities relating thereto, appearing in the Public Records whether listed in Schedule B or not. There may be leases, grants, exceptions or reservations of mineral interest that are not listed.

b.	Easement granted by Arapaho Associates, Inc. to the City of Richardson, filed 04/19/1984, recorded in Volume 84080, Page 1601, Real Property Records, Dallas County, Texas.

c.	Terms, provisions, conditions, and easements, contained in License and Memorandum of Agreement, filed 01/08/2013, recorded in cc# 201300005761, Real Property Records, Dallas County, Texas.

d.	The following easements and/or building lines, as shown on plat recorded in Volume 95178, Page 3215, Map Records, Dallas County, Texas:

None

e.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Bock & Clark’s National Surveyors Network on October 30, 2013, last revised November 8, 2013, designated Job Number 201302464-65: (A) Concrete sidewalk crosses the Southern part of the boundary line onto the subject property; (B) Northern part of the property building is over 50. building line.

Ventura Place

a.	The West 20 feet of captioned property for underground utility easement as set forth on plat recorded 5300, Page 11, Official Real Property Records, Lubbock County, Texas.

b.	The North 6 feet of captioned property for underground utility easement as set forth on plat recorded 5300, Page 11, Official Real Property Records, Lubbock County, Texas.

c.	The South 5 feet of the North 11 feet of captioned property for underground utility easement as set forth on plat recorded 5300, Page 11, Official Real Property Records, Lubbock County, Texas.

d.	Two 6 x 6 foot switching enclosure easements located in the Northwest corner of captioned property as set forth on plat recorded 5300, Page 11, Official Real Property Records, Lubbock County, Texas.

e.	Two 6 x 6 foot switching enclosure easements located in the Northeast corner of captioned property as set forth on plat recorded 5300, Page 11, Official Real Property Records, Lubbock County, Texas.

f.	Blanket transformer pad and underground utility easement as set forth on plat recorded 5300, Page 11, Official Real Property Records, Lubbock County, Texas.

g.
Underground utility easement as set forth in instrument dated September 24, 1997, recorded in Volume 5601, Page 311, Official Real Property Records, Lubbock County, Texas, executed by Lubbock Retirement Residence Limited Partnership, an Oregon limited partnership to the City of Lubbock.

h.
Rights incident to the ownership and lessees of the minerals reserved in Volume 684, Page 181, Deed Records, Lubbock County, Texas. Title to said interest not checked subsequent to date of aforesaid instrument.

“Endorsement coverage under renew”.

i.
Rights incident to the ownership and lessees of the Remainder of the minerals reserved in Volume 3388, Page 260, Official Real Property Records, Lubbock County, Texas. Title to said interest not checked subsequent to date of aforesaid instrument.

j.
All leases, grants, exceptions or reservations of coal, lignite, oil, gas, or other minerals, together with all rights, privileges, and immunities relating thereto, appearing in the Public Records whether listed in Schedule B or not. There may be leases, grants, exceptions or reservations of mineral interest that are not listed.

k.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by LGF Land Surveying, LLC, for Bock & Clark’s National Surveyors Network on November 10, 2013, last revised December 12, 2013, designated Job Number 201302464-69:

No survey matters

Pioneer Valley Lodge

1.	Any water rights or claims or title to water in or under the land.

2.	An unrecorded Management and Consulting Agreement, dated June 1, 2000.

3.
Building setback lines, public utility easements, irrigation ditch easement, ingress-egress easement and other easements and restrictions as shown on the official plat for the North Logan Retirement Residence Subdivision as Filed for record on June 7, 2000, as Entry No. 739844.

4.	The following matters disclosed by an ALTA/ACSM survey made by Red Plains Surveying Company, signed by James M. Powers, RN# 5659228-2201 on July 17, 2006, designated Network Project No. 20060002-38:

A.	The fact that the 14 foot asphalt drive encroaches over the Westerly lot line.

B.	The fact that the 1 story building in the Southwest corner of the land encroaches over the 30 foot setback line.

C.	The fact that a generator encroaches over the Westerly lot line.

D.	The fact that a transformer and two telephone pedestals encroach over the Westerly lot line.

E.	Any unrecorded easements or lesser rights of drainage and water runoff in and to the Detention Pond in the Northwest corner of the land.

5.	Rights of tenants, as tenants only, with no purchase rights under unrecorded leases executed prior to the date hereof:

6.	Subject to the plat of the North Logan Retirement Residence Subdivision, and any subsequent amendments, as shown in the office of the Cache County Recorder.

7.
Said property is located within the boundaries of North Logan City without Cemetery and Cache County and is subject to the charges and assessments levied thereunder. No such assessment is due and payable as of the date of this Policy.

8.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Red Plains Surveying Company for Bock & Clark’s National Surveyors Network on November 9, 2013, last revised December 13, 2013, designated Job Number 201302464-70:

(A) The Asphalt Driveway is over on the west property line onto the adjoiner’s property by a maximum of 3.3; (B) Generator is over the west property line onto the adjoiner’s property by a maximum of 11.6 without benefit of easement; (C) Electric Transformer is over the west property line onto the adjoiner’s property by a maximum of 2.3 without benefit of easement; (D) Building located on the West Property line encroaches a maximum of 20.9' into the rear setback per zoning.

Colonial Harbor

1.	Taxes subsequent to the first half of 2013 and any and all supplemental taxes, a lien not yet due and payable.

2.	The right of the following tenants as tenants only, with no purchase rights, under unrecorded leases executed prior to the date hereof. Rent roll to follow.

3.
Easements granted in Deed from Seventeen Eighty One, Incorporated, a Virginia corporation to the Commonwealth of Virginia, dated September 12, 1973, recorded April 11, 1974, in Deed Book 265, Page 391.

4.	Easement granted to Virginia Electric and Power Company, dated May 14, 1985, recorded June 20, 1985 in Deed Book 418, Page 719.

5.	Easement granted to The City of Newport News, dated July 18, 1985, recorded September 9, 1985 in Deed Book 424, Page 62.

6.	Easement granted to the County of York, Virginia, dated January 4, 1988, recorded February 26, 1988 in Deed Book 511, Page 8.

7.	Easement granted to the County of York, Virginia, dated June 14, 1989, recorded July 7, 1989 in Deed Book 554, Page 316.

8.
Easements, including but not limited to access drives, contained in Shopping Center Easement Agreement between Memorial Highway Associates and McDonald’s Corporation dated June 7, 1989, recorded July 7, 1989, in Deed Book 554, Page 328.

9.	Easement granted to the Commonwealth of Virginia, dated May 30, 2002, recorded July 16, 2002, as Instrument Number 020014030.

10.	Such state of facts as are disclosed on Subdivision plat recorded in Plat Book 11, Page 89 and Subdivision Plat recorded as Instrument No. 040012996.

11.
Terms, conditions and provisions as contained in Storm Water Pond Easement, Drainage Easement, Access Easement and Maintenance Agreement by and between William E. Colson and Daniel R. Baty and Pamela Baty and Memorial Highway Associates, Ltd., a Virginia general partnership, dated June 22, 2004, recorded June 24, 2004, as Instrument No. 040013205.

12.
Terms, conditions and provisions as contained in Access Easement located on the Memorial Property as contained in Access Easement and Maintenance Agreement by and between Memorial Highway Associates, Ltd., a Virginia general partnership and William E. Colson, Daniel R. Baty and Pamela Baty, dated June 22, 2004, recorded June 24, 2004, as Instrument No. 040013204.

13.	Deed of Easement granted to the County of York, Virginia, dated June 10, 2004, recorded June 22, 2004, as Instrument No. 040012997.

14.	Declaration of Restrictions of Yorktown Retirement Residence LLC, dated November 30, 2004, recorded December 1, 2004 as Instrument No. 040024975.

15.	Easement granted to Virginia Electric and Power Company, dated December 21, 2004, recorded January 7, 2005 as Instrument No. 050000369.

16.	Easement granted to the City of Newport News, dated May 24, 2005, recorded September 16, 2005 as Instrument No. 050022862.

17.	County of York Stormwater Management/BMP Maintenance Agreement, dated April 8, 2009, recorded May 6, 2009, as Instrument No. 090009064.

18.	Certificate of Assumed Name recorded March 30, 2004, as Instrument No. GM040000157.

19.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Nobles and Associates for Bock & Clark’s National Surveyors Network on November 2, 2013, last revised December 10, 2013 designated Job Number 201302464-71:

No survey matters

Briarcrest Estates

1.	General and/or Special Taxes by the City of Chesterfield, if any.

None now due and payable.

2.	Stormwater control and retention basin easement granted to St. Louis County, Missouri according to instrument recorded in Book 8406, Page 2068.

3.	Utility and Sidewalk Easement granted to St. Louis County, Missouri, according to instrument recorded in Book 8406, Page 2070.

4.	Storm Sewer Easement granted to St. Louis County, Missouri according to instrument recorded in Book 8406, Page 2072.

5.
Terms, conditions, provisions and limitations, according to Conditional Use Permit Number-570, approved by the City of Chesterfield on July 16, 1987 in Book 8416, Page 695 of the St. Louis County Recorder’s office.

6.	Sanitary Sewer Easement granted to The Metropolitan St. Louis Sewer District, according to instrument recorded in Book 8446, Page 970.

7.
Storm Water Sewer Maintenance Agreement executed by St. Louis Retirement Residence Limited Partnership in favor of the City of Chesterfield and The Metropolitan St. Louis Sewer District according to instrument recorded in Book 8515, Page 687.

8.
Storm Water Sewer Maintenance Agreement executed by St. Louis Retirement Residence Limited Partnership in favor of The Metropolitan St. Louis Sewer District according to instrument recorded in Book 8839, Page 25.

9.	Sewer Easement granted to The Metropolitan St. Louis Sewer District according to instrument recorded in Book 8839, Page 28.

10.	Easement for Water Pipe granted to St. Louis County Water Company according to instrument recorded in Book 9345, Page 2345 and Book 9345, Page 2352.

11.	Sewer Easement granted to The Metropolitan St. Louis Sewer District according to instrument recorded in Book 16857, Page 1941.

12.	Easement(s) granted to Charter Communications Entertainment I, LLC recorded in Book 18269, Page 1296.

13.
Charges and assessments by Trustees of said Subdivision, sewer service charges, sewer lateral charges, roadway maintenance assessments and/or public water supply district charges and assessments, if any.

14.	The rights of the following tenants, as tenants only, with no purchase rights, under unrecorded leases executed prior to the date hereof: <attach rent roll>

15.
Any facts, rights, interests or claims that may exist or arise by reason of the following matters disclosed by an ALTA/ACSM survey made by Sherrill Associates, Inc. for Bock & Clark’s National Surveyors Network on November 12, 2013, last revised December 19, 2013, designated Job Number 201302464-35:

(A) West side of building crosses 40' conditional use setback by 1.30'.

EXHIBIT G

GUARANTY

[See attached]

159

GUARANTY OF LEASE

GUARANTY OF LEASE (this “Guaranty”) made as of December __, 2013, by Holiday AL Holdings LP, a Delaware limited partnership (“Guarantor”), to each of the undersigned entities listed under the heading “Landlord” on the signature pages hereto (individually and collectively, “Landlord”), each a Delaware limited liability company (“Landlord”).

R E C I T A L S

A.            Landlord has been requested by NCT Master Tenant I LLC (together with its permitted successors and assigns, “Tenant”), to enter into a Master Lease dated as of the date hereof (as amended from time to time, the “Lease”), whereby Landlord would lease to Tenant, and Tenant would rent from Landlord, certain premises at the locations set forth on Schedule 2 attached hereto, as more particularly described in the Lease (the “Premises”).

B.            Guarantor is the indirect parent of Tenant, and will derive substantial economic benefit from the execution and delivery of the Lease.

C.            Guarantor acknowledges that Landlord would not enter into the Lease unless this Guaranty accompanied the execution and delivery of the Lease.

D.            Guarantor hereby acknowledges receipt of a copy of the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1.             DEFINITIONS. Defined terms used in this Guaranty and not otherwise defined herein have the meanings assigned to them in the Lease.

2.             COVENANTS OF GUARANTOR.

(a)           Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety: (i) the full and prompt payment of all Base Rent and Additional Charges and all other rent, sums and charges of every type and nature payable by Tenant under the Lease, whether due by acceleration or otherwise, including costs and expenses of collection (collectively, the “Monetary Obligations”), and (ii) the full, timely and complete performance of all covenants, terms, conditions, obligations, indemnities and agreements to be performed by Tenant under the Lease, including any indemnities or other obligations of Tenant that survive the expiration or earlier termination of the Lease (all of the obligations described in clauses (i) and (ii), are collectively referred to herein as the “Obligations”). If Tenant defaults under the Lease, Guarantor will, without notice or demand, promptly pay and perform all of the outstanding Obligations, and pay to Landlord, when and as due, all Monetary Obligations due and payable by Tenant under the Lease, together with all damages, costs and expenses to which Landlord is entitled pursuant to any or all of the Lease, this Guaranty and applicable Legal Requirements; provided, however, that Landlord shall not commence any litigation against

1

Guarantor with respect to such Obligations unless and until an Event of Default has occurred and is continuing.

(b)           Guarantor agrees with Landlord that (i) any action, suit or proceeding of any kind or nature whatsoever (an “Action”) commenced by Landlord against Guarantor to collect Base Rent and Additional Charges and any other rent, sums and charges due under the Lease for any month or months shall not prejudice in any way Landlord’s rights to collect any such amounts due for any subsequent month or months throughout the Lease Term in any subsequent Action, (ii) Landlord may, at its option, without prior notice or demand, join Guarantor in any Action against Tenant in connection with or based upon either or both of the Lease and any of the Obligations, (iii) Landlord may seek and obtain recovery against Guarantor in an Action against Tenant or in any independent Action against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant or against any security of Tenant held by Landlord under the Lease, (iv) Landlord may (but shall not be required to) exercise its rights against each of Guarantor and Tenant concurrently, and (v) Guarantor will be conclusively bound by a judgment entered in any Action in favor of Landlord against Tenant, as if Guarantor were a party to such Action, irrespective of whether or not Guarantor is entered as a party or participates in such Action.

(c)           The occurrence of any of the following events shall constitute an Event of Default by Tenant under the Lease, and there shall be no cure period therefor except as otherwise provided:

(i)           Guarantor fails to observe or perform any term, covenant, or other obligation of Guarantor set forth in Section 9 and such failure is not cured within ten (10) days after receipt of notice of such failure from Landlord; provided, however, that any such failure shall not be deemed an Event of Default if Guarantor commences to cure same within ten (10) days after Guarantor receives notice thereof from Landlord, diligently prosecutes such cure and, in any event, cures such failure within thirty (30) days after receipt of notice of such failure from Landlord; and

(ii)           Guarantor’s failure to observe or comply with the provisions of Section 10.

(d)           Guarantor agrees that, in the event of the rejection or disaffirmance of the Lease by Tenant or Tenant’s trustee in bankruptcy, pursuant to bankruptcy law or any other law affecting creditors’ rights, Guarantor will, if Landlord so requests, assume all obligations and liabilities of Tenant under the Lease, to the same extent as if Guarantor was a party to such document and there had been no such rejection or disaffirmance; and Guarantor will confirm such assumption, in writing, at the request of Landlord upon or after such rejection or disaffirmance. Guarantor, upon such assumption, shall have all rights of Tenant under the Lease to the fullest extent permitted by law.

(e)           If Landlord proposes to grant a mortgage on, or refinance any mortgage encumbering the Premises or any portion thereof, Guarantor shall cooperate in the process, and shall permit Landlord and the proposed mortgagee to meet with Guarantor or, if applicable, officers of Guarantor and to discuss Guarantor’s business and finances. On request of Landlord,

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Guarantor agrees to provide any such prospective mortgagee the information to which Landlord is entitled hereunder, provided that if any such information is not publicly available, such nonpublic information shall be made available on a confidential basis. Guarantor agrees to execute, acknowledge and deliver documents reasonably requested by the prospective mortgagee (such as a consent to the financing, without encumbering Guarantor’s or Tenant’s assets, a consent to a collateral assignment of the Lease and of this Guaranty, estoppel certificate, and a subordination, non-disturbance and attornment agreement), in a form reasonably acceptable to Guarantor and customary for tenants and their guarantors to sign in connection with mortgage loans to landlords, so long as such documents are in form then customary among institutional lenders.

3.             GUARANTOR’S OBLIGATIONS UNCONDITIONAL.

(a)           This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any Action against Tenant, and without the necessity of any notice of nonpayment, nonperformance or nonobservance, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance, other than as expressly required under the Lease. The obligations of Guarantor hereunder are independent of, and to the extent expressly set forth in this Guaranty may exceed, the obligations of Tenant.

(b)           This Guaranty shall apply notwithstanding any extension or renewal of the Lease, or any holdover following the expiration or termination of the Lease Term or any renewal or extension of the Lease Term.

(c)           This Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and, except as set forth in Section 2(c), the liability of Guarantor hereunder shall be absolute and unconditional irrespective of any or all of the following: (i) any renewals, extensions, modifications, alterations or amendments of the Lease (regardless of whether Guarantor consented to or had notice of same); (ii) any releases or discharges of Tenant other than the full release and complete discharge of all of the Obligations; (iii) Landlord’s failure or delay to assert any claim or demand or to enforce any of its rights against Tenant; (iv) any extension of time that may be granted by Landlord to Tenant; (v) any assignment or transfer of all or any part of Tenant’s interest under the Lease (whether by Tenant, by operation of law, or otherwise); (vi) any subletting, concession, franchising, licensing or permitting of the Premises or any portion thereof; (vii) any changed or different use of the Premises (or any portion thereof); (viii) any other dealings or matters occurring between Landlord and Tenant; (ix) the taking by Landlord of any additional guarantees, or the receipt by Landlord of any collateral, from Tenant or any other persons or entities; (x) the release by Landlord of any other guarantor; (xi) Landlord’s release of any security provided under the Lease; (xii) Landlord’s failure to perfect any landlord’s lien or other lien or security interest available under applicable Legal Requirements; (xiii) any assumption by any person of any or all of Tenant’s obligations under the Lease, or Tenant’s assignment of any or all of its rights and interests under the Lease, (xiv) the power or authority or lack thereof of Tenant to execute, acknowledge or deliver the Lease; (xv) the existence, non-existence or lapse at any time of Tenant as a legal entity or the existence, non-existence or termination of any corporate, ownership, business or other relationship between

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Tenant and Guarantor; (xvi) any sale or assignment by Landlord of either or both of this Guaranty and the Lease (including, but not limited to, any direct or collateral assignment by Landlord to any mortgagee) in accordance with the terms of the Lease; (xvii) the solvency or lack of solvency of Tenant at any time or from time to time; or (xviii) any other cause, whether similar or dissimilar to any of the foregoing, that might constitute a legal or equitable discharge of Guarantor (whether or not Guarantor shall have knowledge or notice thereof) other than payment and performance in full of the Obligations. Without in any way limiting the generality of the foregoing, Guarantor specifically agrees that (A) if Tenant’s obligations under the Lease are modified or amended with the express written consent of Landlord, this Guaranty shall extend to such obligations as so amended or modified without notice to, consideration to, or the consent of, Guarantor, and (B) this Guaranty shall be applicable to any obligations of Tenant arising in connection with a termination of the Lease, whether voluntary or otherwise. Guarantor hereby consents, prospectively, to Landlord’s taking or entering into any or all of the foregoing actions or omissions. For purposes of this Guaranty and the obligations and liabilities of Guarantor hereunder, “Tenant” shall be deemed to include any and all successors and assignees of the tenant under the Lease, as fully as if any of the same were the named Tenant under the Lease.

(d)           Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant’s obligations under the Lease or otherwise by (i) the release or discharge of Tenant in any state or federal creditors’ proceedings, receivership, bankruptcy or other proceeding; (ii) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code (11 U.S.C. § 101 et seq., as amended), or from other statute, or from the order of any court; or (iii) the rejection, disaffirmance or other termination of the Lease in any such proceeding. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time the payment of any amount due under the Lease or this Guaranty is rescinded or must otherwise be returned by Landlord for any reason, including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of Tenant, Guarantor or otherwise, all as though such payment had not been made, and, in such event, Guarantor shall pay to Landlord an amount equal to any such payment that has been rescinded or returned.

4.             WAIVERS OF GUARANTOR.

(a)           Without limitation of the foregoing, Guarantor waives (i) notice of acceptance of this Guaranty, protest, demand and dishonor, presentment, and demands of any kind now or hereafter provided for by any statute or rule of law, (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto, (iii) notice of any and all defaults by Tenant in the payment of Base Rent and Additional Charges or other rent, charges or amounts, or of any other defaults by Tenant under the Lease, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its obligations hereunder, and (v)

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any requirement that Landlord protect, secure, perfect, insure or proceed against any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant or any other person or entity (including any additional guarantor or Guarantor) or against any collateral.

(b)           GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PERSON OR ENTITY WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH: THIS GUARANTY; THE LEASE; ANY LIABILITY OR OBLIGATION OF TENANT IN ANY MANNER RELATED TO THE PREMISES OR ANY PORTION THEREOF; ANY CLAIM OF INJURY OR DAMAGE IN ANY WAY RELATED TO THE LEASE AND/OR THE PREMISES (OR ANY PORTION THEREOF); ANY ACT OR OMISSION OF TENANT, ITS AGENTS OR EMPLOYEES; OR ANY ASPECT OF THE USE OR OCCUPANCY OF, OR THE CONDUCT OF BUSINESS IN, ON OR FROM THE PREMISES (OR ANY PORTION THEREOF). GUARANTOR SHALL NOT IMPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SETOFF, RECOUPMENT OR DEDUCTION OF RENT IN ANY ACTION BROUGHT BY LANDLORD AGAINST GUARANTOR UNDER THIS GUARANTY, EXCEPT TO THE EXTENT PERMITTED BY THE LEASE. GUARANTOR SHALL NOT BE ENTITLED TO MAKE, AND HEREBY WAIVES, ANY AND ALL DEFENSES AGAINST ANY CLAIM ASSERTED BY LANDLORD OR IN ANY SUIT OR ACTION INSTITUTED BY LANDLORD TO ENFORCE THIS GUARANTY OR THE LEASE EXCEPT THE PERFORMANCE OF THE OBLIGATIONS. IN ADDITION, GUARANTOR HEREBY WAIVES, BOTH WITH RESPECT TO THE LEASE AND WITH RESPECT TO THIS GUARANTY, ANY AND ALL RIGHTS WHICH ARE WAIVED BY TENANT UNDER THE LEASE, IN THE SAME MANNER AS IF ALL SUCH WAIVERS WERE FULLY RESTATED HEREIN. THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY IS PRIMARY AND UNCONDITIONAL.

(c)           Guarantor expressly waives any and all rights to defenses arising by reason of (i) any “one-action” or “anti-deficiency” law or any other law that may prevent Landlord from bringing any action, including a claim for deficiency, against Guarantor before or after Landlord’s commencement or completion of any action against Tenant; (ii) ANY ELECTION OF REMEDIES BY LANDLORD (INCLUDING, WITHOUT LIMITATION, ANY TERMINATION OF THE LEASE) THAT DESTROYS OR OTHERWISE ADVERSELY AFFECTS GUARANTOR’S SUBROGATION RIGHTS OR GUARANTOR’S RIGHTS TO PROCEED AGAINST TENANT FOR REIMBURSEMENT; (iii) any disability, insolvency, bankruptcy, lack of authority or power, death, insanity, minority, dissolution, or other defense of Tenant, of any other guarantor (or any other Guarantor), or of any other person or entity, or by reason of the cessation of Tenant’s liability from any cause whatsoever, other than full and final payment in legal tender and performance of the Obligations; (iv) any right to claim discharge of any or all of the Obligations on the basis of unjustified impairment of any collateral for the Obligations; (v) any change in the relationship between Guarantor and Tenant or any termination of such relationship; (vi) any irregularity, defect or unauthorized action by any or all of Landlord, Tenant, any other guarantor (or Guarantor) or surety, or any of their respective officers, directors or other agents in executing and delivering any instrument or agreements relating to the Obligations or in carrying out or attempting to carry out the terms of any such agreements; (vii)

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any assignment, endorsement or transfer, in whole or in part, of the Obligations, whether made with or without notice to or consent of Guarantor; (viii) if the recovery from Tenant or any other Person (including without limitation any other guarantor) becomes barred by any statute of limitations or is otherwise prevented; (ix) the benefits of any and all statutes, laws, rules or regulations applicable in the State of Texas which may require the prior or concurrent joinder of any other party to any action on this Guaranty; (x) any release or other reduction of the Obligations arising as a result of the expansion, release, substitution, deletion, addition, or replacement (whether or not in accordance with the terms of the Lease) of the Premises or any portion thereof; or (xi) any neglect, delay, omission, failure or refusal of Landlord to take or prosecute any action for the collection or enforcement of any of the Obligations or to foreclose or take or prosecute any action in connection with any lien or right of security (including perfection thereof) existing or to exist in connection with, or as security for, any of the Obligations, it being the intention hereof that Guarantor shall remain liable as a principal on the Obligations notwithstanding any act, omission or event that might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of Guarantor. Guarantor hereby waives all defenses of a surety to which it may be entitled by statute or otherwise.

5.             SUBORDINATION; SUBROGATION.

(a)           Guarantor subordinates to the Obligations (i) any present and future debts and obligations of Tenant to Guarantor (the “Indebtedness”), including: (A) fees, reimbursement of expenses and other payments pursuant to any independent contractor arrangement; (B) principal and interest pursuant to any Indebtedness; (C) distributions payable to any partners, members or shareholders of Guarantor or Affiliates of Guarantor, solely to the extent such distributions are payable by using distributions received from Tenant; (D) lease payments pursuant to any leasing arrangement; (E) any management fees; and (F) all rights, liens and security interests of Guarantor, whether now or hereafter arising, in any assets of the Tenant, and (ii) any liens or security interests securing payment of the Indebtedness. Notwithstanding the foregoing, payments of Indebtedness may be made (I) at any time provided no Event of Default is continuing and (II) during the continuance of an Event of Default, to the extent permitted pursuant to the Lease. Guarantor shall have no right to possession of any assets of Tenant or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until the Obligations have been paid and performed in full. Guarantor agrees that Landlord shall be subrogated to Guarantor with respect to Guarantor’s claims against Tenant and Guarantor’s rights, liens and security interest, if any, in any of Tenant’s assets and proceeds thereof until all of the Obligations have been paid and performed in full.

(b)           After the occurrence and during the continuance of an Event of Default and until such Event of Default is cured or during the continuance of any bankruptcy or insolvency proceeding by or against Tenant and until such proceeding is dismissed, Guarantor shall not: (i) make any distributions or other payments to any partners, parent entities, or Affiliates of Guarantor (other than to Tenant), solely to the extent such distributions are payable by using distributions received from Tenant; or (ii) ask for, sue for, demand, take or receive any payment, by setoff or in any other manner, including the receipt of a negotiable instrument, for all or any part of the Indebtedness owed by Tenant, or any successor or assign of Tenant, including a receiver, trustee or debtor in possession (the term “Tenant” shall include any such successor or assign of Tenant) until the Obligations have been paid in full; however, if Guarantor

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receives such a payment, Guarantor shall immediately deliver the payment to Landlord for credit against the then outstanding and matured balance of the Obligations. Notwithstanding anything in this Section 5 to the contrary, after an Event of Default has occurred and is outstanding, Guarantor may, in its sole discretion, make cash contributions to Tenant.

(c)           Guarantor shall not be subrogated, and hereby waives and disclaims any claim or right against Tenant by way of subrogation, exoneration, contribution, reimbursement, indemnity or otherwise, to any of the rights of Landlord under the Lease or otherwise, or in the Premises (or any portion thereof), which may arise by any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its Obligations hereunder. Guarantor shall look solely to Tenant for any recoupment of any payments made or costs or expenses incurred by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, Guarantor shall immediately deliver the payment to Landlord for credit against the then outstanding balance of the matured Obligations.

6.             REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants that:

(a)           Guarantor is a Delaware limited partnership; has all requisite power and authority to enter into and perform its obligations under this Guaranty; and this Guaranty is valid and binding upon and enforceable against Guarantor without the requirement of further action or condition.

(b)           The execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene any applicable Legal Requirements, the organizational documents of Guarantor, if applicable, any order, writ, injunction, decree applicable to Guarantor, or any contractual restriction binding on or affecting Guarantor or any of its properties or assets, or (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties or assets.

(c)           No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any governmental authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Guarantor of this Guaranty or any other instrument or agreement required hereunder.

(d)           There is no action, suit or proceeding pending or threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator that would, or could reasonably be expected to materially adversely affect Guarantor’s ability to perform its obligations under this Guaranty.

(e)           Guarantor’s principal place of business as of the date hereof is 5885 Meadows Rd., Suite 500, Lake Oswego, OR 97035.

(f)            Tenant is directly or indirectly owned and controlled by Guarantor.

(g)           Guarantor has derived or expects to derive financial and other advantages and benefits directly or indirectly, from the making of the Lease and the payment and

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performance of the Obligations. Guarantor hereby acknowledges that Landlord will be relying upon Guarantor’s guarantee, representations, warranties and covenants contained herein.

(h)           All reports, statements (financial or otherwise), certificates and other data furnished by or on behalf of Guarantor to Landlord in connection with this Guaranty or the Lease are: true and correct, in all material respects, as of the applicable date or period provided therein; and fairly represent the financial condition of Guarantor as of the respective date thereof.

7.             NOTICES. Any consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be in writing and shall be given as provided in the Lease, as follows or to such other addresses as either Landlord or Guarantor may designate by notice given to the other in accordance with the provisions of this Section 7:

If to Guarantor:	If to Landlord:

c/o – Holiday Retirement 5885 Meadows Rd., Suite 500 Lake Oswego, OR 97035 Attn: General Counsel	c/o Fortress Investment Group LLC 1345 Avenue of the Americas, 46th Floor New York, NY 10105 Telephone: (212) 798-6100 Attention: Jonathan Brown

With a copy to:	With a copy to:

c/o Fortress Investment Group LLC 1345 Avenue of the Americas New York, New York 10105 Attn: Cameron MacDougall Tel: (212) 479-1522 Email: cmacdougall@fortress.com	Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York NY 10006 Attention: Donald A. Stern Telephone: (212) 225-2640 Email: dstern@cgsh.com

With a copy to:	With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 Attn: Neil Rock Tel: (212) 735-3787 Fax: (917) 777-3787 Email: neil.rock@skadden.com

8.             CONSENT TO JURISDICTION. Guarantor hereby (a) consents and submits to the jurisdiction of the courts of the State of Texas and the federal courts sitting in the State of Texas with respect to any dispute arising, directly or indirectly, out of this Guaranty, (b) waives any objections which the undersigned may have to the laying of venue in any such suit, action or proceeding in either such court, (c) agrees to join Landlord in any petition for removal to either such court, and (d) irrevocably designates and appoints Tenant as its authorized agent to accept and acknowledge on its behalf service of process with respect to any disputes arising, directly or

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indirectly, out of this Guaranty. The undersigned hereby acknowledges and agrees that Landlord may obtain personal jurisdiction and perfect service of process through Tenant as the undersigned agent, or by any other means now or hereafter permitted by applicable law. Nothing above shall limit Landlord’s choice of forum for purposes of enforcing this Guaranty.

9.             CERTAIN ADDITIONAL COVENANTS.

(a)           Financial Deliveries.

(i)           Guarantor shall deliver the information described in Schedule 3 to Landlord.

(ii)           Upon the delivery of any financial information by or on behalf of Guarantor pursuant to this Section 9 from time to time during the Lease Term, Guarantor shall be deemed (unless Guarantor specifically states otherwise in writing) to automatically represent and warrant to Landlord that the financial information delivered to Landlord is true, accurate and complete in all material respects, presents fairly the results of operations of Guarantor for the respective periods covered thereby and reflects accurately the books and records of account of Guarantor as of such dates and for such periods in all material respects.

(b)           Disclosure. Guarantor agrees that any financial statements of Guarantor and, if applicable, its Consolidated Subsidiaries required to be delivered to Landlord may (subject to the restrictions in Article 27 of the Lease which shall be deemed to extend to information provided by, and relating to, Guarantor), without the prior consent of, or notice to, Guarantor, be included and disclosed, to the extent required by applicable law, regulation or stock exchange rule, in offering memoranda or prospectuses, or similar publications in connection with syndications, private placements or public offerings of Landlord’s (or the entities directly or indirectly controlling Landlord) securities or interests, and in any registration statement, report or other document permitted or required to be filed under applicable federal and state laws, including those of any successor to Landlord. Guarantor agrees to provide such other reasonable financial and other information necessary to facilitate a private placement or a public offering or to satisfy the SEC or regulatory disclosure requirements. Guarantor agrees to use commercially reasonable efforts to cause its independent auditors, at Landlord’s cost, to consent, in a timely manner, to the inclusion of their audit report issued with respect to such financial statements in any registration statement or other filing under federal and state laws and to provide the underwriters participating in any offering of securities or interests of Landlord (or the entities directly or indirectly controlling Landlord) with a standard accountant’s “comfort” letter with regard to the financial information of Guarantor and, if applicable, its Consolidated Subsidiaries included or incorporated by reference into any prospectus or other offering document.

(c)           Review Right. Landlord shall have the right, from time to time during normal business hours after not less than five (5) Business Days prior written notice to Guarantor, itself or through any attorney, accountant or other agent or representative retained by Landlord (“Landlord’s Representatives”), to examine and audit all financial and other records and pertinent corporate documents of Guarantor at the office of Guarantor or such other Person that maintains such records and documents. Guarantor hereby agrees to reasonably cooperate with

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any such examination or audit; provided, however, the cost of such examination or audit shall be borne by Landlord.

(d)           Assignment; Sale of Assets; Change in Control. Without the prior consent of Landlord, which consent may be withheld or granted in Landlord’s sole discretion, Guarantor shall not assign (whether directly or indirectly), in whole or in part, this Guaranty or any obligation hereunder or, through one or more step transactions or tiered transactions, do, or permit to be done, any Transfer except as expressly allowed by the Lease. Upon the consummation of (i) a Transfer that is not prohibited by the terms of the Lease and (ii) the contemporaneous delivery of a substitute guaranty with respect to the transferred Obligations as contemplated by the terms of the Lease, the Guarantor with respect to the tenant Transferring the interests shall be immediately released from (A) the performance or observance of all or any portion of any of the agreements, covenants, terms or conditions contained in this Guaranty as they relate to the applicable interest or interests being Transferred, as applicable, and (B) its obligation to comply with the covenants contained in Section 10 of this Guaranty (provided, in the case of this subsection (B), one or more Guarantors that satisfy the financial covenants in Section 10 (as applicable), guarantee the obligations of the tenants following the Transfer of the Lease, with respect to all of the Premises), in each case, without the need for any further action on behalf of the parties hereto. In connection with any such release, upon written request by Guarantor, Landlord shall deliver to Guarantor such evidence as is reasonably requested to evidence such release.

(e)           Payment Method; Default Interest. Guarantor shall make any payments due hereunder in immediately available funds by wire transfer to Landlord’s bank account as notified by Landlord, unless Landlord agrees to another method of payment of immediately available funds. If Guarantor does not pay an amount due hereunder on its due date, Guarantor shall pay, on demand, interest at the Overdue Rate on the amount due for a period ending on the full payment of such amount, including the day of repayment, whether before or after any judgment or award, to the extent permitted under applicable law.

10.           FINANCIAL COVENANTS. Until the payment and performance in full of the Obligations:

(a)           Subject to Section 10(b), (i) Guarantor shall maintain, at a minimum, the Net Worth or Market Capitalization (as applicable) and Fixed Charge Coverage Ratio and, at a maximum, the Leverage Ratio (each as defined on Exhibit A attached hereto) set forth on Schedule 1(a) attached hereto. The Net Worth, Fixed Charge Coverage Ratio and Leverage Ratio of Guarantor shall be measured as of the last day of each calendar quarter and such calculations shall be delivered to Landlord in accordance with Section 9 and Schedule 3. Guarantor hereby represents and warrants that its Net Worth and Fixed Charge Coverage Ratio meet or exceed the levels reflected in Schedule 1(a), and its Leverage Ratio is less than or equal to the levels reflected on Schedule 1(a).

(b)           Unless and until a Material Event shall occur, if Guarantor becomes or is a Publicly Traded Company with a Market Capitalization (each as defined on Exhibit A attached hereto) in excess of Five Hundred Million Dollars ($500,000,000) at the time such Guarantor becomes a party to this Guaranty, then Section 10(a) and Section 10(c) shall not apply and

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Guarantor shall maintain, at a minimum, the Fixed Charge Coverage Ratio set forth on Schedule 1(b) attached hereto. The Fixed Charge Coverage Ratio shall be measured as of the last day of each calendar quarter and such calculation of Fixed Charge Coverage Ratio shall be delivered to Landlord in accordance with Section 9 and Schedule 3. Upon the occurrence of a Material Event, (i) if Guarantor is a Publicly Traded Company with a Market Capitalization in excess of Five Hundred Million Dollars ($500,000,000), as measured immediately after such Material Event, then this Section 10(b) shall continue to apply; or (ii) if Guarantor is not a Publicly Traded Company with a Market Capitalization in excess of Five Hundred Million Dollars ($500,000,000), as measured immediately after such Material Event, then Section 10(a) shall immediately apply to such Guarantor.

(c)           At no time shall Guarantor guaranty (or enter into a keepwell or similar instrument), permit any assets of Guarantor to serve as security or collateral for, or otherwise provide any form of credit support for, any indebtedness or other obligations of any person or entity which is not a wholly-owned and controlled, direct or indirect subsidiary of Guarantor.

11.           MISCELLANEOUS.

(a)           Guarantor further agrees that Landlord may, without notice, assign this Guaranty in whole or in part. If Landlord disposes of its interest in the Lease, “Landlord,” as used in this Guaranty, shall mean Landlord’s successors and assigns.

(b)           Guarantor promises to pay all costs of collection or enforcement incurred by Landlord in exercising any remedies provided for in the Lease or this Guaranty whether at law or in equity. If any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Guaranty, or to recover damages for the breach thereof, the party prevailing in any such action or proceedings shall be entitled to recover from the non-prevailing party all attorneys’ fees and reasonable costs and expenses incurred by the prevailing party. As used herein, “attorneys’ fees” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The term “attorneys’ fees” shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings.

(c)           Guarantor shall, from time to time within ten (10) days after receipt of Landlord’s request, but not more than two (2) times in any given fiscal year, execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Such certificate may be relied upon by any prospective purchaser, lessor or lender of all or a portion of the Premises (or any portion thereof).

(d)           If any portion of this Guaranty shall be deemed invalid, unenforceable or illegal for any reason, such invalidity, unenforceability or illegality shall not affect the balance of this Guaranty, which shall remain in full force and effect to the maximum permitted extent.

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(e)           The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its heirs, successors, legal representatives and assigns, and shall inure to the benefit of Landlord and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Landlord or its successors and assigns, and delivered to Guarantor.

(f)           Whenever the words “include”, “includes”, or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation”, and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

(g)           Each of the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in the Lease or this Guaranty.

(h)           The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the State of Texas, without giving effect to the principles of conflicts of law.

(i)            The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the Obligations of Guarantor hereunder.

(j)            The Recitals set forth above are hereby incorporated by this reference and made a part of this Guaranty. Guarantor hereby represents and warrants that the Recitals are true and correct.

(k)           Guarantor hereby acknowledges and agrees to be bound by the restrictive covenants set forth in Article 26 to the Lease.

(l)            Notwithstanding anything to the contrary herein, if Landlord exercises its rights under Article 28 of the Lease and requires Tenant to execute a Severed Lease, contemporaneously with the execution of any Severed Lease, Guarantor shall execute a new guaranty for each of the Lease and each Severed Lease, pursuant to which Guarantor shall separately guaranty Tenant’s obligations under the Lease (as amended) and each Severed Lease on the same terms and to the same extent as Tenant’s obligations under the Lease are guaranteed by Guarantor pursuant to this Guaranty, and thereupon, this Guaranty shall be automatically be deemed terminated and of no further force or effect

[Signature Page Follows]

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IN WITNESS WHEREOF, Guarantor and Landlord have executed this Guaranty as of the day and year first above written.

GUARANTOR:

Holiday AL Holdings LP,
a Delaware limited partnership

By:	Holiday AL Holdings GP LLC,
its General Partner

By:
Name:	Scott Shanaberger
Title:	Chief Financial Officer

S-1

Executed by Landlord for the purpose of Section 11(l):

LANDLORD:

NIC 12 ARLINGTON PLAZA OWNER LLC
NIC 12 BLAIR HOUSE OWNER LLC
NIC 12 BLUE WATER LODGE OWNER LLC
NIC 12 BRIARCREST ESTATES OWNER LLC
NIC 12 CHATEAU RIDGELAND OWNER LLC
NIC 12 CHERRY LAUREL OWNER LLC
NIC 12 COLONIAL HARBOR OWNER LLC
NIC 12 COUNTRY SQUIRE OWNER LLC
NIC 12 COURTYARD AT LAKEWOOD OWNER LLC
NIC 12 DESOTO BEACH CLUB OWNER LLC
NIC 12 EL DORADO OWNER LLC
NIC 12 ESSEX HOUSE OWNER LLC
NIC 12 FLEMING POINT OWNER LLC
NIC 12 GRASSLANDS ESTATES OWNER LLC
NIC 12 GREELEY PLACE OWNER LLC
NIC 12 GRIZZLY PEAK OWNER LLC
NIC 12 JACKSON OAKS OWNER LLC
NIC 12 MAPLE DOWNS OWNER LLC
NIC 12 PARKWOOD ESTATES OWNER LLC
NIC 12 PIONEER VALLEY LODGE OWNER LLC
NIC 12 REGENCY RESIDENCE OWNER LLC
NIC 12 SIMI HILLS OWNER LLC
NIC 12 STONEYBROOK LODGE OWNER LLC
NIC 12 SUMMERFIELD ESTATES OWNER LLC
NIC 12 VENTURA PLACE OWNER LLC, each a
Delaware limited liability company

By:
Name:	Andrew White
Title:	Chief Executive Officer,
President and Secretary

S-2

EXHIBIT A

CERTAIN DEFINED TERMS

As used in Section 10 of this Guaranty, the following terms shall have the meanings set forth below:

“Acquisition” means, by any Person, the purchase or acquisition by such Person of any Capital Stock in another Person or any asset of another Person, whether or not involving a merger or consolidation with such other Person.

“Annualized” means, with respect to an amount, (a) such amount, divided by (b) the number of calendar quarters in such period, multiplied by (c) four.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP and in the reasonable judgment of such Person, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” shall mean, with respect to any entity, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such entity and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof; provided, however, that leases of real property that provide for contingent rent based on the financial performance of the tenant shall not be deemed to be Capital Stock.

“Consolidated EBITDAR” means, for any period, for Guarantor and, if applicable, its Consolidated Subsidiaries determined on a consolidated basis, Consolidated Net Income for such period, plus without duplication, to the extent deducted in determining Consolidated Net Income, the sum for such period of (i) amortization and depreciation expense, (ii) provision for income taxes (including provision for deferred taxes not payable currently), (iii) Consolidated Interest Expense, (iv) Rent Expense, (v) non-cash charges as are reasonably acceptable to Landlord, and (vi) non-recurring income and expenses as are reasonably acceptable to Landlord; but, excluding, for purposes hereof, to the extent included in determining Consolidated Net Income for such period, the amount of interest income as determined for such period in conformity with GAAP.

“Consolidated Fixed Charges” means, for Guarantor and its Consolidated Subsidiaries determined on a consolidated basis, for a particular period, the following determined in accordance with GAAP: the sum of the scheduled and mandatory amortization of Debt (but without double counting) during such period plus Consolidated Interest Expense and Rent Expense for such period.

“Consolidated Interest Expense” means, for a given period, all interest expense for Guarantor and its Consolidated Subsidiaries during such period determined on a consolidated basis for such period in accordance with GAAP, including the interest component under Capital Leases (and also including, to the extent required under GAAP, the implied interest component under a securitization), any accrued but unpaid interest, capitalized interest, and all current

Exhibit A

payments due under Interest Rate Protection Agreements by Guarantor and its Consolidated Subsidiaries determined on a consolidated basis (net of payments to such parties by any counter party thereunder, but excluding the amortization of any deferred financing fees.

“Consolidated Net Income” means, for any given period, the net income or loss of Guarantor and its Consolidated Subsidiaries during such period (including net income or net loss attributable to non-controlling interests) determined on a consolidated basis for such period in accordance with GAAP; provided that there shall be excluded from such determination of net income or loss (i) adjustments for straight-line rent accounting, (ii) the income or loss of any Person (other than the Consolidated Subsidiaries) in which Guarantor or any of its Consolidated Subsidiaries has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually received by Guarantor or any Consolidated Subsidiary in cash on a non-contingent basis, without any obligation to return such dividend or distribution by the Guarantor or any Consolidated Subsidiary, (iii) income or loss of a Person accrued prior to the date it becomes a Consolidated Subsidiary or is merged or consolidated with or such Person’s assets are acquired by Guarantor or any of its Consolidated Subsidiaries and (iv) any after tax gains or losses attributable to sales of non-current assets out of the ordinary course of business and write-downs of non-current assets in anticipation of losses to the extent they have decreased net income.

“Consolidated Subsidiary” shall mean, with respect to Guarantor, any subsidiary or other entity the accounts of which would be consolidated with those of Guarantor in its consolidated financial statements if such statements were prepared as of such date.

”Cumulative Straight-line Rent” shall mean the sum of all non-cash straight-line rent adjustments made by Guarantor or its Consolidated Subsidiaries, whether made before or after the date hereof, but only to the extent such adjustments remain directly reflected as an asset or as a liability on the balance sheet of Guarantor as of the applicable date of calculation.

“Debt” means, for Guarantor or any of its Consolidated Subsidiaries, without duplication, any indebtedness of Guarantor or any of its Consolidated Subsidiaries, whether or not contingent, in respect of: (i) borrowed money as evidenced by bonds, notes, debentures or similar instruments; (ii) indebtedness for borrowed money secured by any encumbrance existing on property owned by Guarantor or its Consolidated Subsidiaries, to the extent of the lesser of (x) the amount of indebtedness so secured or (y) the fair market value of the property subject to such encumbrance; (iii) all reimbursement obligations in connection with any letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense, trade payable, conditional sale obligation or obligation under any title retention agreement; (iv) all net obligations of such Person under any Interest Rate Protection Agreement valued in accordance with GAAP; (v) all obligations in respect of any preferred equity to the extent payments are being made thereon; (vi) indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer and, as such, has personal liability for such obligations, but only if and to the extent there is recourse to such Person for payment thereof; (vii) any obligations of Guarantor and its Consolidated Subsidiaries with respect to redemption, repayment or other repurchase of any Equity Interest or the principal amount of any subordinated Debt (regardless of whether interest or principal is then-currently payable with respect thereto); (viii) any lease of

Exhibit A

property by Guarantor or any of its Consolidated Subsidiaries as lessee which is reflected as a capital lease obligation on the consolidated balance sheet of Guarantor or its Consolidated Subsidiaries; to the extent, in the case of items of indebtedness under clauses (i) through (viii) above, that any such items would appear as a liability on Guarantor’s or its Consolidated Subsidiaries’ consolidated balance sheet in accordance with GAAP; or (ix) the liquidation preference of any Equity Interest of Guarantor or any shares of preferred stock of any of its Consolidated Subsidiaries to the extent payments are being made thereon.

“Equity Interest” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Fixed Charge Coverage Ratio” means, for Guarantor for the trailing twelve (12) consecutive month period ending as of any date of determination, (i) the Consolidated EBITDAR for such period, divided by (ii) the sum of the Consolidated Fixed Charges for such period. For purposes of computing the Fixed Charge Coverage Ratio, Consolidated EBITDAR and Consolidated Fixed Charges shall be normalized on a Pro Forma Basis for any acquisitions and/or divestitures and/or refinancings and/or debt repayments occurring during each fiscal quarter.

“Interest Rate Protection Agreements” means any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect Guarantor or any Consolidated Subsidiary against fluctuations in interest rates or to reduce the effect of any such fluctuations.

“Leverage Ratio” shall mean as of any date of determination, for Guarantor and its Consolidated Subsidiaries determined on a consolidated basis, the ratio of (a) the sum of (i) Debt (excluding reimbursement obligations in connection with any undrawn letters of credit to the extent included in Debt) and (ii) Rent Expense for the Trailing Four Quarter Period ending on such date multiplied by ten (10), to (b) Consolidated EBITDAR for the Trailing Four Quarter Period ending on such date. For purposes of calculating the foregoing ratio, asset dispositions, refinancings, debt repayments or Acquisitions which have occurred during such period shall be included on a Pro Forma Basis.

“Market Capitalization” means the Market Price of Guarantor’s Publicly Traded Capital Stock currently outstanding multiplied by the number of such shares. For purposes of this definition, the number of shares of Guarantor’s Publicly Traded Capital Stock currently outstanding shall not include any shares held (a) by any subsidiary of Guarantor; or (b) by Guarantor as treasury stock or otherwise.

“Market Price” means, on any date, the closing sale price per share of Guarantor’s Publicly Traded Capital Stock on such date on the New York Stock Exchange or another registered national stock exchange on which Guarantor’s Publicly Traded Capital Stock is then listed, or if there is no such price on such date, then the closing sale price on such exchange or quotation system on the date nearest preceding such date.

Exhibit A

“Material Event” means (a) any transaction or series, step or tiered transactions, including, but not limited to the Transfer of any stock, partnership, membership or other direct or indirect equity interests of Guarantor or any Person or group of Persons Controlling Guarantor, that involve or effectively result in (without regard, for example, to the form or direction of transaction or name or form of any successor entity/ies) (1) a change in Control of Guarantor or in such Controlling Person or Persons; or (2) the Transfer of any of the assets of Guarantor or its Consolidated Subsidiaries if the Net Worth of Guarantor immediately following such transaction is not at least equal to Seventy-Five Percent (75%) of the Net Worth of Guarantor immediately prior to such transaction; or (b) any transaction or series, step or tiered transactions that results in the Guarantor no longer being a Publicly Traded Company.

“Net Worth” means, as of the date of this Agreement (if applicable, on a Pro Forma Basis reflecting the repayment of $235,000,000 of the Outstanding Debt (as defined in the Purchase Agreement) on such date) and any subsequent date of determination, for Guarantor and, if applicable, its Consolidated Subsidiaries determined on a consolidated basis, an amount equal to the book value of Guarantor’s assets as of such date, plus (a) (i) accumulated depreciation and (ii) the Cumulative Straight-line Rent (to the extent reflected as a liability on the balance sheet of Guarantor as of the applicable date of calculation), minus (b) (i) the liabilities of Guarantor as of such date, (ii) the total intangible assets (excluding resident lease intangibles) of Guarantor as of such date, and (iii) the Cumulative Straight-line Rent (to the extent reflected as an asset on the balance sheet of Guarantor as of the applicable date of calculation), each as determined in accordance with GAAP.

“Pro Forma Basis” means, for purposes of determining compliance with any financial covenant hereunder, that the subject transaction shall be deemed to have occurred as of the first day of the applicable period ending on the last day of the applicable period for which financial performance is being measured. Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (i) in the case of an asset disposition or repayment of debt, (A) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such asset disposition shall be excluded to the extent relating to any period prior to the actual date of the subject transaction, and (B) Debt paid or retired in connection with the subject transaction shall be deemed to have been paid and retired as of the first day of the applicable period; and (ii) in the case of an Acquisition, (A) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Acquisition shall be included to the extent relating to any period prior to the actual date of the subject transaction, and (B) Debt incurred in connection with the subject transaction shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period utilizing the actual interest rates thereunder or, if actual rates are not ascertainable, assuming prevailing interest rates included in the income statements shall be eliminated).

“Publicly Traded Capital Stock” means Capital Stock which is (i) registered under the Securities Exchange Act of 1934, as amended, and (ii) listed on the New York Stock Exchange or traded on the NASDAQ Stock Market.

“Publicly Traded Company” means a company with Publicly Traded Capital Stock. “Quarter” means calendar quarter.

Exhibit A

“Rent Expense” means rent expense computed under and in accordance with GAAP, exclusive of any non-cash adjustment under GAAP for the straight lining of rent.

“Trailing Four Quarter Period” shall mean with respect to a date, the period of four consecutive Quarters ended on such date or the end of the Quarter most immediately preceding such date.

Exhibit A

SCHEDULE 1(a)

FINANCIAL COVENANTS

Fixed Charge Coverage Ratio: 1.10x

Leverage Ratio:          10x

Net Worth: $150,000,000

Schedule 1

SCHEDULE 1(b)

FINANCIAL COVENANTS

Fixed Charge Coverage Ratio: 1.05x

Schedule 1

SCHEDULE 2

LOCATIONS

Facility	Address	City	State
Arlington Plaza	6801 W Poly Webb Road	Arlington	TX
Blair House	1200 East College Avenue	Normal	IL
Blue Water Lodge	2840 Keewahdin Road	Fort Gratiot	MI
Briarcrest Estates	14525 Clayton Road	Ballwin	MO
Chateau Ridgeland	745 S Pear Orchard Road	Ridgeland	MS
Cherry Laurel	1009 Concord Road	Tallahassee	FL
Colonial Harbor	2405 Ft. Eustis Blvd.	Yorktown	VA
Country Squire	1602 Buckingham Street	St. Joseph	MO
Courtyard at Lakewood	7100 W 13th Avenue	Lakewood	CO
Desoto Beach Club	5201 Desoto Rd.	Sarasota	FL
El Dorado	714 W Arapaho Road	Richardson	TX
Essex House	20 N. 12th St.	Lemoyne	PA
Fleming Point	720 Latta Rd.	Greece	NY
Grasslands Estates	10665 W. 13th St. N	Wichita	KS
Greeley Place	1051 6th Street	Greeley	CO
Grizzly Peak	3600 American Way	Missoula	MT
Jackson Oaks	2500 Marshall Avenue	Paducah	KY
Maple Downs	7220 Genesee St. E.	Fayetteville	NY
Parkwood Estates	2201 South Lemay Avenue	Fort Collins	CO
Pioneer Valley Lodge	2351 N 400 E	North Logan	UT
Regency Residence	6711 Embassy Boulevard	Port Richey	FL
Simi Hills	950 Sunset Garden Lane	Simi Valley	CA
Stoneybrook Lodge	4700 SW Hollyhock Circle	Corvallis	OR
Summerfield Estates	9133 Baird Road	Shreveport	LA
Ventura Place	3026 54th Street	Lubbock	TX

SCHEDULE 3

FINANCIAL INFORMATION

(1) FINANCIAL REPORTS: No later than 50 days after the Commencement Date, Guarantor shall deliver to Landlord audited financial statements with footnotes including footnotes with respect to the Guarantor for the period prior to the Commencement Date certified in a manner reasonably acceptable to Landlord by independent certified public accountants of recognized standing.

(2) QUARTERLY FINANCIAL REPORTS: No later than 30 days after the end of each calendar quarter (or 50 days with respect to the last calendar quarter of each year), Guarantor shall deliver to Landlord unaudited financial statements prepared for the applicable quarter with respect to Guarantor, including:

(a)	a balance sheet and operating statement as of the end of such quarter;

(b)	related statements of income;

(c)	calculation of Net Worth, Fixed Charge Coverage Ratio and Leverage Ratio;

(d)
an Officer’s Certificate executed and delivered by the Chief Executive Officer or Chief Financial Officer of Guarantor, certifying that the foregoing are true and correct and were prepared in accordance with GAAP, applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments; and

(e)
such other information regarding Guarantor or Tenant as may be reasonably required to be disclosed by (i) operation of law, rule, regulation or legal process, (ii) the adoption of any accounting standards or principles, (iii) any change in any of the foregoing, (iv) any change in the interpretation or administration thereof by any governmental authority, accounting standards or oversight board or comparable agency or authority charged with the interpretation or administration thereof, or (v) compliance with any request or directive (whether or not having the force of law) of any such regulatory authority or agency, to a governmental authority or agency such as the Internal Revenue Service or the Securities and Exchange Commission, or a stock exchange such as the New York Stock Exchange, in each case in form and substance reasonably acceptable to the Landlord.

(3) ANNUAL FINANCIAL REPORTS: No later than 50 days after the end of each calendar year, Guarantor shall deliver to Landlord audited financial statements including footnotes prepared for the applicable calendar year with respect to Guarantor, including:

(a)	a balance sheet and operating statement as of the end of such calendar year;

(b)	related statements of income;

(c)	calculation of Net Worth, Fixed Charge Coverage Ratio and Leverage Ratio;

(d)
an Officer’s Certificate executed and delivered by the Chief Executive Officer or Chief Financial Officer of Guarantor, certifying that the foregoing are true and correct and were prepared in accordance with GAAP, applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments; and

(e)
such other information regarding Guarantor or Tenant as may be reasonably required to be disclosed by (i) operation of law, rule, regulation or legal process, (ii) the adoption of any accounting standards or principles, (iii) any change in any of the foregoing, (iv) any change in the interpretation or administration thereof by any governmental authority, accounting standards or oversight board or comparable agency or authority charged with the interpretation or administration thereof, or (v) compliance with any request or directive (whether or not having the force of law) of any such regulatory authority or agency, to a governmental authority or agency such as the Internal Revenue Service or the Securities and Exchange Commission, or a stock exchange such as the New York Stock Exchange, in each case in form and substance reasonably acceptable to the Landlord.

EXHIBIT J

QUARTERLY COMPLIANCE CERTIFICATE

Newcastle Investment Corp. (herein “NCT”)
c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, NY  10105

Re:	Lease among [___________] (the “Landlord”), and [__________] (the “Tenant”) dated as of [●], 2013 (as it may be amended and/or restated from time to time, the “Lease”)

Tenant hereby certifies that for the 12 months ended [●]:

1.
Capitalized terms not otherwise defined in this Certificate shall have the meanings set forth in the Lease. All capitalized terms shall be equally applicable to the singular and plural forms thereof and to any gender form thereof.

2.	No Event of Default or non-curable default under the Lease, has occurred or exists, except: [_________]

3.
The Lease Coverage Ratio for the preceding twelve (12) months (or such shorter period, annualized, if the Lease has been in effect for less than a period of twelve (12) months) through the end of such period was:[INSERT RATIO COMMENCING DECEMBER 31, 2014.]

TOTAL NET OPERATING INCOME	$__________________

TOTAL BASE RENT	$__________________

LEASE COVERAGE RATIO:

Actual

Required

4.	[Intentionally omitted.]

5.	Occupancy Information: Year-to-Date as of _____/______/______

Attach current rent roll for each Facility

6.	Annual Information Requirements for each Facility:

(a)	Insurance: Date Last Paid (enclosed Certificate of Insurance when renewed)

(b)	Property Taxes: Date Last Paid (enclosed receipt when paid)

(c)	Copy of Annual License/Certification Survey (if applicable):

7.	All information provided herein and in the attached financial statement is true and correct.

Date: ______________________ Certified by: __________________ Title: ________________

EXHIBIT L

FAIR MARKET VALUE

The Fair Market Value of the Facilities shall be such amount as may be agreed upon by Landlord and Tenant; provided, however, in the event Landlord and Tenant are unable to agree after negotiating in good faith for a period of sixty (60) days upon the Fair Market Value of the Facilities, then the Fair Market Value of the Facilities shall be determined by an independent appraisal firm, in which one or more of the members, officers or principals of such firm are Members of the Appraisal Institute (or any successor organization thereto), as may be selected by Landlord (the “Appraiser”). Landlord shall give Tenant notice of the identity of such Appraiser. Landlord shall cause such Appraiser to determine the Fair Market Value as of the relevant date (giving effect to the impact, if any, of inflation from the date of the Appraiser’s decision to the relevant date) and, absent Tenant’s selection of a second appraiser within the time permitted and otherwise pursuant to the provisions of this Section, the determination of such Appraiser shall be final and binding upon the parties. A written report of such Appraiser shall be delivered and addressed to each of Landlord and Tenant. To the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, an appraisal of Fair Market Value for purposes of this Lease shall take into account and shall give appropriate consideration to the sales comparison approach and the income approach (the cost approach shall not be considered), and neither method or approach shall be deemed conclusive. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Landlord and Tenant shall each pay one-half (1/2) of the fees and expenses of the Appraiser and one-half (1/2) of all other costs and expenses incurred in connection with such appraisal. If Tenant does not accept the choice of the Appraiser selected by Landlord as provided above, then the following shall apply:

(i)           Within fifteen (15) days after Tenant’s receipt of Landlord’s selected Appraiser, Tenant shall by notice to Landlord appoint a second Appraiser meeting the requirements set forth above to act on its behalf. In such event, the Appraisers thus appointed shall, within sixty (60) days after the date of Landlord’s notice of its originally selected Appraiser, proceed to determine the Fair Market Value as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if Tenant fails to appoint its Appraiser within the time permitted, or if two Appraisers shall have been so appointed but only one such Appraiser shall have made such determination within such sixty (60) day period, then the determination of such sole Appraiser shall be final and binding upon the parties.

(ii)           If the two Appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Value of the Facilities shall be an amount equal to average of the two appraisals. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two Appraisers shall have twenty (20) days to appoint a third Appraiser meeting the above requirements, but if such Appraisers fail to do so, then either party may request the American Arbitration Association (the “AAA”) or any successor organization thereto to appoint an Appraiser meeting the above requirements within twenty (20) days of such request, and both parties shall be bound by any appointment so made within such twenty (20) day period. If no such Appraiser shall have been appointed within such twenty (20) days or within one hundred five (105) days of the original request for a determination of Fair Market Value, whichever is earlier, either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court. Any Appraiser appointed by the original Appraisers, by the AAA or by such court shall be instructed to determine the Fair Market Value of the Facilities within thirty (30) days after appointment of such Appraiser in accordance with the methodologies and approaches set forth herein.

(iii)           Following the determination by the third Appraiser described above (if applicable), the determination of the Appraiser which differs most in terms of dollar amount from the determinations of the other two Appraisers shall be excluded, and the average of the remaining two determinations shall be final and binding upon Landlord and Tenant as the Fair Market Value of the Facilities. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law.

(iv)           If the foregoing two (2) or three (3) Appraiser system is utilized, then Landlord and Tenant shall each pay the fees and expenses of the Appraiser appointed by it and each shall pay one-half (1/2) of the fees and expenses of any third Appraiser.

EXHIBIT M

INITIAL IMPROVEMENTS

[See attached]

Newcastle Independent Living Deferred Maintenance Items

Number	Property Name	Address	City	State	Description	Completion Time	Estimated Cost	Reserve Amount
(1)	Arlington Plaza	6801 West Poly Webb Road	Arlington	TX	ADA Modifications	12 months	$1,420	$1,562
					Sub-Terranean Parking Garage	6 months	$1,000	$1,100
					Roof Covering	6 months	$750	$825
					Exterior Walls	6 months	$3,700	$4,070
					Windows & Frames	6 months	$9,600	$10,560
					Kitchen Walk-in Cooler	6 months	$5,000	$5,500
					Water Distribution	6 months	$1,500	$1,650
					Water Heater	6 months	$2,600	$2,860
					Approximately two square feet of mold was identified on the first floor stairway ceiling; two square feet on first floor hallway ceiling; and four square feet on the basement garage ceiling. Although the mold is not considered an environmental issue, the source of moisture should be identified and mitigated.	12 months	$—	$—
(2)	Blair House	1200 East College Avenue	Normal	IL	ADA Modifications	12 months	$2,220	$2,442
					Three interior radon samples exceeded the EPA recommended action level. Additional long-term sampling should be completed in the units that exceeded the EPA action level.	12 months	$950	$—
(3)	Blue Water Lodge	2840 Keewahdin Road	Fort Gratiot	MI	Windows & Frames	6 months	$7,500	$8,250
(4)	Briarcrest Estates	14525 Clayton Road	Ballwin	MO	ADA Modifications	12 months	$2,320	$2,552
					Pedestrian Paving	6 months	$4,000	$4,400
					Retaining Walls, unit masonary/ concrete	6 months	$75,000	$82,500
					Carports	6 months	$1,500	$1,650
					Exterior Walls, brick or block	6 months	$8,000	$8,800
(5)	Chateau Ridgeland	745 S Pear Orchard Road	Ridgeland	MS	ADA Modifications	12 months	$6,220	$6,842
					Roadways/ Parking Lots	12 months	$3,894	$4,283
					Exterior Walls	6 months	$3,250	$3,575
(6)	Cherry Laurel	1009 Concord Road	Tallahassee	FL	ADA Modifications	12 months	$400	$440
(7)	Colonial Harbor	2405 Fort Eustis Boulevard	Yorktown	VA	ADA Modifications	12 months	$220	$242
					Landscaping Irrigation	12 months	$5,000	$5,500
(8)	Country Squire	1602 Buckingham Street	St Joseph	MO	ADA Modifications	12 months	$200	$220
					Pedestrian Paving	6 months	$4,000	$4,400
					Roof Covering	12 months	$75,000	$82,500
(9)	Courtyard At Lakewood	7100 West 13th Avenue	Lakewood	CO	ADA Modifications	12 months	$660	$726
					Pedestrian Paving	6 months	$1,800	$1,980
					Waterproof Membranes at Drains Inlet	6 months	$2,750	$3,025
					Structural Deck Coating	12 months	$60,650	$66,715
					Settlement at South Drive	6 months	$2,500	$2,750
					Refinish Ceiling	6 months	$8,000	$8,800
					Windows & Frames	6 months	$21,900	$24,090
					Patio Slabs	6 months	$3,150	$3,465
					Unit Fencing	6 months	$1,050	$1,155
(10)	Desoto Beach Club	5201 Desoto Road	Sarasota	FL	ADA Modifications	12 months	$220	$242
(11)	El Dorado	714 West Arapaho Road	Richardson	TX	ADA Modifications	12 months	$320	$352
					One interior radon sample exceeded the EPA recommended action level.	12 months	$925	$—
					Additional long-term sampling should be completed in the unit that exceeded the
					EPA action level.
(12)	Essex House	20 North 12th Street	Lemoyne	PA	Water Treatment, Softening Systems	6 months	$2,500	$2,750
(13)	Fleming Point	720 Latta Road	Greece	NY	ADA Modifications	12 months	$385	$424
					Roadways/ Parking Lots, Asphaltic concrete	6 months	$2,500	$2,750

Number	Property Name	Address	City	State	Description	Completion Time	Estimated Cost	Reserve Amount
					Raodways/ Parking Lots, Curb, Gutter & Pedestrian	6 months	$750	$825
					Based on the date of construction of the ancillary office space, continued implementation of the current asbestos O&M Program is recommended.	12 months	$—	$—
					Based on the date of construction of the ancillary office space, a Lead Paint	12 months	$495	$—
					O&M Program is recommended.
(14)	Grasslands Estates	10665 West 13th Street North	Wichita	KS	Roof Covering, Built up Membrane	6 months	$8,050	$8,855
					Roof Covering, Asphalt Shingles	6 months	$4,000	$4,400
					Exterior Walls	6 months	$2,500	$2,750
					Emergency Generator	6 months	$6,000	$6,600
(15)	Greeley Place	1051 6th Street	Greeley	CO	ADA Modifications	12 months	$1,645	$1,810
					Roadways/ Parking Lots, Drainage Swales	12 months	$3,000	$3,300
					Smoke & Fire Detection System	6 months	$5,200	$5,720
					Ansul System	6 months	$6,000	$6,600
(16)	Grizzly Peak	3600 American Way	Missoula	MT	ADA Modifications	12 months	$165	$182
					Pedestrian Paving	6 months	$2,400	$2,640
(17)	Jackson Oaks	2500 Marshall Avenue	Paducah	KY	ADA Modifications	12 months	$760	$836
					Roadways/ Parking Lots, Asphaltic concrete	12 months	$18,000	$19,800
(18)	Maple Downs	7220 Genesee Street East	Fayetteville	NY	ADA Modifications	12 months	$320	$352
					Roadways/ Parking Lots, Asphaltic concrete	6 months	$400	$440
					Raodways/ Parking Lots, Curb & gutter	6 months	$1,500	$1,650
					Pedestrian Paving	6 months	$2,000	$2,200
					Based on the date of construction of the ancillary training center, an Asbestos	12 months	$495	$—
					O&M Program is recommended.
					Based on the date of construction of the ancillary training center, a Lead Paint	12 months	$495	$—
					O&M Program is recommended.
(19)	Parkwood Estates	2201 South Lemay Avenue	Fort Collins	CO	ADA Modifications	12 months	$3,730	$4,103
					Roadways/ Parking Lots, Asphaltic concrete	12 months	$10,290	$11,319
					Roadways/ Parking Lots, Curb & gutter	12 months	$31,500	$34,650
					Pedestrian Paving	6 months	$2,600	$2,860
					Exterior Walls Damage Repair	6 months	$5,000	$5,500
					Exterior Walls Paint	6 months	$15,000	$16,500
					Exterior Wall Sealant	6 months	$3,000	$3,300
					Windows & Frames	6 months	$66,000	$72,600
					Kitchen Ansul System	6 months	$6,000	$6,600
					Fire alarm Devices	6 months	$5,600	$6,160
(20)	Pioneer Valley Lodge	2351 North 400 East	North Logan	UT	ADA Modifications	12 months	$220	$242
					Roadways/ Parking, Repair	6 months	$750	$825
					Roadways/ Parking, Fill Cracks	6 months	$2,500	$2,750
					Domestic Water Heater, Gas Fired	6 months	$5,100	$5,610
(21)	Regency Residence	6711 Embassy Boulevard	Port Richey	FL	Site Lighting	6 months	$9,000	$9,900
					Elevator, Controller or Dispatcher	12 months	$25,000	$27,500
(22)	Simi Hills	950 Sunset Garden Lane	Simi Valley	CA	Balconies Replacement	12 months	$13,500	$14,850
					Fencing Replacement	12 months	$13,500	$14,850
					Utility-owned transformer is leaking on concrete base and should be reported to the electric utility provider. No costs are associated with this action. The utility provider is responsible for cleanup.	12 months	$—	$—
(23)	Stoneybrook Lodge	4700 Southwest Hollyhock Circle	Corvallis	OR	NA	—	$—	$—
(24)	Summerfield Estates	9133 Baird Road	Shreveport	LA	ADA Modifications	12 months	$2,740	$3,014
					Roadways/ Parking Lots, concrete	6 months	$900	$990
					Pedestrian Paving	6 months	$1,200	$1,320
					Interior Walls/ Floors	6 months	$7,500	$8,250

Number	Property Name	Address	City	State	Description	Completion Time	Estimated Cost	Reserve Amount
					Roof Covering, Single Ply Membrane	6 months	$10,500	$11,550
					Roof Covering, Asphalt Shingles	6 months	$61,736	$67,910
					Windows & Frames	6 months	$2,400	$2,640
(25)	Ventura Place	3026 54th Street	Lubbock	TX	ADA Modifications	12 months	$385	$424
					Mold Indoor Air Quality Assessment	6 months	$2,500	$2,750
					Roadways/ Parking Lots, Asphaltic concrete	6 months	$3,500	$3,850
					Pedestrian Paving	6 months	$6,000	$6,600
					Roof Covering, Asphalt Shingles	6 months	$158,100	$173,910
					Exterior Walls, Repair	6 months	$5,000	$5,500
					Exterior Walls, Paints	6 months	$48,300	$53,130
					Exterior Walls, Follow up Study	6 months	$3,500	$3,850
					Soffits	6 months	$15,000	$16,500
					Balconies, Wood decks	6 months	$30,000	$33,000
					Water softening Equipment	6 months	$23,580	$25,938
					Two interior radon samples exceeded the EPA recommended action level.	12 months	$925	$—
					Additional long-term sampling should be completed in the units that exceeded the EPA action level.
					Approximately two square feet of mold was identified on the wall around the freezer and approximately four square feet was identified on the wall around the elevator equipment. Although the mold is not considered an environmental issue, the source of moisture should be identified and mitigated.	12 months	$—	$—

Total							$1,000,785	$1,096,150

EXHIBIT N

SUBORDINATION AGREEMENTS

[See attached]

MANAGER’S CONSENT AND SUBORDINATION
OF MANAGEMENT AGREEMENT

THIS MANAGER’S CONSENT AND SUBORDINATION OF MANAGEMENT AGREEMENT (this agreement, as it may be amended, renewed, supplemented, extended or replaced with the agreement of Landlord described hereinafter, the “Agreement”), dated as of December ___ 2013, is made by Holiday AL Management Sub, LLC, a Delaware limited liability company (together with its successors and assigns, “Manager”).

PRELIMINARY STATEMENTS

Each Landlord identified on Exhibit A (together with its successors and assigns, including any Person that acquires ownership of the Landlord’s interest in the Property as a result of, or following, a foreclosure on the Mortgage Loan or Mezzanine Loan, or a conveyance in lieu of foreclosure, “Landlord”), has entered into that certain Master Lease dated as of December ___, 2013 (as it may be amended, renewed, supplemented, extended or replaced, the “Master Lease”) with NCT Master Tenant I, a Delaware limited liability company, as tenant (together with their respective successors and assigns, “Tenant”) with regard to certain properties more particularly described on Exhibit A (individually, a “Property” and collectively, the “Properties”);

Tenant has subsequently subleased each Property to the applicable subtenant (individually, a “Subtenant” and collectively, the “Subtenants”) more particularly described on Exhibit A.

GS Commercial Real Estate LP (together with its successors and assigns, “Mortgage Lender”) has provided a mortgage loan secured, in part, by the Properties (the “Mortgage Loan”) pursuant to that certain Loan Agreement, dated as of December __, 2013, between the Mortgage Lender, Landlord and the other parties named therein (the “Mortgage Loan Agreement”); and

GS Commercial Real Estate LP (together with its successors and assigns, “Mezzanine Lender”) has provided a mezzanine loan secured by a pledge of the direct equity interests in Landlord (the “Mezzanine Loan”) pursuant to that certain Mezzanine Loan Agreement, dated as of December __, 2013, between the Mezzanine Lender and Landlord’s equityholder (the “Mezzanine Loan Agreement”); and

Landlord, Mortgage Lender and Mezzanine Lender require, as contemplated by the Master Lease, Mortgage Loan and Mezzanine Loan that Manager execute and deliver this Agreement.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order for Tenant to comply with the Master Lease and to induce Landlord to accept Manager as the manager of the Property, Manager hereby agrees for the benefit of Landlord as follows:

1.	Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Master Lease.

2.	Manager’s Representations. Manager warrants and represents to Landlord, Mortgage Lender and Mezzanine Lender, as of the date hereof, the following:

2.1.           Manager has agreed to act as manager of the Property pursuant those certain management agreements entered into on the date hereof with respect to each Property between such applicable Subtenant and Manager (such agreement, as it may be amended, renewed, supplemented, extended or replaced, each a “Management Agreement” and collectively, the “Management Agreements”). Manager has delivered true, correct and complete copies of the Management Agreements to Landlord.

2.2.           The entire agreement between Manager and Subtenants for the management of the Properties is evidenced by the Management Agreements.

2.3.           Each Management Agreement constitutes the valid and binding agreement of Manager, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law), and Manager has full authority under all state and local laws and regulations to perform all of its obligations under each Management Agreement.

2.4.           Each Subtenant is not in default, in any material respect, in the performance of any of its obligations under its Management Agreement.

3.
Manager’s Agreements. Notwithstanding any terms of the Management Agreements to the contrary, Manager hereby consents to and covenants and agrees with Landlord, Mortgage Lender and Mezzanine Lender as follows:

3.1.             Subordination of Management Agreement. The rights of Manager to receive any management fees, incentive fees or other compensation, reimbursement of costs and expenses or other payments in consideration for its management services for each Property and/or other performance by a Subtenant under its Management Agreements shall be and remain subordinate in all respects to Landlord’s rights to receive Tenant’s and Subtenant’s payments, and Tenant’s performance of its other obligations, under the Master Lease. The Management Agreement and any and all liens, rights and interests (whether choate or inchoate and including, without limitation, all mechanic’s and materialmen’s liens under applicable law) owed, claimed or held by Manager in and to the Properties are and shall be in all respects subordinate and inferior to the Mortgage Loan, the Mezzanine Loan, and the liens, rights and interests of Landlord owed, claimed or held by Landlord under the Master Lease, including, without limitation, (i) any and all liens and security interests created or to be created for the benefit of Mortgage Lender and securing the payment and performance of Landlord’s obligations under the Mortgage Loan, (ii) any and all liens and security interests created or to be created for the benefit of Mezzanine Lender and securing the payment and performance of the mezzanine

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borrower’s obligations under the Mezzanine Loan, and (iii) any and all liens and security interests created or to be created for the benefit of Landlord and securing the payment and performance of Tenant’s obligations under the Master Lease. Notwithstanding the foregoing, provided and on the condition that no Event of Default is continuing and no Event of Default (as defined in the Master Lease) exists of which Manager has been given written notice by Landlord or of which Manager otherwise has actual knowledge, Manager shall be entitled to receive from Tenant any accrued and unpaid amounts owed under the Management Agreements. In the event Manager receives any payment under the Management Agreements other than as permitted in the preceding sentence or as permitted during the continuance of an Event of Default (as defined in the Master Lease), Manager shall remit such payment to Landlord for application by Landlord on account of obligations of Tenant arising under the Master Lease.

3.2.           Landlord’s Rights Upon Event of Default. During the continuance of an Event of Default and following any termination of the Master Lease as a result thereof, Manager shall, at the request of Landlord, continue performance, on behalf of Landlord, of all of Manager’s obligations under the terms of the Management Agreements with respect to the Properties. Alternatively, during the continuance of an Event of Default and following any termination of the Master Lease as a result thereof, Landlord shall have the right, subject to any consent rights of Mortgage Lender and Mezzanine Lender pursuant to the terms of the Mortgage Loan Agreement and/or the Mezzanine Loan Agreement, respectively (which consent shall be granted or withheld in accordance with the terms of the Mortgage Loan Agreement and the Mezzanine Loan Agreement, as applicable), to terminate the Management Agreement or Management Agreements related to the affected Property or Properties, as applicable, by giving Manager thirty (30) days prior written notice of such termination, in which event such Management Agreement(s) shall terminate effective thirty (30) days after receipt of such notice and neither Landlord nor such Subtenant shall be bound nor obligated to perform the covenants and obligations of such Subtenant under such Management Agreement(s). This Section 3.2 shall survive any termination of the Master Lease and any termination of such Management Agreement(s) that results from a termination of the Master Lease.

 3.2.1. Affiliated Manager. If (i) Landlord elects to continue the Management Agreement as provided in Section 3.2 above, and (ii) Manager is an Affiliate of Tenant or Guarantor, then during the continuance of an Event of Default Manager shall continue to perform its obligations pursuant to the Management Agreements but, (i) Manager shall not be entitled to receive management fees, incentive fees or other compensation or other payments in consideration for its management services for the Property, and (ii) shall only be entitled to receive reimbursement from Tenant for Manager’s reasonable out-of-pocket costs and expenses in managing the Property, provided that, each Subtenant shall have the right to terminate the applicable Management Agreement upon thirty (30) days prior written notice.

 3.2.2. Unaffiliated Manager. If Manager is not the Tenant, Guarantor or an Affiliate of any of the foregoing, as long as Manager is performing its obligations pursuant to the Management Agreement, Manager shall be entitled to receive (i)

3

management fees, incentive fees or other compensation, reimbursement of costs and expenses or other payments in consideration for its management services for the Property and (ii) also be entitled to receive reimbursement from Tenant for Manager’s reasonable out-of-pocket costs and expenses in managing the Property.

 3.2.3. Limitation on Landlord’s Obligations. Without limiting Manager’s rights against Subtenants, Manager agrees not to look to Landlord, Mortgage Lender or Mezzanine Lender for payment of any accrued but unpaid management fees, incentive fees or other compensation, reimbursement of costs and expenses or other payments in consideration of its management services relating to the Property and/or other performance by Manager under the Management Agreements accruing prior to the date notice is delivered to Manager of any foreclosure or conveyance in lieu of foreclosure on the Mortgage Loan or Mezzanine Loan Landlord in accordance with Section 5 thereof.

 3.2.4. Without the consent of Landlord, Mortgage Lender and Mezzanine Lender (which consent shall be granted or withheld in accordance with the terms of the Mortgage Loan Agreement and the Mezzanize Loan Agreement, as applicable), the Management Agreement shall not be amended to increase the aggregate management fee above 5.0% of gross revenue. Landlord shall not be bound by any amendment to the Management Agreement adverse to Landlord heretofore entered into without prior written consent of the Mortgage Lender and Mezzanine Lender.

3.3.           Further Assurances. Manager further agrees to (i) execute such affidavits and certificates as Landlord, Mortgage Lender or Mezzanine Lender shall reasonably require to evidence further the agreements herein contained, (ii) on reasonable written request from Landlord, Mortgage Lender or Mezzanine Lender, furnish Landlord, Mortgage Lender or Mezzanine Lender, as applicable, with copies of such information as Tenant is entitled to receive under the Management Agreement, and (iii) reasonably cooperate with representatives of Landlord, Mortgage Lender or Mezzanine Lender in any inspection of all or any portion of the Property.

3.4.           No Joint Venture. Landlord has no obligation to Manager with respect to the Master Lease or the Subleases and Manager shall not be a third party beneficiary with respect to any of Landlord’s obligations to Tenant set forth in the Master Lease. The relationship of Landlord to Tenant is one of a landlord to a tenant, and Landlord is not a joint venturer or partner of Tenant or Subtenant.

3.5.           Landlord Not Obligated Under Management Agreement. Manager further agrees that nothing herein shall impose upon Landlord, Mortgage Lender or Mezzanine Lender any obligation for payment or performance under the Management Agreements in favor of Manager, unless such party notifies Manager in writing after an Event of Default that such party has elected to assert a Subtenant’s rights under its Management Agreement with respect to the applicable Property and assume such Subtenant’s obligations thereunder first accruing or arising from and after (subject to adjustment of

4

fees with respect to the period after the date the notice is given to Manager), and solely with respect to the period commencing upon, the effective date of such notice.

3.6.           Landlord’s Reliance. Manager has executed this Agreement in order for Tenant and Subtenant to comply with the Master Lease and to induce Landlord, Mortgage Lender and Mezzanine Lender to accept Manager as the manager of the Properties and with full knowledge that Landlord, Mortgage Lender and Mezzanine Lender shall rely upon the representations, warranties and agreements herein contained, and that, but for this instrument and the representations, warranties and agreements herein contained, Landlord, Mortgage Lender and Mezzanine Lender would not take such action.

3.7.           Successors and Assigns. Manager agrees that this Agreement and Manager’s obligations hereunder shall be binding upon Manager and its successors and assigns and shall inure to the benefit of Landlord, Mortgage Lender and Mezzanine Lender and their respective successors and assigns.

3.8.           No Amendment, Termination, or Assignment. This Agreement shall not be amended, modified, terminated or assigned by Manager without the prior written consent of Landlord, Mortgage Lender and Mezzanine Lender, each acting in its sole discretion (which consent shall be granted or withheld in accordance with the terms of the Mortgage Loan Agreement and the Mezzanize Loan Agreement, as applicable). Except (i) in connection with any Permitted Transfer which involves the Proposed Transferee or an Affiliate thereof managing the Properties or (ii) pursuant to any other transaction permitted pursuant to the terms of the Mortgage Loan Agreement and the Mezzanine Loan Agreement, Tenant and each Subtenant agrees that it will not enter into any other management agreement (or similar arrangement) under which the right to manage the operations of the Properties is granted to a third party without the prior written reasonable consent of Landlord and, if required pursuant to the terms of the Mortgage Loan Agreement and/or the Mezzanine Loan Agreement, the consent of the Mortgage Lender and the Mezzanine Lender, respectively, as applicable (which consent shall granted or witheld in accordance with the terms of such agreement). Upon any permitted assignment hereunder, the assignee shall agree to assume all of the obligations of Manager under the applicable Management Agreement and under this Agreement arising with respect to the period after the date of the assignment, and provide a copy of such assignment within two (2) Business Days of the effective date of such assignment. Further notwithstanding the foregoing and unless expressly prohibited pursuant to Section 3.2.2 above, a Manager that is not the Tenant, Subtenants, Guarantor or an Affiliate of Tenant, Subtenants or Guarantor shall have the right to terminate the Management Agreement for default by Subtenants provided Manager gives Landlord, Mortgage Lender and Mezzanine Lender forty-five (45) days’ prior written notice of such termination. In the event Landlord, Mortgage Lender or Mezzanine Lender (or Tenant) shall cure such default within forty-five (45) days of its receipt of the foregoing default notice (or, in the case of a default that cannot be cured without possession of the Tenant’s leasehold interest in the Property, within such longer time period as may be reasonably required for the curing party to obtain possession of the Tenant’s leasehold interest in the Property so long as payment of all fees and reimbursement of costs and expenses pursuant to the terms of such Management Agreement shall be made to such Manager in accordance with the terms of

5

such Management Agreement during such cure period), then any termination notice related to such cause shall be of no further force or effect.

3.9.           Additional Duties. Manager agrees that, without limitation of other duties under each Management Agreement, such duties shall include (i) reasonably cooperating with, and assisting, Mortgage Lender, Mezzanine Lender, Landlord, Tenant and the applicable Subtenant, as applicable, in connection with any operational transfer of the Property, and (ii) extending such Management Agreement as necessary, upon the request of Mortgage Lender, Mezzanine Lender, Landlord, Tenant or applicable Subtenant, as applicable, solely to the extent required to provide the aforesaid cooperation and assistance.

3.10.         Tenant Personal Property. Notwithstanding anything to the contrary set forth in the Management Agreements, Manager represents and warrants to Landlord that it does not own any right, title or interest in any Tenant Personal Property, and covenants agrees that in no event shall Manager suffer or permit any Tenant Personal Property to be conveyed, assigned or otherwise transferred by Tenant to Manager.

3.11.         [Intentionally omitted.].

3.12.         Master Lease Controlling. Notwithstanding anything to the contrary set forth in the Management Agreements, Manager shall at all times manage the Properties on behalf of Subtenants in accordance with and subject to the terms, conditions, requirements and restrictions of the Master Lease. In the event of any conflict between the terms, conditions, requirements and restrictions of the Master Lease and the terms, conditions, requirements and restrictions of the Management Agreements, the terms, conditions, requirements and restrictions of the Master Lease shall be controlling for all purposes.

4.
Termination. This Agreement shall terminate upon the termination of the Master Lease as it applies to a Property and/or, subject to compliance with the terms of this Agreement, upon the termination of a Management Agreement, provided, however, that no such termination shall impair the enforceability of any provisions of this Agreement or the remaining Management Agreements that survive termination and/or any obligations under this Agreement or the Management Agreements that have accrued prior to such termination.

5.
Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered (i) by mail (registered or certified mail, return receipt requested), in which case such notice shall be deemed received three (3) business days after its deposit or (ii) by reputable nationally recognized overnight courier service, in which case such notice shall be deemed received the next business day, addressed to the respective parties, as follows:

6

If to Manager:

Holiday AL Management Sub LLC
5885 Meadows Road
Suite 500
Lake Oswego, OR 97035
Attn: Chief Legal Officer

If to Landlord:

c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, NY 10105
Telephone: (212) 798-6100
Attention: Jonathan Brown

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Donald A. Stern
Telephone: (212) 225-2640
Email: dstern@cgsh.com

If to Mortgage Lender:

GS Commercial Real Estate LP
6011 Connection Drive, Suite 550
Irving, Texas 75039
Attention: General Counsel

with copies to:

GS Commercial Real Estate LP
200 West Street
New York, New York 10282
Attention: Daniel Bennett and J. Theodore Borter

and

Cleary Gottlieb Steen & Hamilton
One Liberty Plaza
New York, New York 10006
Attention: Michael Weinberger, Esq.

If to Mezzanine Lender:

7

GS Commercial Real Estate LP
6011 Connection Drive, Suite 550
Irving, Texas 75039
Attention: General Counsel

with copies to:

GS Commercial Real Estate LP
200 West Street
New York, New York 10282
Attention: Daniel Bennett and J. Theodore Borter

and

Cleary Gottlieb Steen & Hamilton
One Liberty Plaza
New York, New York 10006
Attention: Michael Weinberger, Esq.

or to such other address as either party may hereunder designate in writing.

SIGNATURE PAGE TO FOLLOW.

8

IN WITNESS WHEREOF, Manager has caused this Agreement to be duly executed by its duly authorized representative, as of the day and year first above written.

MANAGER:

Holiday AL Management Sub LLC, a Delaware limited liability company

By:
Name: Scott Shanaberger
Title: Chief Financial Officer

Signature Page to NCT I Subordination of Management Agreements

SUBORDINATION, NON DISTURBANCE,

RECOGNITION AND ATTORNMENT AGREEMENT

THIS AGREEMENT, made as of the __ day of December, 2013 between each Landlord list on Exhibit A (individually, “Landlord” and collectively, “Landlords”) and each subtenant listed on Exhibit B, as applicable (individually, a “Subtenant” and collectively, “Subtenants”).

W I T N E S S E T H:

WHEREAS, Landlords are the lessor under that certain lease dated as of the date hereof (such lease, as the same may be amended, modified, extended, renewed, supplemented or replaced, collectively, the “Master Lease”) demising certain premises defined therein (collectively, the “Premises”) to NCT MASTER TENANT I, LLC (“Tenant”);

WHEREAS, each Subtenant is the subtenant under that certain sublease (each of “Sublease”) dated as of the date hereof between Tenant and the applicable Subtenant covering the property listed on Exhibit B;

WHEREAS, each Subtenant has requested that each Landlord agree not to terminate the Sublease nor disturb such Subtenant’s occupancy under its Sublease in the event of the termination of the Master Lease due to Tenant’s default thereunder or the exercise of any of Landlords’ rights under the Master Lease; and

WHEREAS, each Landlord is willing to enter into such an agreement on the terms and conditions contained herein.

NOW, THEREFORE, Landlords and Subtenants agree as follows:

1.           Subordination. Each Subtenant agrees that its Sublease and all of the terms, covenants and provisions thereof and all rights, remedies and options of such Subtenant thereunder are and shall at all times continue to be fully subject and subordinate in all respects to the Master Lease. This provision shall be self-operative and no further instrument shall be required to confirm or perfect such subordination. However, at the request of Landlord, a Subtenant shall execute and deliver such other documents and take such other action as Landlord reasonably requests to perfect, confirm or effectuate such subordination.

2.           Non-Disturbance. Each Landlord agrees that so long as a Subtenant is not in default in its obligations for the payment of rent, additional rent, or other charges due under its Sublease, or in the performance or observance of any of the other terms, covenants and conditions on its part to be performed or observed under its Sublease, in each case beyond any applicable notice and cure period and such Sublease is otherwise in full force and effect and neither the rights, possession or enjoyment of such Subtenant under its Sublease shall be affected, terminated or disturbed by a Landlord, its successors or assigns, subject, however, to the terms and the provisions of paragraphs 3 and 5 hereof; and

3.           No Changes to Sublease. Each Sublease constitutes an inducement to each Landlord to enter into this Agreement. Consequently, a Subtenant shall not, without obtaining the prior written consent of such Landlord (which consent shall not be unreasonably withheld or delayed), (i) enter into any agreement amending or modifying its Sublease (except to a de minimis extent), (ii) breach the obligations under the provisions of Article 21 of the Master Lease.

4.           Attornment. If the interest of Tenant under a Sublease is transferred (or surrendered or terminated) to Landlords by reason of Tenant’s default under the Master Lease or by reason of assignment of the Master Lease (or any similar device) in lieu of transfer (or surrender or termination) following Tenant’s default, such Subtenant will be bound to such Landlord under all of the terms, covenants and conditions of its Sublease (except as expressly set forth in paragraph 3 and as otherwise expressly provided below) for the balance of the term thereof and of any extensions or renewals thereof that are effected in accordance with its Sublease, with the same effect as if such Landlord were the sublandlord under its Sublease, such attornment to be effective as of the time such Landlord succeeds to the interest of Tenant under such Sublease, without the execution of any further agreement. However, each Subtenant agrees, at its own expense, to execute and deliver, at any time and from time to time upon request of such Landlord, any agreement that may reasonably be necessary or appropriate to evidence such attornment. Failure of a Subtenant to so execute any such agreement shall not vitiate such attornment. Each Subtenant waives the provisions of any statute or rule of law now or hereafter in effect that may give it any right or election to terminate or otherwise adversely affect its Sublease or the obligations of such Subtenant thereunder by reason of any proceeding in connection with Tenant’s default under such Sublease. Notwithstanding anything in a Sublease to the contrary, from and after the date each Subtenant shall be required to attorn to such Landlord hereunder, the rent payable under such Sublease shall to the extent necessary shall be increased as provided in Section 4.1 of the Master Lease.

5.           Notice of Default. Each Subtenant will notify Landlord of any default of Tenant or other circumstance that would entitle such Subtenant to cancel its Sublease or to abate the rent or additional rent or any other amounts payable thereunder, and agrees that notwithstanding any provision of its Sublease, no such cancellation thereof or abatement shall be effective unless such Subtenant shall have sent such applicable Landlord a notice in the manner herein provided and such applicable Landlord shall have failed to cure the default giving rise to such right to abatement or cancellation within the time period that Tenant is entitled to under such Sublease or, if such default (which shall be a non-monetary default) cannot be cured within such time period, unless such Landlord shall have failed promptly to commence such cure or thereafter diligently to prosecute such cure to completion. No cure of Tenant’s default by such Landlord shall be deemed an assumption of Tenant’s other obligations under such Sublease and no right of such Landlord hereunder to receive any notice or to cure any default shall be deemed to impose any obligation on such Landlord to cure (or attempt to cure) any such default.

6.           Notices. All notices, consents, approvals, demands and other communications (“notices”) hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when delivered in person, sent by Federal Express or overnight courier or sent by registered or certified mail, return receipt requested, to any party hereto at its address above stated or at such other address and to such other persons (but not more than two) of which it shall have notified the party giving such notice in writing. A copy of all notices to any Landlord shall simultaneously be sent to its counsel, Donald A. Stern, Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York NY 10006, telephone: (212) 225-2640. Any notice sent by registered or certified mail shall be deemed to have been served forty-eight (48) hours after the date it is mailed in accordance with the foregoing provisions. Any notice sent by Federal Express or overnight courier shall be deemed to have been served the next business day. Any notice sent by personal delivery shall be deemed to have been served on the date of such delivery. Any notice shall be deemed effective and deemed given by any Landlord or any Subtenant, as the case may be, if signed and sent by its respective counsel.

7.           Satisfaction. Each Subtenant agrees that this Agreement satisfies any condition or requirement in its Sublease relating to the granting of a non-disturbance agreement by a Landlord.

8.           Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto and may not be modified or terminated orally. In the event of the assignment or transfer of the interest of a Landlord, all obligations and liabilities of such Landlord under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom such Landlord’s interest is assigned or transferred. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the law of the State of New York. This Agreement may be signed in counterparts. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Master Lease.

[end of agreement; signatures follow on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORDS:

NIC 12 Arlington Plaza Owner LLC
NIC 12 Blair House Owner LLC
NIC 12 Blue Water Lodge Owner LLC
NIC 12 Briarcrest Estates Owner LLC
NIC 12 Chateau Ridgeland Owner LLC
NIC 12 Cherry Laurel Owner LLC
NIC 12 Colonial Harbor Owner LLC
NIC 12 Country Squire Owner LLC
NIC 12 Courtyard At Lakewood Owner LLC
NIC 12 Desoto Beach Club Owner LLC
NIC 12 El Dorado Owner LLC
NIC 12 Essex House Owner LLC
NIC 12 Fleming Point Owner LLC
NIC 12 Grasslands Estates Owner LLC
NIC 12 Greeley Place Owner LLC
NIC 12 Grizzly Peak Owner LLC
NIC 12 Jackson Oaks Owner LLC
NIC 12 Maple Downs Owner LLC
NIC 12 Parkwood Estates Owner LLC
NIC 12 Pioneer Valley Lodge Owner LLC
NIC 12 Regency Residence Owner LLC
NIC 12 Simi Hills Owner LLC
NIC 12 Stoneybrook Lodge Owner LLC
NIC 12 Summerfield Estates Owner LLC
NIC 12 Ventura Place Owner LLC

By:
Name:
Title:

Signature Page to NCT I Subordination of Sublease

STATE OF NEW YORK	}
SS.:
COUNTY OF NEW YORK

On the ___ day of __________ in the year 20____, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

Signature Page to NCT I Subordination of Sublease

SUBTENANT:

NH Arlington Plaza LLC
NH Blair House LLC
NH Blue Water Lodge LLC
NH Briarcrest Estates LLC
NH Chateau Ridgeland LLC
NH Cherry Laurel LLC
NH Country Squire LLC
NH Colonial Harbor LLC
NH Courtyard At Lakewood LLC
NH Desoto Beach Club LLC
NHH El Dorado LLC
NH Essex House LLC
NH Fleming Point LLC
NH Grasslands Estates LLC
NH Greeley Place LLC
NH Grizzly Peak LLC
NH Jackson Oaks LLC
NH Maple Downs LLC
NH Parkwood Estates LLC
NH Pioneer Valley Lodge LLC
NH Regency Residence LLC
NH Stoneybrook Lodge LLC
NH Summerfield Estates LLC
NH Ventura Place LLC

By: NCT Master Tenant I LLC, a Delaware
limited liability company

By: Holiday AL Mezzanine I LLC, a
Delaware limited liability company

By: Holiday AL Holdings LP, its
Member

By: Holiday AL Holdings GP LLC,
its General Partner

Signature Page to NCT I Subordination of Sublease

By:
Name: Christopher J. Bouchard
Title: Secretary

NH Simi Hills LP

By: NH Simi Hills GP LLC, a Delaware limited
liability company

By: NCT Master Tenant I LLC, a Delaware
limited liability company

By: Holiday AL Mezzanine I LLC, a
Delaware limited liability company

By: Holiday AL Holdings LP, its
Member

By: Holiday AL Holdings GP LLC, its General Partner

By:
Name: Christopher J. Bouchard
Title: Secretary

Signature Page to NCT I Subordination of Sublease

State of OREGON	)
	)	ss.
County of CLACKAMAS	)

On this _____ day of December, 2013, personally appeared before me Christopher Bouchard who stated that he is the Secretary of Holiday AL Holdings GP LLC, a limited liability company, and that the instrument was signed in behalf of the said limited liability company by authority of its board of directors and acknowledged said instrument to be its voluntary act and deed.

Before me:

Leah Renae Kuor
Notary Public for Oregon
My Commission Expires: April 23, 2014

This area for official notarial seal

Signature Page to NCT I Subordination of Sublease

Exhibit A

1.             NIC 12 Arlington Plaza Owner LLC
2.             NIC 12 Blair House Owner LLC
3.             NIC 12 Blue Water Lodge Owner LLC
4.             NIC 12 Briarcrest Estates Owner LLC
5.             NIC 12 Chateau Ridgeland Owner LLC
6.             NIC 12 Cherry Laurel Owner LLC
7.             NIC 12 Colonial Harbor Owner LLC
8.             NIC 12 Country Squire Owner LLC
9.             NIC 12 Courtyard At Lakewood Owner LLC
10.           NIC 12 Desoto Beach Club Owner LLC
11.           NIC 12 El Dorado Owner LLC
12.           NIC 12 Essex House Owner LLC
13.           NIC 12 Fleming Point Owner LLC
14.           NIC 12 Grasslands Estates Owner LLC
15.           NIC 12 Greeley Place Owner LLC
16.           NIC 12 Grizzly Peak Owner LLC
17.           NIC 12 Jackson Oaks Owner LLC
18.           NIC 12 Maple Downs Owner LLC
19.           NIC 12 Parkwood Estates Owner LLC
20.           NIC 12 Pioneer Valley Lodge Owner LLC
21.           NIC 12 Regency Residence Owner LLC
22.           NIC 12 Simi Hills Owner LLC
23.           NIC 12 Stoneybrook Lodge Owner LLC
24.           NIC 12 Summerfield Estates Owner LLC
25.           NIC 12 Ventura Place Owner LLC

Exhibit B

1.             NH Arlington Plaza LLC
2.             NH Blair House LLC
3.             NH Blue Water Lodge LLC
4.             NH Briarcrest Estates LLC
5.             NH Chateau Ridgeland LLC
6.             NH Cherry Laurel LLC
7.             NH Country Squire LLC
8.             NH Colonial Harbor LLC
9.             NH Courtyard At Lakewood LLC
10.           NH Desoto Beach Club LLC
11.           NHH El Dorado LLC
12.           NH Essex House LLC
13.           NH Fleming Point LLC
14.           NH Grasslands Estates LLC
15.           NH Greeley Place LLC
16.           NH Grizzly Peak LLC
17.           NH Jackson Oaks LLC
18.           NH Maple Downs LLC
19.           NH Parkwood Estates LLC
20.           NH Pioneer Valley Lodge LLC
21.           NH Regency Residence LLC
22.           NH Simi Hills LP
23.           NH Stoneybrook Lodge LLC
24.           NH Summerfield Estates LLC
25.           NH Ventura Place LLC

Exhibit A

Property	Subtenant	Tenant	Landlord
Simi Hills	NH Simi Hills LP	NCT Master Tenant I LLC	NIC 12 Simi Hills Owner LLC
Courtyard at Lakewood	NH Courtyard at Lakewood LLC	NCT Master Tenant I LLC	NIC 12 Courtyard at Lakewood Owner LLC
Greeley Place	NH Greeley Place LLC	NCT Master Tenant I LLC	NIC 12 Greeley Place Owner LLC
Parkwood Estates	NH Parkwood Estates LLC	NCT Master Tenant I LLC	NIC 12 Parkwood Estates Owner LLC
Regency Residence	NH Regency Residence LLC	NCT Master Tenant I LLC	NIC 12 Regency Residence Owner LLC
Desoto Beach Club	NH Desoto Beach Club LLC	NCT Master Tenant I LLC	NIC 12 Desoto Beach Club Owner LLC
Cherry Laurel	NH Cherry Laurel LLC	NCT Master Tenant I LLC	NIC 12 Cherry Laurel Owner LLC
Blair House	NH Blair House LLC	NCT Master Tenant I LLC	NIC 12 Blair House Owner LLC
Briarcrest Estates	NH Briarcrest Estates LLC	NCT Master Tenant I LLC	NIC 12 Briarcrest Estates Owner LLC
Grasslands Estates	NH Grasslands Estates LLC	NCT Master Tenant I LLC	NIC 12 Grasslands Estates Owner LLC
Jackson Oaks	NH Jackson Oaks LLC	NCT Master Tenant I LLC	NIC 12 Jackson Oaks Owner LLC
Summerfield Estates	NH Summerfield Estates LLC	NCT Master Tenant I LLC	NIC 12 Summerfield Estates Owner LLC
Blue Water Lodge	NH Blue Water Lodge LLC	NCT Master Tenant I LLC	NIC 12 Blue Water Lodge Owner LLC
Country Squire	NH Country Squire LLC	NCT Master Tenant I LLC	NIC 12 Country Squire Owner LLC
Chateau Ridgeland	NH Chateau Ridgeland LLC	NCT Master Tenant I LLC	NIC 12 Chateau Ridgeland Owner LLC
Grizzly Peak	NH Grizzly Peak LLC	NCT Master Tenant I LLC	NIC 12 Grizzly Peak Owner LLC
Maple Downs	NH Maple Downs LLC	NCT Master Tenant I LLC	NIC 12 Maple Downs Owner LLC
Fleming Point	NH Fleming Point LLC	NCT Master Tenant I LLC	NIC 12 Fleming Point Owner LLC
Stoneybrook Lodge	NH Stoneybrook Lodge LLC	NCT Master Tenant I LLC	NIC 12 Stoneybrook Lodge Owner LLC
Essex House	NH Essex House LLC	NCT Master Tenant I LLC	NIC 12 Essex House Owner LLC
Arlington Plaza	NH Arlington Plaza LLC	NCT Master Tenant I LLC	NIC 12 Arlington Plaza Owner LLC
El Dorado	NH El Dorado LLC	NCT Master Tenant	NIC 12 El Dorado

		I LLC	Owner LLC
Ventura Place	NH Ventura Place LLC	NCT Master Tenant I LLC	NIC 12 Ventura Place Owner LLC
Pioneer Valley Lodge	NH Pioneer Valley Lodge LLC	NCT Master Tenant I LLC	NIC 12 Pioneer Valley Lodge Owner LLC
Colonial Harbor	NH Colonial Harbor LLC	NCT Master Tenant I LLC	NIC 12 Colonial Harbor Owner LLC

EXHIBIT O

FACILITIES

Facility Name	Address	City	State	Zip
Simi Hills	950 Sunset Garden Lane	Simi Valley	CA	93065
Courtyard at Lakewood	7100 W 13th Avenue	Lakewood	CO	80215
Greeley Place	1051 6th Street	Greeley	CO	80631
Parkwood Estates	2201 South Lemay Avenue	Fort Collins	CO	80525
Regency Residence	6711 Embassy Boulevard	Port Richey	FL	34668
Desoto Beach Club	5201 Desoto Rd.	Sarasota	FL	34235
Cherry Laurel	1009 Concord Road	Tallahassee	FL	32308
Blair House	1200 East College Avenue	Normal	IL	61761
Briarcrest Estates	14525 Clayton Road	Ballwin	MO	63011
Grasslands Estates	10665 W. 13th St. N	Wichita	KS	67212
Jackson Oaks	2500 Marshall Avenue	Paducah	KY	42003
Summerfield Estates	9133 Baird Road	Shreveport	LA	71118
Blue Water Lodge	2840 Keewahdin Road	Fort Gratiot	MI	48059
Country Squire	1602 Buckingham Street	St. Joseph	MO	64506
Chateau Ridgeland	745 S Pear Orchard Road	Ridgeland	MS	39157
Grizzly Peak	3600 American Way	Missoula	MT	59808
Maple Downs	7220 Genesee St. E.	Fayetteville	NY	13066
Fleming Point	720 Latta Rd.	Greece	NY	14612
Stoneybrook Lodge	4700 SW Hollyhock Circle	Corvallis	OR	97333
Essex House	20 N. 12th St.	Lemoyne	PA	17043
Arlington Plaza	6801 W Poly Webb Road	Arlington	TX	76016
El Dorado	714 W Arapaho Road	Richardson	TX	75080
Ventura Place	3026 54th Street	Lubbock	TX	79413
Pioneer Valley Lodge	2351 N 400 E	North Logan	UT	84341
Colonial Harbor	2405 Ft. Eustis Blvd.	Yorktown	VA	23692